Exhibit 10.1

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of March 31, 2025,

among

APTIV PLC,

as Parent,

APTIV CORPORATION,

as U.S. Parent Borrower,

The other SUBSIDIARY BORROWERS Party Hereto,

The LENDERS Party Hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.

BARCLAYS BANK PLC,

BNP PARIBAS SECURITIES CORP.

CITIBANK, N.A.,

DEUTSCHE BANK SECURITIES INC.

and

GOLDMAN SACHS BANK USA,

as Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A.,

BARCLAYS BANK PLC,

BNP PARIBAS,

CITIBANK, N.A.,

DEUTSCHE BANK SECURITIES INC.

and

GOLDMAN SACHS BANK USA,

as Co-Syndication Agents

BANK OF CHINA LIMITED, CHICAGO BRANCH,

PNC BANK, NATIONAL ASSOCIATION,

SOCIETE GENERALE,

STANDARD CHARTERED BANK,

THE TORONTO-DOMINION BANK, NEW YORK BRANCH,

TRUIST BANK,

UNICREDIT BANK GMBH, NEW YORK BRANCH,

U.S. BANK NATIONAL ASSOCIATION

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

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SCHEDULES:

Schedule 1.01	–	Existing Letters of Credit
Schedule 2.01	–	Commitments
Schedule 2.05	–	Issuing Banks; LC Commitments
Schedule 5.10	–	Unrestricted Subsidiaries
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit B-1	–	Form of U.S. Tax Compliance Certificate (Foreign Lenders not Partnerships)
Exhibit B-2	–	Form of U.S. Tax Compliance Certificate (Foreign Lenders Partnerships)
Exhibit B-3	–	Form of U.S. Tax Compliance Certificate (Foreign Participants not Partnerships)
Exhibit B-4	–	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit C	–	Form of Joinder Agreement

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AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 31, 2025 (this “Agreement”), among APTIV PLC, a public limited company incorporated under the laws of Jersey with registration number 156354 (“Parent”), APTIV CORPORATION, a Delaware corporation (the “U.S. Parent Borrower”), APTIV GLOBAL FINANCING DESIGNATED ACTIVITY COMPANY, an Irish incorporated designated activity company limited by shares with registered number 631108 (“AGFDAC”), the other SUBSIDIARY BORROWERS from time to time party hereto, the LENDERS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, Parent, the U.S. Parent Borrower, AGFDAC, certain other Subsidiaries of Parent, the Administrative Agent and the Lenders party thereto have previously entered into the Third Amended and Restated Credit Agreement, dated as of August 17, 2016, as amended and restated as of June 24, 2021, and as amended as of April 19, 2023 (as amended, restated, supplemented or otherwise modified immediately prior to the Restatement Effective Date, the “Third Restated Credit Agreement”); and

WHEREAS, parties hereto hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in Dollars.

“Acquired Entity or Business” means each Person, property, business or assets acquired by the Parent Entity or a Restricted Subsidiary, to the extent not subsequently sold, transferred or otherwise disposed of by the Parent Entity or any Restricted Subsidiary.

“Acquisition Holiday” has the meaning assigned to such term in Section 6.08.

“Additional Credit Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent, be in the form of an amendment and restatement of this Agreement) providing for any Loans or Commitments incurred or established in accordance with Section 2.19 or 2.20, which shall be consistent with the applicable provisions of this Agreement and otherwise reasonably satisfactory to the Administrative Agent.

“Adjusted Daily Simple CORRA” means an interest rate per annum equal to (a) Daily Simple CORRA plus (b) 0.29547%; provided that if the Adjusted Daily Simple CORRA as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Daily Simple RFR” means (a) with respect to any RFR Borrowing denominated in Sterling, the Daily Simple SONIA, (b) with respect to any RFR Borrowing denominated in Dollars, the Adjusted Daily Simple SOFR and (c) with respect to any RFR Borrowing denominated in Canadian Dollars, the Adjusted Daily Simple CORRA.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBOR” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term CORRA” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars for any Interest Period, an interest rate per annum equal to (a) the Term CORRA for such Interest Period plus (b) (i) 0.29547%, in the case of an Interest Period of one month or (ii) 0.32138%, in the case of an Interest Period of three months; provided that if the Adjusted Term CORRA as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period plus (b) 0.10%; provided that if the Adjusted Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted TIIE Rate” means, with respect to any Term Benchmark Borrowing denominated in Mexican Pesos for any Interest Period, an interest rate per annum equal to the product of (a) the TIIE Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted TIIE Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and Affiliates), in its capacity as administrative agent for the Lenders and the Issuing Banks hereunder and under the other Loan Documents, or any successor administrative agent.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent to any Borrower or any Lender, as the context requires.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“AGFDAC” has the meaning provided in the preamble hereto.

“Agreed Currencies” means Dollars and each Alternative Currency.

“Agreement” has the meaning provided in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted Term SOFR for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%. For the purpose of clause (c) above, the Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until the Benchmark Replacement with respect to Term SOFR has been determined pursuant to Section 2.13(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding the foregoing, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum for purposes of this Agreement.

“Alternative Currency” means Euro, Sterling, Canadian Dollars, Mexican Pesos and any additional currencies (other than Dollars) determined after the Restatement Effective Date by mutual agreement of the Borrower Agent, each Lender of the applicable Class, the Administrative Agent and, in the case of Letters of Credit, each Issuing Bank under the applicable Class; provided that each such currency is a lawful currency that is readily available, freely transferable and not restricted and able to be converted into Dollars.

“Ancillary Document” has the meaning set forth in Section 9.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Parent Entity, the Borrowers or any of their respective Restricted Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Participants” means (a) with respect to any Global Swingline Loan, the Global Revolving Lenders, (b) with respect to any U.S. Swingline Loan, the U.S. Revolving Lenders, (c) with respect to any Global Letter of Credit, the Global Revolving Lenders and (d) with respect to any U.S. Letter of Credit, the U.S. Revolving Lenders.

“Applicable Percentage” means, at any time with respect to any Global Revolving Lender or any U.S. Revolving Lender, the percentage equal to a fraction the numerator of which is the amount of such Lender’s Global Revolving Commitment or U.S. Revolving Commitment, respectively, and the denominator of which is the aggregate Global Revolving Commitments or the aggregate U.S. Revolving Commitments, respectively, at such time; provided that in the case of Section 2.22 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage equal to a fraction the numerator of which is the amount of such Lender’s Global Revolving Commitment or U.S. Revolving Commitment, respectively, and the denominator of which is the aggregate Global Revolving Commitments or the aggregate U.S. Revolving Commitments, respectively (disregarding any Defaulting Lender’s Global Revolving Commitment and U.S. Revolving Commitment). If the Global Revolving Commitments have terminated or expired, the Applicable Percentages of the Global Revolving Lenders shall be determined based upon the Global Revolving Commitments most-recently in effect, giving effect to any assignments of Global Revolving Loans, Global LC Exposures and Global Swingline Exposures and to any Global Revolving Lender’s status as a Defaulting Lender that occur after such termination or expiration. If the U.S. Revolving Commitments have terminated or expired, the Applicable Percentages of the U.S. Revolving Lenders shall be determined based upon the U.S. Revolving Commitments most-recently in effect, giving effect to any assignments of U.S. Revolving Loans, U.S. LC Exposures and U.S. Swingline Exposures and to any U.S. Revolving Lender’s status as a Defaulting Lender that occur after such termination or expiration.

“Applicable Rate” means, with respect to any Term Benchmark Loan, any RFR Loan or any ABR Loan (including each Swingline Loan) or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Term Benchmark/RFR Spread”, “ABR Spread” or “Facility Fee Rate”, as the case may be, based upon the Ratings applicable on such day:

Pricing Level	Ratings	Facility Fee Rate	Term Benchmark / RFR Spread	ABR Spread
1	A-/A3 or higher	0.075%	0.925%	0.000%
2	BBB+/Baa1	0.100%	1.025%	0.025%
3	BBB/Baa2	0.125%	1.125%	0.125%
4	BBB-/Baa3	0.175%	1.325%	0.325%
5	Lower than BBB-/Baa3	0.200%	1.450%	0.450%

For purposes of the foregoing, (i) if the Ratings shall fall within the same Pricing Level, the Applicable Rate shall be determined by reference to such Pricing Level, (ii) if both Ratings are in effect and if such Ratings shall fall within different Pricing Levels, the Applicable Rate shall be based on (A) the higher of the two Ratings if one Rating is one Pricing Level lower than the other, (B) the Pricing Level next below that of the higher Rating if one Rating is two Pricing Levels lower than the other and (C) one Pricing Level higher than the lower Rating if one Rating is more than two Pricing Levels lower than the other, (iii) if only one (but not both) Rating is in effect, the Applicable Rate shall be determined by reference to the Pricing Level in which such Rating falls, (iv) if no Rating is in effect (other than by reason of the circumstances referred to in the last sentence of this definition), then each Rating Agency shall be deemed to have established a Rating in Pricing Level 5 and (v) if the Ratings established or deemed to have been established by a Rating Agency shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the third Business Day following the date on which it is first announced by such Rating Agency, irrespective of when notice of such change shall have been furnished by the Borrower Agent to the Administrative Agent and the Lenders. If the rating system of any Rating Agency shall change, or if any Rating Agency shall cease to be in the business of rating corporate obligors, the Credit Agreement Parties and the Lenders of the applicable Class shall negotiate in good faith to amend the definition of the “Applicable Rate” to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Rate shall, at the option of the Borrower Agent, be determined (i) as set forth above using the Rating from such Rating Agency most recently in effect prior to such change or cessation or (ii) disregarding the Rating from such Rating Agency.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Borrower Portal” means any electronic platform chosen by the Administrative Agent to be its electronic transmission system.

“Approved Electronic Platform” means IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system.

“Approved Fund” means any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of, a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Aptiv Swiss Holdings” means Aptiv Swiss Holdings Limited, a Jersey incorporated private limited company and wholly owned subsidiary of the Parent Entity.

“Arrangers” means the Persons listed as joint lead arrangers and joint bookrunners on the cover of this Agreement, in their capacities as such for the credit facilities provided for herein.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, with respect to any Sale and Leaseback Transaction that does not result in a Capital Lease Obligation, the present value (computed in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Attributable Receivables Indebtedness” means, at any time with respect to any Permitted Receivables Facility, the principal amount of Indebtedness which (a) if such Permitted Receivables Facility is structured as a secured lending agreement, would constitute at such time the principal amount of such Indebtedness or (b) if such Permitted Receivables Facility is structured as a purchase agreement or factoring arrangement, would be outstanding at such time under the Permitted Receivables Facility if the same were structured as a secured lending agreement rather than a purchase agreement or a factoring arrangement.

“Augmenting Lender” has the meaning assigned to such term in Section 2.19(a).

“Availability Period” means, with respect to any Revolving Facility, the period from and including the Restatement Effective Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Commitments under such Revolving Facility in accordance with the provisions of this Agreement.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.13(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, that such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, examiner, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of (x) any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or (y) the appointment of a receiver, examiner, conservator, trustee, administrator, custodian or similar Person by a Governmental Authority under or based on the law in the country where such Person is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed, provided, further, that such ownership interest or appointment does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any Loan denominated in any Agreed Currency, the applicable Relevant Rate for Loans denominated in such Agreed Currency; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13(b)(i).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency (other than Canadian Dollars), “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:

(1) (a) in the case of any Loan denominated in Dollars, the Adjusted Daily Simple SOFR and (b) in the case of any Loan denominated in Canadian Dollars, the Adjusted Daily Simple CORRA; or

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment; provided that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term CORRA Reelection Event, and the delivery of a Term CORRA Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement”, in the case of any Loan denominated in Canadian Dollars, shall revert to and shall be deemed to be the Adjusted Term CORRA.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Agent for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars or Canadian Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent determines in its reasonable discretion (in consultation with the Borrower Agent) may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent determines (in consultation with the Borrower Agent) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the CORRA Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component thereof), in each case, which states that the administrator of such Benchmark (or such component thereof) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13(b) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership of any Credit Agreement Party pursuant to the Beneficial Ownership Regulation to the extent that such Credit Agreement Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” means each of the Foreign Borrowers and the Domestic Subsidiary Borrowers.

“Borrower Agent” means the U.S. Parent Borrower; provided that the then existing Borrower Agent may give notice to the Administrative Agent designating another Borrower or the Parent Entity as the “Borrower Agent” (and containing a written consent of such Borrower or the Parent Entity to act in such capacity), whereupon such Borrower or the Parent Entity, as applicable, shall become the Borrower Agent for all purposes of this Agreement and the other Loan Documents.

“Borrower Communications” means, collectively, any Borrowing Request, any Interest Election Request, any notice of prepayment, any notice of termination or reduction of Commitments, any notice requesting the issuance, amendment or extension of any Letter of Credit or any other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which may be distributed by any Loan Party to the Administrative Agent through an Approved Borrower Portal.

“Borrowing” means (a) Revolving Loans of the same Class, Type and Agreed Currency, made, converted or continued on the same date and to the same Borrower and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect, (b) Term Loans of the same Class and Type made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in Dollars, $5,000,000, (b) in the case of a Borrowing denominated in Euro, €5,000,000, (c) in the case of a Borrowing denominated in Sterling, £3,000,000, (d) in the case of a Borrowing denominated in Canadian Dollars, CAD$5,000,000 and (e) in the case of a Borrowing denominated in Mexican Pesos, ₱10,000,000.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in Dollars, $1,000,000, (b) in the case of a Borrowing denominated in Euro, €1,000,000, (c) in the case of a Borrowing denominated in Sterling, £1,000,000, (d) in the case of a Borrowing denominated in Canadian Dollars, CAD$1,000,000 and (e) in the case of a Borrowing denominated in Mexican Pesos, ₱10,000,000.

“Borrowing Request” means a request by the Borrower Agent for a Borrowing in accordance with Section 2.03, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Borrower Agent prior to the Restatement Effective Date.

“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that (a) in relation to Loans denominated in Sterling, the term “Business Day” shall also exclude any day on which banks are not open for business in London, (b) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, the term “Business Day” shall also exclude any day which is not a TARGET Day, (c) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, the term “Business Day” shall also exclude any such day that is not an RFR Business Day, (d) in relation to Loans denominated in Canadian Dollars and in relation to the calculation or computation of CORRA or the Canadian Prime Rate, the term “Business Day” shall also exclude any day in which commercial banks in Toronto, Canada are authorized or required by law to remain closed, (e) in relation to Loans denominated in Mexican Pesos, the term “Business Day” shall also exclude any day on which commercial banks in Mexico City, Mexico are authorized or required by law to remain closed and (f) in relation to Loans referencing the Adjusted Term SOFR and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR or any other dealings of such Loans referencing the Adjusted Term SOFR, the term “Business Day” shall also exclude any such day that is not a U.S. Government Securities Business Day.

“Canada” means the country of Canada and any province or territory thereof.

“Canadian Dollars” or “CAD$” refers to lawful money of Canada.

“Canadian Prime Rate” means, on any day, the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m., Toronto time, on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion); provided that if the above rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index shall be effective from and including the effective date of such change in the PRIMCAN Index.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations as of any date shall be the capitalized amount thereof determined in accordance with GAAP that would appear on a balance sheet of such Person prepared as of such date.

“Cash Equivalents” means:

(a) Dollars or money in other currencies received in the ordinary course of business;

(b) securities with maturities of one (1) year or less from the date of acquisition issued or fully guaranteed or insured by the United States federal government or any agency thereof;

(c) securities with maturities of one (1) year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s;

(d) demand deposit, certificates of deposit and time deposits with maturities of one (1) year or less from the date of acquisition and overnight bank deposits of any commercial bank, supranational bank or trust company having capital and surplus in excess of $500,000,000;

(e) repurchase obligations with respect to securities of the types (but not necessarily maturity) described in clauses (b) and (c) above, having a term of not more than ninety (90) days, of banks (or bank holding companies) or subsidiaries of such banks (or bank holding companies) and non-bank broker-dealers listed on the Federal Reserve Bank of New York’s list of primary and other reporting dealers (“Repo Counterparties”) which Repo Counterparties have capital, surplus and undivided profits aggregating in excess of $500,000,000 (or the foreign equivalent thereof) and which Repo Counterparties or their parents (if the Repo Counterparties are not rated) will at the time of the transaction be rated A-1 by S&P (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization;

(f) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within one (1) year after the day of acquisition;

(g) short-term marketable securities of comparable credit quality to those described in clauses (a) through (f) above;

(h) shares of money market mutual or similar funds that invest at least 95% in assets satisfying the requirements of clauses (a) through (g) of this definition; and

(i) in the case of the Parent Entity or a Foreign Subsidiary, substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such Subsidiary conducts business.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate or the Canadian Prime Rate.

“CBR Spread” means, with respect to any CBR Loan at any time, the Applicable Rate that would be applicable at such time to the Loan that was converted into such CBR Loan in accordance herewith.

“Central Bank Rate” means the greater of (a) (i) for any Loan denominated in (A) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (B) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (C) Mexican Pesos, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (D) any other Alternative Currency established after the Restatement Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion; plus (ii) the applicable Central Bank Rate Adjustment and (b) 0.00%.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Daily Simple SONIA for the five most recent RFR Business Days preceding such day for which Daily Simple SONIA was available (excluding, from such averaging, the highest and the lowest Daily Simple SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, (c) Mexican Pesos, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted TIIE Rate for the five most recent Business Days preceding such day for which the TIIE Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted TIIE Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Mexican Pesos in effect on the last Business Day in such period and (d) any other Alternative Currency established after the Restatement Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (a)(ii) of the definition of such term and (y) the Adjusted EURIBOR and the Adjusted TIIE Rate on any day shall be based on the EURIBOR Screen Rate or the TIIE Screen Rate, as the case may be, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month (28 days in the case of the Adjusted TIIE Rate); provided that if such rate shall be less than 0.00%, such rate shall be deemed to be 0.00%.

“Change in Control” means the occurrence of any event, transaction or circumstance as a result of which:

(a) any “person” or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder) has the ability to appoint the majority of the members of the Parent Entity’s board of directors (or comparable governing body) (it being understood and agreed that the formation of a Permitted Parent Holding Company shall not constitute a Change in Control under this clause (a)); or

(b) the Parent Entity ceases to own, directly or indirectly through any one or more wholly-owned Restricted Subsidiaries, 100% of the Equity Interests of the U.S. Parent Borrower and each other Subsidiary Borrower.

“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the Restatement Effective Date, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Restatement Effective Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Restatement Effective Date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 9.14.

“Class,” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Global Revolving Loans, U.S. Revolving Loans, Loans of any new Class established pursuant to Section 2.19 or Section 2.20, Global Swingline Loans or U.S. Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Global Revolving Commitment, U.S. Revolving Commitment or Commitment of any new Class established pursuant to Section 2.19 or 2.20 and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term secured overnight financing rate (SOFR) (or a successor administrator).

“Co-Documentation Agents” means the Persons listed as such on the cover of this Agreement, in each case in its capacity as such.

“Co-Syndication Agents” means the Persons listed as such on the cover of this Agreement, in each case in its capacity as such.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means a Global Revolving Commitment, U.S. Revolving Commitment or any new Class of “Commitments” established pursuant to Section 2.19 or 2.20.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party or the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to paragraph (m) of Article VIII and Section 9.01, including through the Approved Electronic Platform

“Consolidated EBITDA” means, with reference to any period, (a) Consolidated Net Income for such period plus, (b) without duplication and to the extent deducted from revenues in determining such Consolidated Net Income, (i) Consolidated Interest Expense and charges, deferred financing fees and milestone payments in connection with any investment or series of related investments, losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of gains on such hedging obligations, and costs of surety bonds in connection with financing activities, (ii) expense and provision for taxes paid or accrued, (iii) depreciation, (iv) amortization (including amortization of intangibles, including, but not limited to goodwill), (v) non-cash charges recorded in respect of purchase accounting or impairment of goodwill, intangibles or long-lived assets and non-cash exchange, translation or performance losses relating to any foreign currency hedging transactions or currency fluctuations except to the extent representing an accrual for future cash outlays, (vi) any other non-cash items except to the extent representing an accrual for future cash outlays, (vii) any unusual, infrequent or extraordinary expense, loss or charge (including, without limitation the amount of any restructuring, integration, transition, executive severance, facility closing and similar expense, loss or charge, including any charges to establish accruals and reserves or to make payments associated with the reassessment or realignment of the business and operations of the Parent Entity and its Restricted Subsidiaries, including, without limitation, the sale or closing of facilities, severance, stay bonuses and curtailments or modifications to pension and post-retirement employee benefit plans, asset write-downs or asset disposals (including leased facilities), write-downs for purchase and lease commitments, start-up costs for new facilities, write-downs of excess, obsolete or unbalanced inventories, relocation costs which are not otherwise capitalized and any related promotional costs of exiting products or product lines) in an amount not to exceed $300,000,000 in any four fiscal quarter period, (viii) without duplication, income of any non-wholly owned Restricted Subsidiaries and deductions attributable to minority interests, (ix) any non-cash costs or expenses incurred by the Parent Entity or a Restricted Subsidiary pursuant to any employee or management equity plan or stock plan with respect to Equity Interests of the Parent Entity, (x) expenses with respect to casualty events, (xi) to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with any acquisition or investment and (xii) non-cash charges pursuant to SFAS 158, minus, (c) to the extent included in Consolidated Net Income, the sum of (i) any unusual, infrequent or extraordinary income or gains and (ii) any other non-cash income (except to the extent representing an accrual for future cash income), all calculated for the Parent Entity and its Restricted Subsidiaries in accordance with GAAP on a consolidated basis; provided that, to the extent included in Consolidated Net Income, (A) there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Swap Agreements for currency exchange risk) and (B) there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of SFAS 133.

“Consolidated Interest Expense” means, with reference to any period, the interest expense whether or not paid in cash (including, without limitation, interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Parent Entity and its Restricted Subsidiaries calculated on a consolidated basis for such period in accordance with GAAP plus, without duplication: (a) imputed interest attributable to Capital Lease Obligations of the Parent Entity and its Restricted Subsidiaries for such period, (b) commissions, discounts and other fees and charges owed by the Parent Entity or any of its Restricted Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period, (c) amortization or write-off of debt discount and debt issuance costs, premium, commissions, discounts and other fees and charges associated with Indebtedness of the Parent Entity and its Restricted Subsidiaries for such period, (d) cash contributions to any employee stock ownership plan or similar trust made by the Parent Entity or any of its Restricted Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than the Parent Entity or a wholly owned Restricted Subsidiary) in connection with Indebtedness incurred by such plan or trust for such period, (e) all interest paid or payable with respect to discontinued operations of the Parent Entity or any of its Restricted Subsidiaries for such period, (f) the interest portion of any deferred payment obligations of the Parent Entity or any of its Restricted Subsidiaries for such period, (g) all interest on any Indebtedness of the Parent Entity or any of its Restricted Subsidiaries of the type described in clause (e) or (f) of the definition of “Indebtedness” for such period and (h) the interest component of all Attributable Receivables Indebtedness and Attributable Indebtedness of the Parent Entity and its Restricted Subsidiaries.

“Consolidated Leverage Ratio” means, for any Test Period, the ratio of (a) Consolidated Total Indebtedness as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Parent Entity and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period; provided that, in calculating Consolidated Net Income of the Parent Entity and its Restricted Subsidiaries for any period, there shall be excluded (a) extraordinary items, (b) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Parent Entity or is merged into or consolidated with the Parent Entity or any of its Restricted Subsidiaries (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis), (c) the income (or deficit) of any Person (other than a Restricted Subsidiary of the Parent Entity) in which the Parent Entity or any of its Restricted Subsidiaries has an ownership interest (including any Unrestricted Subsidiary), except to the extent that any such income is actually received by the Parent Entity or such Restricted Subsidiary in the form of dividends or similar distributions, (d) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with the consummation of any acquisition, investment, asset disposition, issuance or repayment of debt (including under this Agreement), purchase, issuance or sale of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, (e) any income (loss) for such period attributable to the early extinguishment of Indebtedness and (f) the cumulative effect of a change in accounting principles.

“Consolidated Subsidiaries” means Subsidiaries that would be consolidated with the Parent Entity in accordance with GAAP.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Parent Entity and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Indebtedness” means at any time the sum, without duplication, of (i) the aggregate principal amount of Indebtedness for borrowed money of the type referred to in clause (a) or (b) of the definition of such term of the Parent Entity and its Restricted Subsidiaries outstanding as of such time required to be reflected on a balance sheet prepared at such time on a consolidated basis in accordance with GAAP minus (ii) the lesser of (x) $750,000,000 and (y) the aggregate amount of unrestricted cash and Cash Equivalents of the Parent Entity and its Restricted Subsidiaries held free and clear of any Lien other than Liens permitted by clause (a), (f), (h), (k), (m), (n), (s) or (u) of Section 6.02 and Liens securing the Obligations minus (iii) at any time that Hybrid Securities shall be outstanding, the Hybrid Securities Amount with respect to such Hybrid Securities, but only to the extent that, had all such Hybrid Securities Amounts been included as Consolidated Total Indebtedness, the sum of such Hybrid Securities Amounts would not exceed 15% of the sum of (x) Consolidated Total Indebtedness plus (y) the total amount of consolidated shareholder’s equity of the Parent Entity and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Control” means, with respect to any Person, the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. “Controlled” has a meaning correlative thereto.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or a successor administrator).

“CORRA Administrator” means the Bank of Canada (or a successor administrator).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Agreement Parties” means the Parent Entity, the U.S. Parent Borrower and each other Subsidiary Borrower from time to time party hereto.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Exposure at such time, plus (b) the aggregate principal amount of its Term Loans outstanding at such time.

“CTA” means the Corporation Tax Act 2009 of the United Kingdom.

“Daily Simple CORRA” means, for any day (a “CORRA Rate Day”), a rate per annum equal to CORRA for the day (such day, “CORRA Determination Date”) that is five (5) RFR Business Days prior to (a) if such CORRA Rate Day is an RFR Business Day, such CORRA Rate Day or (b) if such CORRA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s website. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to any Borrower. If by 5:00 p.m., Toronto time, on any given CORRA Determination Date, CORRA in respect of such CORRA Determination Date has not been published on the CORRA Administrator’s website and a Benchmark Replacement Date with respect to the Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Date will be CORRA as published in respect of the first preceding RFR Business Day for which such CORRA was published on the CORRA Administrator’s website, so long as such first preceding RFR Business Day is not more than five (5) Business Days prior to such CORRA Determination Date.

“Daily Simple CORRA Loan” means a Loan that bears interest at a rate determined by reference to the Adjusted Daily Simple CORRA.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, “SOFR Determination Date”) that is five (5) RFR Business Days prior to (a) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to any Borrower. If by 5:00 p.m., New York City time, on the second RFR Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website, so long as such first preceding RFR Business Day is not more than five (5) RFR Business Days prior to such SOFR Determination Date.

“Daily Simple SOFR Loan” means a Loan that bears interest at a rate determined by reference to the Adjusted Daily Simple SOFR.

“Daily Simple SONIA” means, for any day (a “SONIA Interest Day”), a rate per annum equal to the greater of (a) SONIA for the day that is five (5) RFR Business Days prior to (i) if such SONIA Interest Day is an RFR Business Day, such SONIA Interest Day or (ii) if such SONIA Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such SONIA Interest Day and (b) 0.00%. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to any Borrower.

“Daily Simple SONIA Loan” means a Loan that bears interest at a rate determined by reference to the Daily Simple SONIA.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within three Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified any Borrower or the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with (i) any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan cannot be satisfied) or (ii) its funding obligations generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Borrower Agent or the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Borrower Agent’s and the Administrative Agent’s receipt of such certification in form and substance reasonably satisfactory to the Borrower Agent and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has become the subject of a Bail-In Action.

“Disposition” means, with respect to any asset or property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (including to dispose of any property, business or asset to a Divided LLC pursuant to an LLC Division); and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Lenders” means Persons that are (a) competitors of the Parent Entity or its Subsidiaries (other than any bona fide diversified debt investment fund) identified by the Borrower Agent to the Administrative Agent from time to time in writing (including by email) which designation shall be effective two (2) Business Days after delivery of each such written designation to the Administrative Agent at JPMDQ_contact@jpmorgan.com, but which shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in any Loan or Commitment, and (b) in the case of each Person identified pursuant to clause (a) above, any of its Affiliates that are either (i) identified in writing (including by email) by the Borrower Agent to the Administrative Agent from time to time (which designation shall become effective two (2) Business Days after delivery of each such written designation to the Administrative Agent at JPMDQ_contact@jpmorgan.com, but which shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in any Loan or Commitment) or (ii) clearly identifiable as such on the basis of such Affiliates’ name (other than Affiliates that are bona fide diversified debt investment funds). The Administrative Agent shall post the list of Disqualified Lenders for review by Lenders.

“Divided LLC” means any limited liability company or limited partnerships which has been formed upon the consummation of an LLC Division.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount and (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined pursuant to Section 1.06 by using the rate of exchange for the purchase of Dollars with such Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent or the applicable Issuing Bank) by Reuters on the Business Day (New York City time) immediately preceding the date of determination (or, for purposes of determining the amount of any required reimbursement of an LC Disbursement under Section 2.05, based on the spot exchange rate published by Reuters on such Business Day) or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with such Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its reasonable discretion in consultation with the Borrower Agent (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion in consultation with the Borrower Agent).

Notwithstanding the foregoing provisions of this definition, each Issuing Bank may, solely for purposes of computing the fronting fees owed to it under Section 2.11(b), compute the Dollar amounts of the LC Exposures attributable to Letters of Credit issued by it by reference to exchange rates determined using any reasonable method customarily employed by it for such purpose.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States of America, any state thereof or the District of Columbia.

“Domestic Subsidiary Borrower” means the U.S. Parent Borrower and any other Subsidiary Borrower that is a Domestic Subsidiary.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means any Person that is customarily engaged in the business of extending credit or investing in bank loans, other than (a) a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of, a natural person), (b) the Parent Entity or any of its Subsidiaries or other Affiliates or (c) any Defaulting Lender or any Disqualified Lender.

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

“Engagement Letter” means the Engagement Letter dated March 4, 2025, among Parent, the U.S. Parent Borrower and the Arrangers.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, imposing liability or standards of conduct concerning protection of the environment, preservation or reclamation of natural resources, the management, release or threatened release of any hazardous material or the effect of any hazardous materials or the environment on health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt security that is convertible into, or exchangeable for, any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Parent Entity, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the occurrence with respect to any Plan of a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the U.S. Parent Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan pursuant to Sections 4041(c) or 4042 of ERISA; (e) the receipt by the U.S. Parent Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the U.S. Parent Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the U.S. Parent Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the U.S. Parent Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the U.S. Parent Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the U.S. Parent Borrower or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other Person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or, if such screen or service ceases to be available, on the appropriate screen of such other information service as the Administrative Agent may specify after consultation with the Borrower Agent.

“Euro” or “€” refers to the currency constituted by the Treaty on the European Union and as referred to in the EMU Legislation.

“European Union” means the region comprised of member states of the European Union pursuant to the Treaty establishing the European Community (signed in Rome on 25 March 1967) as amended by the Treaty on the European Union (signed in Maastricht on 7 February 1992).

“Events of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) Taxes imposed on (or measured by) its net or overall gross income (or capital, net worth and similar Taxes imposed in lieu thereof) and franchise Taxes, in each case, imposed by a jurisdiction as a result of such recipient being organized in or having its principal office or applicable lending office in, such jurisdiction, or as a result of any other present or former connection between such recipient and such jurisdiction, other than any connection arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Documents, (b) any branch profits taxes under Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in clause (a) above, (c) in the case of a Lender (other than an assignee pursuant to a request by a Borrower under Section 2.18(b)), with respect to any Loan made to the U.S. Parent Borrower or any other Domestic Subsidiary Borrower, any U.S. federal withholding tax that is imposed pursuant to a law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts from a Loan Party with respect to such withholding tax pursuant to Section 2.16(a), (d) with respect to any Loan made to a UK Borrower, any UK Tax Deduction regarded as an Excluded Tax pursuant to Section 2.16(i), (e) with respect to any Loan made to an Irish Borrower, any Tax imposed by Ireland for which an increased payment is not required under Section 2.16 pursuant to Section 2.16(j), (f) any withholding tax attributable to a Lender’s failure to comply with Section 2.16(e), (g) any Tax imposed pursuant to current Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations promulgated thereunder or official interpretations thereof, any agreement entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), any intergovernmental agreement implementing the foregoing and any related laws, regulations or official administrative practices implementing the foregoing, (h) any loss or liability suffered or incurred with respect to the UK Bank Levy (or any payment attributable to, or liability arising as a consequence of the UK Bank Levy) in respect of a Loan made to a UK Borrower, (i) any Luxembourg registration duties (droits d’enregistrement) payable as a result of a voluntary registration of a Loan Document or of any document in connection with a Loan Document with the Administration de l’Enregistrement et des Domaines in Luxembourg where such registration is not required to maintain, preserve, or enforce the rights of a Lender under such document and (j) any interest, additions to Taxes and penalties with respect to any Taxes described in clauses (a) through (i) of this definition.

“Existing Letters of Credit” means each Letter of Credit outstanding under the Third Restated Credit Agreement on the Restatement Effective Date and listed on Schedule 1.01.

“Extended Revolving Commitments” means Revolving Commitments of any Class for which the Revolving Credit Maturity Date has been extended pursuant to Section 2.20.

“Extending Lender” has the meaning provided in Section 2.20(b).

“Facility” means each of the U.S. Revolving Facility, the Global Revolving Facility and each other Class of Loans and/or Commitments hereunder from time to time.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letters” means, collectively, (a) the Amended and Restated JPMorgan Fee Letter dated March 31, 2025, among Parent, the U.S. Parent Borrower and JPMorgan and (b) the Arranger Fee Letter dated March 4, 2025, among Parent, the U.S. Parent Borrower and the Arrangers.

“Finance Party” means the Administrative Agent, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent, any Lender or any Issuing Bank.

“Financial Officer” of any Person means the chief financial officer, principal accounting officer, treasurer or controller (or Person with equivalent duties of any of the foregoing) of such Person.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR, the Adjusted EURIBOR, the Adjusted Term CORRA, the Adjusted TIIE Rate or the Adjusted Daily Simple RFR, as applicable. For the avoidance of doubt, as of the Restatement Effective Date, the Floor is 0.00%.

“Foreign Borrower” means (a) any Parent Entity that has become a “Foreign Borrower” in accordance with Section 9.02(f)(i) and (b) any Foreign Subsidiary Borrower.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary of the Parent Entity that is not a Domestic Subsidiary.

“Foreign Subsidiary Borrower” means AGFDAC and any other Subsidiary Borrower that is a Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America.

“Global LC Exposure” means, at any time, the sum of (a) the Dollar Equivalents of the undrawn amounts of all outstanding Global Letters of Credit at such time and (b) the Dollar Equivalents of the amounts of all LC Disbursements in respect of Global Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Global LC Exposure of any Global Revolving Lender at any time shall be its Applicable Percentage of the aggregate Global LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.22(a) of the Global LC Exposures of Defaulting Lenders in effect at such time.

“Global Letter of Credit” means each Letter of Credit issued under the Global Revolving Facility.

“Global Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Global Revolving Loans and to acquire participations in Global Letters of Credit and Global Swingline Loans, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Global Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.19 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Global Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Global Revolving Commitment, as the case may be. The aggregate amount of the Lenders’ Global Revolving Commitments on the Restatement Effective Date is $1,775,000,000.

“Global Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the Dollar Equivalents of the Global Revolving Loans of such Lender outstanding at such time, (b) the Global LC Exposure of such Lender at such time and (c) the Global Swingline Exposure of such Lender at such time.

“Global Revolving Facility” means the Global Revolving Commitments and the extension of credit made hereunder by the Global Revolving Lenders.

“Global Revolving Lender” means a Lender with a Global Revolving Commitment or, if the Global Revolving Commitments have terminated or expired, a Lender with Global Revolving Exposure.

“Global Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“Global Swingline Exposure” means, at any time, the aggregate principal amount of all Global Swingline Loans outstanding at such time. The Global Swingline Exposure of any Global Revolving Lender at any time shall be the sum of (a) its Applicable Percentage of the total Global Swingline Exposure at such time, excluding, in the case of the Global Revolving Lender that is also the Swingline Lender, Global Swingline Loans outstanding at such time to the extent that the other Global Revolving Lenders shall not have funded their participations in such Global Swingline Loans, adjusted to give effect to any reallocation under Section 2.22(a) of the Global Swingline Exposures of Defaulting Lenders in effect at such time, and (b) in the case of the Global Revolving Lender that is also the Swingline Lender, the aggregate principal amounts of all Global Swingline Loans outstanding at such time to the extent that the other Global Revolving Lenders shall not have funded their participations in such Global Swingline Loans.

“Global Swingline Loan” means a Loan made pursuant to Section 2.04(a)(i).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational authority such as the European Union or the European Central Bank) and any group or body charged with setting regulatory capital rules or standards (including, without limitation, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of any guarantor shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation, or portion thereof, in respect of which such Guarantee is made and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation or the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower Agent in good faith.

“Guarantors” means (a) each Borrower, other than a Limited Recourse Foreign Subsidiary Borrower, (b) the Parent Entity, including any Permitted Parent Holding Company that becomes the Parent Entity (it being understood that Parent shall not be released as a Guarantor in connection with such Permitted Parent Holding Company becoming a Parent Entity unless otherwise expressly permitted hereunder) and (c) Aptiv Swiss Holdings and each other Restricted Subsidiary of the Parent Entity that from time to time is party to the Guaranty pursuant to Section 5.09 or otherwise.

“Guaranty” means the Amended and Restated Guaranty, dated as of the Restatement Effective Date, among the Guarantors and the Administrative Agent.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, per- or poly-fluoridated substances, radon gas, infectious or medical wastes and all other substances or wastes of any nature that can result in liability or are regulated as “hazardous” or “toxic,” or as a “pollutant” or a “contaminant”, or on a similar basis, pursuant to any Environmental Law.

“HMRC” means His Majesty’s Revenue and Customs in the United Kingdom.

“HMRC Borrower DTTP Filing” means an HMRC’s Form DTTP2 duly completed and filed by the relevant UK Borrower, which:

(a) where it relates to a UK Treaty Lender that is a Lender on the Restatement Effective Date, contains the scheme reference number and jurisdiction of tax residence provided under Section 2.16(i)(iii), and

(i) where the applicable UK Borrower is a UK Borrower as of the Restatement Effective Date, is filed with HMRC within 30 days after the Restatement Effective Date; or

(ii) where the applicable UK Borrower is a UK Borrower which becomes a party hereto after the Restatement Effective Date, is filed with HMRC within 30 days of the date on which such UK Borrower becomes a UK Borrower; or

(b) where it relates to a Treaty Lender that becomes a Lender after the Restatement Effective Date, contains the scheme reference number and jurisdiction of tax residence stated in respect of such Lender in the documentation which it executes on becoming a Lender; and

(i) where the applicable UK Borrower is a UK Borrower as at the date on which such UK Treaty Lender becomes a Lender, is filed with HMRC within 30 days of that date; or

(ii) where the applicable UK Borrower is not a UK Borrower as at the date on which that Treaty Lender becomes a Lender, is filed with HMRC within 30 days of the date on which such UK Borrower becomes a UK Borrower.

“Hybrid Securities” means, at any time, mandatory convertible debt or other hybrid securities issued by the Parent Entity or any Guarantor that is accorded at least some equity treatment by a Rating Agency at the time of issuance thereof.

“Hybrid Securities Amount” means, with respect to any Hybrid Securities, the highest principal amount (which principal amount may be a portion of the aggregate principal amount) of such Hybrid Securities that is accorded equity treatment by a Rating Agency at the time of issuance thereof.

“Increased Commitments” has the meaning assigned to such term in Section 2.19(a).

“Increasing Lender” has the meaning assigned to such term in Section 2.19(a).

“Incremental Term Loan” has the meaning assigned to such term in Section 2.19(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business, milestone payments incurred in connection with any investment or series of related investments, any earn-out obligation except to the extent such obligation is a liability on the balance sheet of such Person in accordance with GAAP at the time initially incurred and deferred or equity compensation arrangements payable to directors, officers or employees), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, but limited to the fair market value of such property (except to the extent otherwise provided in this definition), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) all obligations of such Person under any Swap Agreement and (k) all Attributable Receivables Indebtedness of such Person; provided that “Indebtedness” shall not include (x) current intercompany liabilities and advances incurred in the ordinary course of business and (y) bank acceptance drafts issued for the benefit of Subsidiaries organized in the People’s Republic of China in the ordinary course of business. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Taxes” means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning set forth in Section 9.03(c).

“Index Debt” means the senior, unsecured, long-term indebtedness for borrowed money of the Parent Entity (or of Parent or Aptiv Swiss Holdings if such Parent Entity does not have such indebtedness or such indebtedness of such Parent Entity is not rated by a Rating Agency) that is not guaranteed by any other Person or subject to any other credit enhancement.

“Information” has the meaning specified in Section 9.12.

“Interest Election Request” means a request by the Borrower Agent to convert or continue a Borrowing in accordance with Section 2.07, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Borrower Agent prior to the Restatement Effective Date.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Revolving Credit Maturity Date, (b) with respect to any RFR Loan, (i) each date that is on the numerically corresponding day in each calendar month that is one month after the date of the Borrowing of which such Loan is a part (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (ii) the Revolving Credit Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Revolving Credit Maturity Date and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Revolving Credit Maturity Date.

“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the Borrower Agent may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (c) no tenor that has been removed from this definition pursuant to Section 2.13(b)(v) shall be available for specification in any Borrowing Request or Interest Election Request, (d) for any Term Benchmark Borrowing denominated in Canadian Dollars, the Interest Period shall not include a six month period and (e) for any Term Benchmark Borrowing denominated in Mexican Pesos, the Interest Period shall mean the period contemplated by the definition of “TIIE Rate”. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Ireland” means Ireland exclusive of Northern Ireland.

“Irish Borrower” means any Borrower resident for tax purposes in Ireland.

“Irish Qualifying Lender” means a Lender which is beneficially entitled to all payments under the Loan Documents made to it and which at the time the payment is made is:

(i) a bank within the meaning of Section 246 of the TCA which is carrying on a bona fide banking business in Ireland for the purposes of Section 246(3) of the TCA;

(ii) a body corporate which is resident for tax purposes in a Relevant Territory (for these purposes residence is determined under the tax laws of the Relevant Territory of which such Lender claims to be resident) and either (i) that Relevant Territory imposes a tax which corresponds to Irish income tax or Irish corporation tax and that generally applies to interest receivable in that Relevant Territory by companies from sources outside that Relevant Territory; or (ii) the interest is exempted from Irish income tax pursuant to the terms of an Irish Treaty that is in force on the date the relevant interest is paid (or would be so exempted if such Irish Treaty, which had been signed on or before that date, had the force of law by virtue of Section 826(1) of the TCA); provided in each case that interest is not paid to that body corporate in connection with a trade or business which is carried on in Ireland by it through a branch or agency;

(iii) a company incorporated in the United States that is taxed in the United States on its worldwide income; provided that interest is not paid to that company in connection with a trade or business which is carried on in Ireland by it through a branch or agency;

(iv) a limited liability company organized in the United States, the ultimate recipients of the interest payable to it are Irish Qualifying Lenders within clause (ii) or (iii) of this definition and the business conducted through such limited liability company is so structured for non-tax commercial reasons and not for tax avoidance purposes; provided that interest is not paid to the ultimate recipients of the interest in connection with a trade or business which is carried on in Ireland by those Persons through a branch or agency;

(v) a qualifying company within the meaning of Section 110 of the TCA;

(vi) a body corporate:

(A)	which advances money in the ordinary course of a trade which includes the lending of money;

(B)	in whose hands any interest payable in respect of monies so advanced is taken into account in computing the trading income of such body corporate; and

(C)	which has made the appropriate notifications under Section 246(5)(a) of the TCA;

(vii) an Irish Treaty Lender; or

(viii) an investment undertaking within the meaning of section 739B of the TCA.

“Irish Treaty Lender” means, in respect of an Irish Borrower, a Lender, other than a Lender falling within clauses (ii), (iii) or (iv) of the definition of Irish Qualifying Lender, which:

(a) is treated as a resident of an Irish Treaty State for the purposes of the Irish Treaty;

(b) does not carry on a business in Ireland through a permanent establishment with which that Lender’s participation in a Loan is effectively connected; and

(c) fulfils any other conditions which must be fulfilled under the relevant Irish Treaty for residents of that Irish Treaty State to obtain exemption from Irish tax on interest, subject to the completion of any necessary procedural formalities.

“Irish Treaty State” means a jurisdiction having a tax treaty with Ireland (an “Irish Treaty”) which has the force of law and which makes provision for full exemption from tax imposed by Ireland on interest, subject to the completion of procedural formalities.

“Issuing Bank” means each Person listed on Schedule 2.05 and each other Person that becomes an Issuing Bank in accordance with Section 2.05(i), in each case in its capacity as an issuer of Letters of Credit hereunder, other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by any branch or Affiliate of such Issuing Bank, in which case the term “Issuing Bank” shall include any such branch or Affiliate with respect to Letters of Credit issued by such branch or Affiliate (it being agreed that such Issuing Bank shall, or shall cause such branch or Affiliate to, comply with the requirements of Section 2.05 with respect to such Letters of Credit).

“ITA” means the Income Tax Act 2007 of the United Kingdom.

“Joinder Agreement” has the meaning provided in Section 9.02(f).

“JPMorgan” means JPMorgan Chase Bank, N.A. in its individual capacity.

“LC Commitment” means, with respect to any Issuing Bank, the maximum amount of the LC Exposure that may be attributable to Letters of Credit that, subject to the terms and conditions hereof, are required to be issued by such Issuing Bank. The initial amount of each Issuing Bank’s LC Commitment is set forth on Schedule 2.05, or shall be set forth in the assignment or joinder documentation pursuant to which such Issuing Bank shall have assumed its LC Commitment, as the case may be. The aggregate amount of the Issuing Banks’ LC Commitments on the Restatement Effective Date is equal to the LC Exposure Sublimit. The LC Commitment of any Issuing Bank may be increased or reduced by written agreement between such Issuing Bank and the Borrower Agent, provided that a copy of such written agreement shall have been delivered to the Administrative Agent.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit. The amount of any LC Disbursement made by an Issuing Bank in an Alternative Currency and not reimbursed by the applicable Borrower shall be determined as set forth in paragraph (e) of Section 2.05.

“LC Exposure” means, at any time, the sum of the aggregate Global LC Exposures and the aggregate U.S. LC Exposures. The LC Exposure of any Revolving Lender at any time shall be the sum of its Global LC Exposure and its U.S. LC Exposure at such time.

“LC Exposure Sublimit” means $200,000,000.

“Lender-Related Person” means the Administrative Agent (and any sub-agent thereof), each Arranger, each Co-Syndication Agent, each Co-Documentation Agent, each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.19 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued or deemed issued pursuant to this Agreement, but excluding any letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“Letter of Credit Request” means a request by the Borrower Agent for the issuance, amendment or extension of a Letter of Credit in accordance with Section 2.05, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Borrower Agent prior to the Restatement Effective Date.

“Liabilities” means any losses, claims, demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement or title retention agreement (or any capital lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Recourse Facility” has the meaning assigned to such term in Section 2.19(a).

“Limited Recourse Foreign Subsidiary Borrower” means any Foreign Subsidiary Borrower that is designated as such in the applicable Joinder Agreement.

“LLC Division” means the statutory division of any limited liability company or limited partnership into two or more limited liability companies or limited partnerships pursuant to Section 18-217 of the Delaware Limited Liability Company Act or a comparable provision of any other law.

“Loan Documents” means this Agreement, the Guaranty, each written agreement entered into as contemplated by Section 2.05(i), any promissory notes executed and delivered pursuant to Section 2.09(e) and any amendments, waivers, supplements or other modifications to any of the foregoing (including each Additional Credit Extension Amendment and each Joinder Agreement).

“Loan Parties” means, collectively, the Borrowers and the Guarantors.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Material Acquisition” means any acquisition by the Parent Entity or any Restricted Subsidiary of an Acquired Entity or Business following the Restatement Effective Date for aggregate cash consideration in excess of $1,000,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or financial condition of the Parent Entity and the Restricted Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any and all other Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder; provided that events, circumstances, changes, effects or conditions with respect to the Parent Entity, the Borrowers and their respective Subsidiaries disclosed in any Form 10-K, Form 10-Q or Form 8-K filed by Parent with the Securities and Exchange Commission prior to the Restatement Effective Date shall not constitute a “Material Adverse Effect” to the extent so disclosed.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Parent Entity and its Restricted Subsidiaries in an aggregate principal amount exceeding $200,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent Entity or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent Entity or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means any Restricted Subsidiary (or group of Restricted Subsidiaries as to which a specified condition applies) that would be a “significant subsidiary” under Rule 1-02(w) of Regulation S-X.

“Maximum Rate” has the meaning assigned to such term in Section 9.14.

“Mexican Pesos” and “₱” refer to lawful currency of the United Mexican States.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Extending Lender” has the meaning provided in Section 2.20(b).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all indebtedness (including interest accruing during the pendency of any bankruptcy, insolvency, receivership, examinership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and other monetary obligations of any of the Parent Entity and its Restricted Subsidiaries to any of the Lenders, the Issuing Banks, the Administrative Agent, the Arrangers

or any of their respective Affiliates, individually or collectively (direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured), arising or incurred under this Agreement or any of the other Loan Documents (including under any of the Loans made or reimbursement or other monetary obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof), in each case whether now existing or hereafter arising, whether all such obligations arise or accrue before or after the commencement of any bankruptcy, insolvency or receivership proceedings (and whether or not such claims, interest, costs, expenses or fees are allowed or allowable in any such proceeding).

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, excluding (a) any Luxembourg registration duties (droits d’enregistrement) payable as a result of a voluntary registration of a Loan Document or of any document in connection with a Loan Document with the Administration de l’Enregistrement et des Domaines in Luxembourg where such registration is not required to maintain, preserve, or enforce the rights of a Lender under such document and (b) any such Tax imposed as a result of an assignment (other than an assignment made at the request of a Borrower pursuant to Section 2.18) by a Lender (an “Assignment Tax”), if such Assignment Tax is imposed as a result of the assignor or assignee being organized in or having its principal office or applicable lending office in the taxing jurisdiction, or as a result of any other present or former connection between the assignor or assignee and the taxing jurisdiction, other than a connection arising from having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Documents.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation.

“Parent” has the meaning set forth in the preamble to this Agreement.

“Parent Entity” means Parent, or following the assumption of Parent’s rights and obligations hereunder by a Permitted Parent Holding Company pursuant to an agreement in form reasonably satisfactory to the Administrative Agent and such Permitted Parent Holding Company having become a party to, and a Guarantor under, the Guaranty, such Permitted Parent Holding Company (it being understood that Parent shall not be released as a Guarantor in connection with any such assumption unless otherwise expressly permitted hereunder); provided that, in connection with the substitution of a Permitted Parent Holding Company as the Parent Entity, (a) such Permitted Parent Holding Company shall be a corporation organized under the laws of a Permitted Parent Guarantor Jurisdiction (and, if such Permitted Parent Holding Company is to be a Foreign Borrower, such jurisdiction shall also be a Permitted Foreign Borrower Jurisdiction) and the other requirements set forth in the definition of the term Permitted Parent Guarantor Jurisdiction shall be satisfied, (b) at the time of and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, and such Permitted Parent Holding Company shall have delivered to the Administrative Agent a certificate of a Responsible Officer of each of Parent and such Permitted Parent Holding Company to that effect and (c) Parent shall have (i) given the Administrative

Agent and the Lenders at least ten (10) Business Days (or such lesser period as may be agreed by the Administrative Agent) prior notice (such notice to contain the name, jurisdiction of organization and primary business address of such Permitted Parent Holding Company), (ii) delivered to the Administrative Agent corporate or other applicable resolutions, organizational documents, certificates and legal opinions in respect of such Permitted Parent Holding Company reasonably equivalent to comparable documents delivered on the Restatement Effective Date and (iii) delivered to the Administrative Agent any documentation or other information reasonably requested by the Administrative Agent and necessary to satisfy obligations of the Lenders described in Section 9.13 or any other applicable “know your customer” or other anti-money laundering laws.

“Participant” has the meaning set forth in Section 9.04(c)(i).

“Participant Register” has the meaning set forth in Section 9.04(c)(ii).

“Payment” has the meaning set forth in paragraph (i)(i) of Article VIII.

“Payment Notice” has the meaning set forth in in paragraph (i)(ii) Article VIII.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes, assessments or other governmental charges that (i) are not yet due and payable or (ii) are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’, workmen’s, suppliers’ and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested in compliance with Section 5.04;

(c) (i) Liens, pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations (including to support letters of credit or bank guarantees) and (ii) Liens, pledges or deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing insurance to the Parent Entity or any Restricted Subsidiary;

(d) Liens or deposits to secure the performance of bids, trade contracts, governmental contracts, tenders, statutory bonds, leases, statutory obligations, surety, stay, customs, appeal and replevin bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business;

(e) Liens in respect of judgments, decrees, attachments or awards that do not constitute an Event of Default under clause (k) of Article VII;

(f) easements, restrictions (including zoning restrictions), rights-of-way, covenants, licenses, encroachments, oil and gas leases, protrusions and similar encumbrances and minor title defects affecting real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially interfere with the ordinary conduct of business of the Parent Entity or any Restricted Subsidiary; and

(g) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease, sublease, license or sublicense entered into by the Parent Entity or any other Restricted Subsidiary in the ordinary course of its business and covering only the assets so leased;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Foreign Borrower Jurisdictions” means, with respect to the Global Revolving Facility (a) the United Kingdom, Jersey, Ireland, Luxembourg and the Netherlands and (b) each other jurisdiction approved by the Administrative Agent and the Global Revolving Lenders, such approval not to be unreasonably withheld or delayed; provided that (i) if a Borrower is added under the Global Revolving Facility in reliance on clause (b), any Global Revolving Lender may upon prompt written notice to the Borrower Agent and the Administrative Agent following the Borrower Agent’s notice of its intent to add such Borrower, elect to have its Global Revolving Commitment converted to a U.S. Revolving Commitment to the extent that such Global Revolving Lender certifies that it would be unable to lend under this Agreement to a Borrower organized in such jurisdiction in accordance with its internal policies or without it, or its direct or indirect holding company, being subjected to additional costs or withholding that it would not be fully compensated for hereunder (such conversion to be effected pursuant to procedures reasonably acceptable to the Administrative Agent) and (ii) in connection with the addition of any Borrower pursuant to clause (b), without any further consent of any Lender (but with prior written notice to the Lenders), the Administrative Agent and the applicable Borrowers may enter into an amendment to this Agreement and any other Loan Documents to include applicable local law provisions (including with respect to the Tax gross-up provisions) as are mutually agreed to be customary for facilities similar to this Agreement with borrowers that are organized in such jurisdictions.

“Permitted Parent Guarantor Jurisdictions” means any state of the United States of America, the United Kingdom, a member of the European Union (as in effect on the Restatement Effective Date), Ireland, Bermuda, the Cayman Islands, the Channel Islands (including Jersey), Luxembourg, the Netherlands, Singapore or Switzerland; provided that the Borrower Agent shall have consulted with the Administrative Agent with respect to the transfer of the Parent Entity’s jurisdiction of organization to such jurisdiction prior to the Parent Entity reorganizing to such jurisdiction or prior to a Permitted Parent Holding Company becoming the Parent Entity hereunder and shall have delivered a certificate of a Responsible Officer of the Parent Entity to the Administrative Agent stating that the transfer of the Parent Entity’s jurisdiction of organization to such jurisdiction or such Permitted Parent Holding Company being organized in such jurisdiction is not adverse, in any material respect, to the value to the Lenders of the Parent Entity’s obligations under the Guaranty and will not result in such Permitted Parent Holding Company’s obligations under the Guaranty and this Agreement being limited in a manner materially adverse to the Lenders compared to the obligations of Parent under the Guaranty and this Agreement as in effect on the Restatement Effective Date.

“Permitted Parent Holding Company” means a newly organized entity to which 100% of the outstanding Equity Interests of Parent (other than nominal interests directly or indirectly held by directors, officers and Affiliates of Parent) are transferred or exchanged, so long as, immediately following such transfer or exchange, the holders of the Equity Interests of Parent (other than nominal interests directly or indirectly held by directors, officers and Affiliates of Parent) hold Equity Interests in such Permitted Parent Holding Company in substantially the same proportions and with substantially the same respective percentages of the voting rights as they held in Parent immediately prior to such transfer.

“Permitted Priority Debt Amount” means, as of any date of determination, an amount equal to 17.5% of Consolidated Total Assets as of the most recently ended fiscal quarter of the Parent Entity for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, as of December 31, 2024).

“Permitted Receivables Facility” means the receivables facility or facilities created under the Permitted Receivables Facility Documents, providing for (a) the factoring, sale or pledge by one or more Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to the Parent Entity and the Receivables Sellers) to the Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents (with the Receivables Entity permitted to issue investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by the Receivables Entity to purchase the Permitted Receivables Facility Assets from the respective Receivables Sellers or (b) the factoring, sale or pledge by one or more Receivables Sellers of Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents in connection with Receivables-backed financing programs, in each case as more fully set forth in the Permitted Receivables Facility Documents.

“Permitted Receivables Facility Assets” means (i) Receivables (whether now existing or arising in the future) of Subsidiaries which are transferred or pledged to the Receivables Entity pursuant to the Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred or pledged to the Receivables Entity and all proceeds thereof and (ii) loans to Subsidiaries secured by Receivables (whether now existing or arising in the future) of Subsidiaries which are made pursuant to the Permitted Receivables Facility.

“Permitted Receivables Facility Documents” means each of the documents and agreements entered into in connection with the Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests, all of which documents and agreements shall be in form and substance reasonably customary for transactions of this type, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as (in the good faith determination of the Borrower Agent) either (i) the terms as so amended, modified, supplemented, refinanced or replaced are reasonably customary for transactions of this type or (ii)(x) any such amendments, modifications, supplements, refinancings or replacements do not impose any conditions or requirements on the Parent Entity or any of its Restricted Subsidiaries that are more restrictive in any material respect than those in existence immediately prior to any such amendment, modification, supplement, refinancing or replacement, and (y) any such amendments, modifications, supplements, refinancings or replacements are not adverse in any material respect to the interests of the Lenders.

“Permitted Receivables Related Assets” means any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization or Receivables-backed financing programs involving accounts receivable and any collections or proceeds of any of the foregoing.

“Permitted Refinancing Indebtedness” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and (b) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders (in the good faith determination of the Borrower Agent) as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended. For the avoidance of doubt Permitted Refinancing Indebtedness outstanding under Section 6.01(q)(ii) and any Liens outstanding under Section 6.02(r)(ii) will be deemed to be utilization under Section 6.01(q)(i) and Section 6.02(r)(i), respectively.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent Entity or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Post-Acquisition Period” means, with respect to any acquisition or investment described in the definition of “Specified Transaction,” the period beginning on the date such acquisition or investment is consummated and ending on the one-year anniversary of the date on which such acquisition or investment is consummated.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Adjustment” means, for any applicable period of measurement that includes all or any part of a fiscal quarter included in the Post-Acquisition Period, with respect to the Consolidated EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the Parent Entity, the pro forma increase or decrease in such Consolidated EBITDA that is (i) consistent with Regulation S-X or (ii) projected by the Parent Entity in good faith as a result of (a) actions that have been taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or cost synergies or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of the Parent Entity and its Restricted Subsidiaries and, in each case, which are expected to have a continuing impact on the consolidated financial results of the Parent Entity, calculated assuming that such actions had been taken on, or such costs had been incurred since, the first day of such period; provided that any such pro forma increase or decrease to such Consolidated EBITDA shall be without duplication for cost savings or additional costs already included in such Consolidated EBITDA for such period of measurement.

“Pro Forma Basis” means with respect to compliance with any test or covenant hereunder, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made and (b) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (x) in the case of a Disposition described in the definition of “Specified Transaction,” shall be excluded, and (y) in the case of an acquisition or investment described in the definition of “Specified Transaction,” shall be included, (ii) any retirement of Indebtedness and (iii) any Indebtedness incurred or assumed by the Parent Entity or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a credit rating on the Index Debt, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Borrower Agent and reasonably satisfactory to the Administrative Agent which shall be substituted for Moody’s or S&P or both, as the case may be.

“Ratings” mean the ratings for the Index Debt from S&P and Moody’s, or, in each case, an equivalent rating by any other Rating Agency.

“Receivables” means all accounts receivable (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance).

“Receivables Entity” means a wholly owned Subsidiary of the Parent Entity which engages in no activities other than in connection with the financing of accounts receivable of the Receivables Sellers and which is designated (as provided below) as the “Receivables Entity” (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Parent Entity or any other Restricted Subsidiary of the Parent Entity (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the Parent Entity or any other Restricted Subsidiary of the Parent Entity in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of the Parent Entity or any other Restricted Subsidiary of the Parent Entity, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Parent Entity nor any of its Restricted Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Parent Entity or such Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Parent Entity, and (c) to which neither the Parent Entity nor any other Restricted Subsidiary of the Parent Entity has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by a certificate of a Responsible Officer of the Borrower Agent certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Receivables Sellers” means Subsidiaries (other than Receivables Entities) that are from time to time party to the Permitted Receivables Facility Documents.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR, 5:00 a.m., Chicago time, on the day that is two (2) U.S. Government Securities Business Days preceding the date of such setting, (b) if such Benchmark is the EURIBOR, 11:00 a.m., Brussels time, two TARGET Days preceding the date of such setting, (c) if such Benchmark is the

Term CORRA, 1:00 p.m., Toronto time, on the day that is two (2) Business Days preceding the date of such setting, (d) if the RFR for such Benchmark is SONIA, then four (4) RFR Business Days prior to such setting, (e) if the RFR for such Benchmark is Daily Simple SOFR, then four (4) RFR Business Days prior to such setting, (f) if the RFR for such Benchmark is Daily Simple CORRA, then four (4) RFR Business Days prior to such setting or (g) otherwise, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 9.04(b)(iv).

“Regulation S-X” means Regulation S-X under the Securities Act of 1933, as amended.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person or of its Affiliates.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, Bank of Canada or a committee officially endorsed or convened by Bank of Canada or, in each case, any successor thereto, (v) with respect to a Benchmark Replacement in respect of Loans denominated in Mexican Pesos, Banco de Mexico, or a committee officially endorsed or convened by Banco de Mexico or, in each case, any successor thereto, and (vi) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR, (iii) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Adjusted Term CORRA, (iv) with respect to any Term Benchmark Borrowing denominated in Mexican Pesos, the Adjusted TIIE Rate, (v) with respect to any RFR Borrowing denominated in Sterling, the Daily Simple SONIA, (vi) with respect to any RFR Borrowing denominated in Dollars, the Adjusted Daily Simple SOFR or (vii) with respect to any RFR Borrowing denominated in Canadian Dollars, the Daily Simple CORRA.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Term CORRA, or (iv) with respect to any Term Benchmark Borrowing denominated in Mexican Pesos, the TIIE Screen Rate as applicable.

“Relevant Territory” means:

(i) a member state of the European Communities (other than Ireland); or

(ii) to the extent not a member state of the European Communities, a jurisdiction with which Ireland has entered into an Irish Treaty that either has force of law by virtue of Section 826(1) of the TCA or which will have the force of law on completion of the procedures set out in Section 826(1) of the TCA.

“Required Facility Lenders” means, with respect to any Facility, at any time, Lenders having Credit Exposure and unused Commitments in respect of such Facility representing more than 50% of the sum of the total Credit Exposure and unused Commitments in respect of such Facility at such time. For purposes of this definition, the Swingline Exposure of any Revolving Lender that is the Swingline Lender shall be deemed to exclude that portion of its Global Swingline Exposure or its U.S. Swingline Exposure that exceeds its Applicable Percentage of the aggregate principal amount of all outstanding Global Swingline Loans or U.S. Swingline Loans, as the case may be, adjusted to give effect to any reallocation under Section 2.22(a) of the Swingline Exposures of Defaulting Lenders in effect at such time, and the unused Revolving Commitments of such Lender shall be determined without regard to any such excess amount.

“Required Lenders” means, at any time, Lenders having Credit Exposure and unused Commitments representing more than 50% of the sum of the total Credit Exposure and unused Commitments at such time. For purposes of this definition, the Swingline Exposure of any Revolving Lender that is the Swingline Lender shall be deemed to exclude that portion of its Global Swingline Exposure or its U.S. Swingline Exposure that exceeds its Applicable Percentage of the aggregate principal amount of all outstanding Global Swingline Loans or U.S. Swingline Loans, as the case may be, adjusted to give effect to any reallocation under Section 2.22(a) of the Swingline Exposures of Defaulting Lenders in effect at such time, and the unused Revolving Commitments of such Lender shall be determined without regard to any such excess amount.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any Person means any Financial Officer or other executive officer of such Person and any other officer or similar official thereof with responsibility for the administration of the obligations of such Person in respect of this Agreement.

“Restatement Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02), which date is acknowledged to be March 31, 2025.

“Restricted Subsidiary” means any Subsidiary of the Parent Entity other than an Unrestricted Subsidiary.

“Reuters” means, as applicable, Thomson Reuters Corporation, Refinitiv, or any successor thereto.

“Revaluation Date” means (a) with respect to any Loan denominated in any Alternative Currency, each of the following: (i) the date of the borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the date of the Borrowing of which such Loan is a part (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each fiscal quarter of the Parent Entity and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may reasonably determine at any time when an Event of Default exists.

“Revolving Commitment” means a Global Revolving Commitment or a U.S. Revolving Commitment.

“Revolving Credit Maturity Date” means March 31, 2030 or, if such day is not a Business Day, the immediately preceding Business Day.

“Revolving Exposure” means the Global Revolving Exposure and/or the U.S. Revolving Exposure, as applicable.

“Revolving Facilities” means the Global Revolving Facility and the U.S. Revolving Facility.

“Revolving Lender” means a Global Revolving Lender or a U.S. Revolving Lender.

“Revolving Loan” means a Global Revolving Loan or a U.S. Revolving Loan.

“RFR” means (a) for any RFR Loan denominated in Sterling, SONIA, (b) for any RFR Loan denominated in Dollars, Daily Simple SOFR and (c) for any RFR Loan denominated in Canadian Dollars, Daily Simple CORRA.

“RFR Borrowing” means any Borrowing comprised of the RFR Loans.

“RFR Business Day” means (a) for any Loan denominated in Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, (b) for any Loan denominated in Dollars, a U.S. Government Securities Business Day and (c) for any Loan denominated in Canadian Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Toronto are authorized or required by law to remain closed.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sale and Leaseback Transaction” means an arrangement relating to property, plant or equipment now owned or hereafter acquired by the Parent Entity or a Restricted Subsidiary whereby the Parent Entity or a Restricted Subsidiary transfers such property to a Person and the Parent Entity or such Restricted Subsidiary leases it from such Person, other than (i) leases between the Parent Entity and a Restricted Subsidiary or between Restricted Subsidiaries or (ii) any such transaction entered into with respect to any property, plant or equipment or any improvements thereto at the time of, or within 180 days after, the acquisition or completion of construction of such property, plant or equipment or such improvements (or, if later, the commencement of commercial operation of any such property, plant or equipment), as the case may be, to finance the cost of such property, plant or equipment or such improvements, as the case may be.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions that broadly prohibit dealings with that country, region or territory (as of the Restatement Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means, economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of Commerce or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom, in each case, to the extent applicable to the Parent Entity and its Subsidiaries.

“SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority succeeding to any of its principal functions.

“SOFR” means, a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they become absolute and matured and (d) such Person is not engaged in any business, as conducted on such date and as proposed to be conducted following such date, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Event of Default” means any Event of Default under clause (a), (b), (h) or (i) of Article VII.

“Specified Transaction” means, with respect to any Test Period, any of the following events occurring after the first day of such Test Period and prior to the applicable date of determination: (i) any investment by the Parent Entity or any Restricted Subsidiary in (or acquisition of) any Person other than a Person that was a wholly-owned Restricted Subsidiary on the first day of such period involving consideration paid by the Parent Entity or any Restricted Subsidiary in excess of $25,000,000, (ii) any Disposition of all or substantially all Equity Interests in any Restricted Subsidiary of the Parent Entity owned by the Parent Entity or any of its Restricted Subsidiaries or any division, product line, or facility used for operations of the Parent Entity or any of its Restricted Subsidiaries, in each case involving consideration paid to the Parent Entity or any Restricted Subsidiary in excess of $25,000,000, (iii) any incurrence or repayment of Indebtedness (in each case, other than Revolving Loans, Swingline Loans and borrowings and repayments of Indebtedness in the ordinary course of business under revolving credit facilities except to the extent there is a reduction in the related Revolving Commitments or other revolving credit commitment) and (iv) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary or of an Unrestricted Subsidiary as a Restricted Subsidiary.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Parent Entity or any Subsidiary thereof in connection with the Permitted Receivables Facility which are reasonably customary in an accounts receivable financing transaction.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to Adjusted EURIBOR, Adjusted Term CORRA or Adjusted TIIE Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans denominated in Euros, Canadian Dollars or Mexican Pesos shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” refers to lawful money of the United Kingdom.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power for the election of directors or other governing body are at the time beneficially owned, directly or indirectly, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Parent Entity (including, without limitation, the U.S. Parent Borrower).

“Subsidiary Borrower” means the U.S. Parent Borrower, AGFDAC and each Restricted Subsidiary that becomes a party hereto pursuant to Section 9.02(f), until such time as such Subsidiary Borrower is removed as a party hereto pursuant to Section 9.02(f).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent Entity or the Subsidiaries shall be a Swap Agreement.

“Swingline Exposure” means, at any time, the sum of the aggregate Global Swingline Exposures and the aggregate U.S. Swingline Exposures. The Swingline Exposure of any Lender at any time shall be the sum of its Global Swingline Exposure and its U.S. Swingline Exposure at such time.

“Swingline Lender” means JPMorgan, in its capacity as lender of Swingline Loans hereunder, or any successor swingline lender hereunder.

“Swingline Loan” means a Global Swingline Loan or a U.S. Swingline Loan.

“Swingline Loan Sublimit” means $100,000,000.

“T2” means the real time gross settlement system operated by the Eurosystem (or, if such system ceases to be operative, such other system (if any) determined by the Administrative Agent to be a suitable replacement).

“TARGET Day” means any day on which T2 is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, assessments or withholdings and similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TCA” means the Taxes Consolidation Act 1997 of Ireland, as amended.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR (other than solely pursuant to clause (c) of the definition of Alternate Base Rate), the Adjusted EURIBOR, the Adjusted Term CORRA or the Adjusted TIIE Rate.

“Term CORRA” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided that if as of 1:00 p.m., Toronto time, on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Periodic Term CORRA Determination Day.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc. or a successor administrator.

“Term CORRA Loan” means a Loan that bears interest at a rate determined by reference to the Adjusted Term CORRA.

“Term CORRA Notice” means a notification by the Administrative Agent to the Borrower Agent and the Lenders of the occurrence of a Term CORRA Reelection Event.

“Term CORRA Reelection Event” means the determination by the Administrative Agent that (a) Term CORRA has been recommended for use by the Relevant Governmental Body, (b) the administration of Term CORRA is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred with respect to Term CORRA resulting in a Benchmark Replacement in accordance with Section 2.13(b) that is not Term CORRA.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term Loans” means, collectively, the Incremental Term Loans of each Class.

“Term SOFR” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Loan” means a Loan that bears interest at a rate determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of Alternate Base Rate).

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” means, on any date of determination, the period of four consecutive fiscal quarters of the Parent Entity most recently ended on or prior to such date for which financial statements have been delivered, or are required to have been delivered, pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, the period of four consecutive fiscal quarters of the Parent Entity ended December 31, 2024).

“Third Restated Credit Agreement” has the meaning assigned to such term in the recitals hereto.

“TIIE Loan” means a Loan that bears interest at a rate determined by reference to the Adjusted TIIE Rate.

“TIIE Rate” means, with respect to any Term Benchmark Borrowing denominated in Mexican Pesos and for any Interest Period, the rate per annum equal to the Equilibrium Interbank Interest Rate for a twenty-eight (28) day period (Tasa de Interes Interbancaria de Equilibrio a plazo de 28 dias), as published by Banco de México in the Official Daily of the Federation (Diario Oficial de la Federacion) of Mexico on the day that is the first Business Day of such Interest Period.

“TIIE Screen Rate” means on any day, with respect to a particular term as specified herein, the annual rate of discount or interest which is the arithmetic average of the discount rates for such term applicable to Mexican Pesos identified as such on the applicable Reuters page or service.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Treaty on the European Union” means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (signed February 7, 1992), as amended from time to time.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR (other than solely pursuant to clause (c) of the definition of Alternate Base Rate), the Adjusted EURIBOR, the Adjusted Term CORRA, the Adjusted TIIE Rate, the Alternate Base Rate, the Daily Simple SONIA or, if applicable pursuant to Section 2.13, the Adjusted Daily Simple SOFR or the Adjusted Daily Simple CORRA.

“UK Bank Levy” means the bank levy provided for in Section 73 and Schedule 19 of the Finance Act 2011 (as amended and re-enacted from time to time), and the bank surcharge provided for in Section 269DA Corporation Tax Act 2010.

“UK Borrower” means any Borrower incorporated in the United Kingdom.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Loan Party” means any Loan Party incorporated in the United Kingdom.

“UK Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document to a UK Borrower and is:

(a) a Lender:

(i) which is a bank (as defined for the purpose of section 879 ITA) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payment apart from section 18A CTA; or

(ii) in respect of an advance made under a Loan Document by a Person that was a bank (as defined for the purposes of section 879 ITA) at the time that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(b) a Lender which is:

(i) a company resident in the United Kingdom for United Kingdom tax purposes; or

(ii) a partnership each member of which is:

(A)	a company so resident in the United Kingdom; or

(B)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company;

(c) a UK Treaty Lender; or

(d) a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Loan Document.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Tax Confirmation” means a confirmation by a Lender that the Person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document to a UK Borrower is: (a) a company resident in the United Kingdom for United Kingdom tax purposes; (b) a partnership each member of which is either: (i) a company resident in the United Kingdom for United Kingdom tax purposes; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning of section 19 of the CTA).

“UK Tax Deduction” means a deduction or withholding for or on account of Indemnified Tax imposed by the United Kingdom from a payment under a Loan Document in respect of an advance to a UK Borrower.

“UK Treaty Lender” means, in respect of an advance to a UK Borrower, a Lender which (a) is treated as a resident of a UK Treaty State for the purposes of the relevant UK Treaty; (b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan or Letter of Credit is effectively connected; and (c) fulfils all other conditions which must be fulfilled in order to benefit from full exemption under the relevant UK Treaty from Tax imposed by the United Kingdom on interest payable to that lender (subject to the completion of any necessary procedural formalities).

“UK Treaty State” means a jurisdiction having a double taxation agreement (a “UK Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Subsidiary” means each Subsidiary of the Parent Entity designated (a) as such as of the Restatement Effective Date on Schedule 5.10 and (b) by the Parent Entity as an Unrestricted Subsidiary pursuant to Section 5.10 subsequent to the Restatement Effective Date, in each case, until such Person ceases to be an Unrestricted Subsidiary of the Parent Entity in accordance with Section 5.10 or ceases to be a Subsidiary of the Parent Entity.

“Unrestricted Subsidiary Cap” means that Unrestricted Subsidiaries shall not account for more than (a) 20% of the total assets of the Parent Entity and its Subsidiaries, calculated in accordance with GAAP on a consolidated basis, as of the last day of any Test Period or (b) 20% of Consolidated EBITDA, calculated in the case of this clause (b) (and notwithstanding anything in the definition thereof to the contrary including any exclusion of financial results of an Unrestricted Subsidiary) with respect to the Parent Entity and its Subsidiaries on a consolidated basis, for any Test Period.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding U.S. Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements with respect to U.S. Letters of Credit not yet been reimbursed by or on behalf of the Borrowers at such time. The U.S. LC Exposure of any U.S. Revolving Lender at any time shall be its Applicable Percentage of the aggregate U.S. LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.22(a) of the U.S. LC Exposures of Defaulting Lenders in effect at such time.

“U.S. Letter of Credit” means any Letter of Credit issued pursuant to the U.S. Revolving Facility.

“U.S. Parent Borrower” has the meaning set forth in the preamble to this Agreement.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make U.S. Revolving Loans and to acquire participations in U.S. Letters of Credit and U.S. Swingline Loans, expressed as an amount representing the maximum possible aggregate amount of such Lender’s U.S. Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.19 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s U.S. Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its U.S. Revolving Commitment, as the case may be. The aggregate amount of the Lenders’ U.S. Revolving Commitments on the Restatement Effective Date is $225,000,000.

“U.S. Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the U.S. Revolving Loans of such Lender outstanding at such time, (b) the U.S. LC Exposure of such Lender at such time and (c) the U.S. Swingline Exposure of such Lender at such time.

“U.S. Revolving Facility” means the U.S. Revolving Commitments and the extension of credit made hereunder by the U.S. Revolving Lenders.

“U.S. Revolving Lender” means a Lender with a U.S. Revolving Commitment or, if the U.S. Revolving Commitments have terminated or expired, a Lender with U.S. Revolving Exposure.

“U.S. Revolving Loan” means a Loan made pursuant to Section 2.01.

“U.S. Swingline Exposure” means, at any time, the aggregate principal amount of all U.S. Swingline Loans outstanding at such time. The U.S. Swingline Exposure of any U.S. Revolving Lender at any time shall be the sum of (a) its Applicable Percentage of the total U.S. Swingline Exposure at such time, excluding, in the case of the U.S. Revolving Lender that is also the Swingline Lender, U.S. Swingline Loans outstanding at such time to the extent that the other U.S. Revolving Lenders shall not have funded their participations in such U.S. Swingline Loans, adjusted to give effect to any reallocation under Section 2.22(a) of the U.S. Swingline Exposures of Defaulting Lenders in effect at such time, and (b) in the case of the U.S. Revolving Lender that is also the Swingline Lender, the aggregate principal amounts of all U.S. Swingline Loans outstanding at such time to the extent that the other U.S. Revolving Lenders shall not have funded their participations in such U.S. Swingline Loans.

“U.S. Swingline Loan” means a Loan made pursuant to Section 2.04(a)(ii).

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.16(e)(2)(C).

“USA PATRIOT Act” means the USA Patriot Act Title III of Pub. L. 107-56, as amended from time to time, and the rules and regulations promulgated or issued thereunder.

“VAT” means (a) any value added tax imposed by the Value Added Tax Act 1994; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clauses (a) or (b) above, or imposed elsewhere.

“wholly owned” means, with respect to a subsidiary of a Person, a subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) are owned by such Person and/or by one or more wholly owned subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan” or an “RFR Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan” or an “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing” or an “RFR Revolving Borrowing”).

SECTION 1.03. Terms Generally.

(a) Unless separate definitions are provided for the singular and plural forms of a specified term, the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “law” shall be construed to include all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement (including any Loan Document), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) any definition of or reference to any law, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws).

SECTION 1.04. Accounting Terms; GAAP.

(a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower Agent notifies the Administrative Agent that the Borrower Agent requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower Agent that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. In addition, notwithstanding any other provision contained herein, (i) the definitions set forth in the Loan Documents and any financial calculations required by the Loan Documents shall be computed without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842) or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP prior to such implementation and (ii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Parent Entity or any Subsidiary at “fair value,” as defined therein.

(b) Notwithstanding anything to the contrary herein, (i) for purposes of determining compliance with any test or covenant or the compliance with or availability of any basket contained in this Agreement with respect to any Test Period, the Consolidated Leverage Ratio, Consolidated Total Assets and Consolidated EBITDA shall be calculated with respect to such period on a Pro Forma Basis and (ii) for purposes of calculating any consolidated amounts necessary to determine compliance by any Person and, if applicable, its Restricted Subsidiaries with any ratio or other financial covenant in this Agreement (other than the Unrestricted Subsidiary Cap), Unrestricted Subsidiaries shall be excluded.

SECTION 1.05. Payments on Business Days. When the payment of any Obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall (except as provided in the definitions of Revolving Credit Maturity Date or Interest Period) be reflected in computing interest or fees, as the case may be.

SECTION 1.06. Dollar Equivalents; Currency Translation.

(a) The Administrative Agent shall determine the Dollar Equivalent of any Borrowing or any Letter of Credit denominated in an Alternative Currency on each applicable Revaluation Date, and such amount shall be the Dollar Equivalent of such Borrowing or such Letter of Credit until the next Revaluation Date with respect thereto to occur; provided that the Dollar Equivalent of any LC Disbursement made by any Issuing Bank in any Alternative Currency and not reimbursed by the applicable Borrower shall be determined as set forth in paragraph (e) of Section 2.05.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the Dollar Equivalent of such amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be.

SECTION 1.07. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.13(b) provide a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related Persons may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, (a) each Global Revolving Lender agrees to make Global Revolving Loans to the Borrowers from time to time during the Availability Period in Dollars or in any Alternative Currency in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Global Revolving Loans pursuant to Section 2.10) in such Lender’s Global Revolving Exposure exceeding such Lender’s Global Revolving Commitment and (b) each U.S. Revolving Lender agrees to make U.S. Revolving Loans to the Domestic Subsidiary Borrowers from time to time during the Availability Period in Dollars in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such U.S. Revolving Loans pursuant to Section 2.10) in such Lender’s U.S. Revolving Exposure exceeding such Lender’s U.S. Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Subject to the Borrowers’ overall currency and jurisdictional borrowing needs and other reasonable considerations, the Borrowers will use commercially reasonable efforts to approximately equalize utilization (as a percentage of the applicable Class of Commitments) under each of the Revolving Facilities.

SECTION 2.02. Loans and Borrowings.

(a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04.

(b) Subject to Section 2.13, each Revolving Borrowing shall be comprised (i) in the case of Borrowings in Dollars, entirely of ABR Loans, Term SOFR Loans or, if applicable pursuant to Section 2.13, Daily Simple SOFR Loans, in each case, as the Borrower Agent may request in accordance herewith, (ii) in the case of Borrowings in Sterling, entirely of Daily Simple SONIA Loans, (iii) in the case of Borrowings in Canadian Dollars, entirely of Term CORRA Loans or, if applicable pursuant to Section 2.13, Daily Simple CORRA Loans, in each case, as the Borrower Agent may request in accordance herewith and (iv) in the case of Borrowings in Mexican Pesos, entirely of TIIE Loans. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Term Benchmark Loan or RFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Term Benchmark Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that (i) any Term Benchmark Revolving Borrowing that results from a continuation of an outstanding Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing and (ii) any Term Benchmark Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Global Revolving Commitments or the aggregate U.S. Revolving Commitments, as applicable. At the time that each ABR Revolving Borrowing and/or RFR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Revolving Borrowing or an RFR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Global Revolving Commitments or the aggregate U.S. Revolving Commitments, as applicable, or that is required to finance the reimbursement of an LC Disbursement with respect to Global Letters of Credit or U.S. Letters of Credit, as applicable, as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000; provided that a Swingline Loan may be in an aggregate amount that is required to finance the reimbursement of an LC Disbursement with respect to Global Letters of Credit or U.S. Letters of Credit, as applicable, as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of twenty (20) Term Benchmark Borrowings or RFR Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower Agent shall not be entitled to request, or to elect to convert or continue, any Term Benchmark Borrowing if the Interest Period requested would end after the Revolving Credit Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing (other than a Swingline Loan), the Borrower Agent shall deliver to the Administrative Agent (via a pdf or similar file attached to an email) a Borrowing Request, signed by a Responsible Officer of the Borrower Agent (provided that if such Borrowing Request is delivered through an Approved Borrower Portal, then the foregoing signature requirement may be waived by the Administrative Agent in its sole discretion), (a)(i) in the case of a Term Benchmark Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing, (ii) in the case of an RFR Borrowing denominated in Dollars (if such Type is applicable pursuant to Section 2.13), not later than 11:00 a.m., New York City time, five (5) Business Days before the date of the proposed Borrowing, (iii) in the case of a Term Benchmark Borrowing denominated in Canadian Dollars, Euro or Mexican Pesos, in each case, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing, (iv) in the case of an RFR Borrowing denominated in Sterling, not later than 11:00 a.m., New York City time, five (5) RFR Business Days before the date of the proposed Borrowing, (v) in the case of an RFR Borrowing denominated in Canadian Dollars (if such Type is applicable pursuant to Section 2.13), not later than 11:00 a.m., New York City time, five (5) RFR Business Days before the date of the proposed Borrowing and (vi) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such request for a Borrowing of Term Loans may be delivered not later than such later time as shall be specified therefor in the applicable Additional Credit Extension Amendment. Each such Borrowing Request shall be irrevocable; provided that a Borrowing Request delivered by the Borrower Agent may state that such request is conditioned upon the effectiveness of other credit facilities or instruments of Indebtedness or other transaction, in which case such Borrowing Request may be revoked by the Borrower Agent (by notice to the Administrative Agent on or prior to the specified date of such Borrowing) if such condition is not satisfied. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the identity of the applicable Borrower;

(ii) the Agreed Currency and aggregate principal amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) the Facility under which such Borrowing will be made;

(v) whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing;

(vi) in the case of a Term Benchmark Borrowing (other than Mexican Pesos), the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vii) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06(a), or, in the case of any ABR Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), the identity of the Issuing Bank that made such LC Disbursement.

If no election as to the currency of a Borrowing is specified, then the requested Borrowing shall be made in Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (i) for Dollars, to the extent such request was submitted prior to the deadline for Term Benchmark Borrowings and to the extent Term Benchmark Borrowings are then available, a Term Benchmark Borrowing (or, otherwise, an ABR Borrowing), (ii) for an Alternative Currency (other than Sterling), a Term Benchmark Borrowing or (iii) for Sterling, an RFR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing (other than Mexican Pesos, which shall be as contemplated by the definition of the TIIE Rate), then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans.

(a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make (i) Global Swingline Loans to any Borrower from time to time during the Availability Period in Dollars, in an aggregate principal amount at any time outstanding that will not result in (x) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Loan Sublimit or (y) the Global Revolving Exposure of any Global Revolving Lender exceeding such Lender’s Global Revolving Commitment and (ii) U.S. Swingline Loans to any Domestic Subsidiary Borrower from time to time during the Availability Period in Dollars, in an aggregate principal amount at any time outstanding that will not result in (x) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Loan Sublimit or (y) the U.S. Revolving Exposure of any U.S. Revolving Lender exceeding such Lender’s U.S. Revolving Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Borrower Agent shall submit to the Administrative Agent a Borrowing Request, signed by a Responsible Officer of the Borrower Agent (provided that if such Borrowing Request is delivered through an Approved Borrower Portal, then the foregoing signature requirement may be waived by the Administrative Agent in its sole discretion), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such Borrowing Request shall be irrevocable and shall specify and shall specify (i) the identity of the applicable Borrower, (ii) the requested date (which shall be a Business Day), (iii) the principal amount of the requested Swingline Loan, (iv) whether such Swingline Loan is to be a Global Swingline Loan or a U.S. Swingline Loan and (v) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of this Section 2.04(b), or, in the case of any Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), the identity of the Issuing Bank that has made such LC Disbursement. The Administrative Agent will promptly advise the Swingline Lender of any such Borrowing Request received from the Borrower Agent. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to the general deposit account of such Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the relevant Issuing Bank or, to the extent that the Applicable Participants have made payments pursuant to Section 2.05(e) to reimburse the applicable Issuing Bank, to such Applicable Participants and such Issuing Bank as their interests may appear) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent require the Applicable Participants to acquire participations on such Business Day in all or a portion of the Global Swingline Loans outstanding or U.S. Swingline Loans outstanding, as applicable. Each such notice shall specify the aggregate principal amount of Swingline Loans in which the Applicable Participants will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Applicable Participant, specifying in such notice such Applicable Participant’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Applicable Participant hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day, then no later than 5:00 p.m., New York City time, on such Business Day and if received after 12:00 noon, New York City time, on a Business Day, then no later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the Swingline Lender, such Applicable Participant’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Applicable Participant acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Applicable Participant shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Applicable Participant (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Applicable Participants), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Applicable Participants. The Administrative Agent shall notify the Borrower Agent of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the applicable Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Applicable Participants that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to a Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof.

SECTION 2.05. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, (i) each Borrower may request the issuance of Global Letters of Credit denominated in Dollars or Alternative Currencies or (ii) each Domestic Subsidiary Borrower may request the issuance of U.S. Letters of Credit denominated in Dollars, in each case for its own account (provided that any Letter of Credit may be provided on behalf of the Parent Entity or any Restricted Subsidiary), in a form reasonably acceptable to the relevant Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the applicable Borrower to, or entered into by the applicable Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. No Issuing Bank shall be required (but, in its sole discretion, may) issue Letters of Credit that are not standby Letters of Credit.

(b) Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit, other than automatic extensions permitted pursuant to Section 2.05(c)), the Borrower Agent shall deliver (including any delivery through any electronic platform that is an electronic transmission system, if arrangements for doing so have been approved by the relevant Issuing Bank) to the relevant Issuing Bank and the Administrative Agent (at least three Business Days in advance of the requested date of issuance, amendment or extension) a Letter of Credit Request, signed by a Responsible Officer of the Borrower Agent, requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the applicable Borrower, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit is to be denominated (and if such Letter of Credit is denominated in U.S. Dollars, whether it is a Global Letter of Credit or a U.S. Letter of Credit), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. The relevant Issuing Bank shall promptly notify the Administrative Agent of any such issuance, amendment or extension. If requested by the relevant Issuing Bank, the applicable Borrower also shall submit a letter of credit application as required by such Issuing Bank and using such Issuing Bank’s standard form in connection with any request for a Letter of Credit (each, a “Letter of Credit Agreement”); provided that in the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit, the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the LC Exposure shall not exceed the LC Exposure Sublimit, (ii) the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank shall not exceed such Issuing Bank’s LC Commitment and (iii) (x) in the case of a Global Letter of Credit, the Global Revolving Exposure of any Global Revolving Lender shall not exceed such Lender’s Global Revolving Commitment and (y) in the case of a U.S. Letter of Credit, the U.S. Revolving Exposure of any U.S. Revolving Lender shall not exceed such Lender’s Global Revolving Commitment.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after such extension) and (ii) the date that is five (5) Business Days prior to the Revolving Credit Maturity Date, or, in each case, such later date as the relevant Issuing Bank may agree to the extent such Letters of Credit are cash collateralized or backstopped in a manner reasonably acceptable to the Issuing Bank; provided that in the event that an Issuing Bank consents to an expiration date for any Letter of Credit that is following the Revolving Credit Maturity Date, the Applicable Participants shall cease to have risk participations therein on the later of (x) the day following the Revolving Credit Maturity Date or (y) such later date through which such Letter of Credit is deemed to be outstanding in accordance with Section 1.03.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof or extending the expiration thereof) and without any further action on the part of the relevant Issuing Bank or the Revolving Lenders, such Issuing Bank hereby grants to each Applicable Participant, and each Applicable Participant hereby acquires from such

Issuing Bank, a participation in such Letter of Credit equal to such Applicable Participant’s Applicable Percentage of the aggregate amount from time to time available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Applicable Participant hereby absolutely, irrevocably and unconditionally agrees to pay to the Administrative Agent in Dollars (in the case of an LC Disbursement in an Alternative Currency, based on the Dollar Equivalent amount thereof at the time of drawing), for the account of the relevant Issuing Bank, such Applicable Participant’s Applicable Percentage of each LC Disbursement made by such Issuing Bank to the extent not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason. Each Applicable Participant acknowledges and agrees that, subject to the proviso set forth in paragraph (c) of this Section, its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit and to make payments in respect of such acquired participations is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit, the occurrence and continuance of a Default, reduction or termination of the Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of the ISP or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Commitments, and that each such payment by the Applicable Participant for the account of the relevant Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in Dollars equal to the Dollar Equivalent of such LC Disbursement (determined as of the date of drawing) (or such other applicable currency as the applicable Borrower and the applicable Issuing Bank may agree in writing), on (i) the Business Day that the applicable Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt or (ii) the Business Day immediately following the day that the applicable Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that unless the applicable Borrower elects otherwise, the applicable Borrower shall be deemed, subject to the conditions to borrowing set forth herein, to have requested in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or, if such amount is less than the Borrowing Multiple, a Swingline Loan under the Revolving Facility under which such Letters of Credit was issued in the Dollar Equivalent amount of such LC Disbursement (determined as of the date of drawing) and, to the extent so financed, the applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If a Borrower fails to make such payment when due (or if any such reimbursement payment is required to be refunded to the applicable Borrower for any reason), then (A) if such payment relates to a Letter of Credit denominated in an Alternative Currency, automatically and with no further action required, the applicable Borrower’s obligation to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the Dollar Equivalent of such LC Disbursement (determined as of the date of drawing) and (B) in the case of each LC Disbursement, the Administrative Agent shall notify the applicable Issuing Bank and each Applicable Participant of the applicable LC Disbursement, the payment then due from the applicable Borrower in respect thereof and such Applicable Participant’s Applicable Percentage thereof. Promptly following receipt of such notice, each Applicable Participant shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the applicable Borrower in Dollars, in the same manner as provided in Section 2.06 with respect to Loans made by such Applicable Participant (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Applicable Participants), and the

Administrative Agent shall promptly pay to the relevant Issuing Bank the amounts so received by it from the Applicable Participants. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the relevant Issuing Bank or, to the extent that the Applicable Participants have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Applicable Participants and such Issuing Bank as their interests may appear. Any payment made by an Applicable Participant pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve any Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrowers’ respective obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the relevant Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder. None of the Administrative Agent, the Revolving Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the relevant Issuing Bank; provided that the foregoing shall not be construed to excuse the relevant Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by the relevant Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of bad faith, gross negligence or willful misconduct on the part of the relevant Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the relevant Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The relevant Issuing Bank shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The relevant Issuing Bank shall promptly notify the Administrative Agent and the Borrower Agent by telephone (confirmed by transmission by electronic communication in accordance with

Section 9.01(b)) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse the relevant Issuing Bank and the Applicable Participants with respect to any such LC Disbursement (other than with respect to the timing of such reimbursement obligation set forth in paragraph (e) of this Section).

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans, and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the relevant Issuing Bank, except that interest accrued on and after the date of payment by any Applicable Participant pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Applicable Participant to the extent of such payment.

(i) Replacement or Addition of Issuing Bank. Any Issuing Bank may be replaced, or the LC Commitment of any Issuing Bank assigned, at any time by written agreement among the Borrower Agent, the Administrative Agent and the successor or assignee Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any replacement of an Issuing Bank. At the time any such replacement or assignment shall become effective, the applicable Borrowers shall pay all unpaid fees accrued for the account of the replaced or assigning Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement or assignment, (i) the successor or assignee Issuing Bank shall have all the rights and obligations of the replaced or assigning Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or assignee or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank or the assignment of an LC Commitment hereunder, the replaced or assigning Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement or with respect to its remaining LC Commitment (if any), but, in the case of a replacement, shall not be required to issue additional Letters of Credit. A Lender may become an additional Issuing Bank hereunder at any time by written agreement among the Borrower Agent, the Administrative Agent and such Lender. The Administrative Agent shall notify the Revolving Lenders of any such additional Issuing Bank.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Agent receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, (x) Global Revolving Lenders with Global LC Exposure representing greater than 50% of the Global LC Exposure or (y) U.S. Revolving Lenders with U.S. LC Exposure representing greater than 50% of the U.S. LC Exposure, as applicable) demanding the deposit of cash collateral pursuant to this paragraph, the applicable Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Applicable Participants, an amount in cash and in the relevant currencies equal to the Global LC Exposure and/or U.S. LC Exposure, as applicable, as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to a Borrower or the Parent Entity described in paragraph (h) or (i) of Article VII. The applicable Borrowers also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Sections 2.10(b) and 2.22(a)(iv). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Monies in such account shall be applied by the Administrative Agent to reimburse the relevant Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrowers for the Global LC Exposure and/or U.S. LC Exposure, as applicable, at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of (x) Global Revolving Lenders with Global LC Exposure representing greater than 50% of the Global LC Exposure or (y) U.S. Revolving Lenders with U.S. LC Exposure representing greater than 50% of the U.S. LC Exposure, as applicable, and, in the case of any such application at a time when any Revolving Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the applicable Borrowers under the Loan Documents. If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or pursuant to Section 2.22(a)(iv), such amount plus any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived or such collateral is no longer required pursuant to Section 2.22(a)(iv), as applicable.

(k) Rollover of Existing Letters of Credit and Other Letters of Credit. Each of the Existing Letters of Credit outstanding under the Third Restated Credit Agreement on the Restatement Effective Date shall remain outstanding as Global Letters of Credit until otherwise returned or expired (in each case without any pending drawing). Any letter of credit that was issued by an Issuing Bank and is not a Letter of Credit will be deemed to be a Letter of Credit issued under this Agreement on the date that the applicable Borrower, such Issuing Bank and the Administrative Agent sign an instrument identifying such letter of credit as a Letter of Credit under this Agreement; provided that such instrument may only be executed if such letter of credit would be permitted to be issued under this Agreement as a Letter of Credit on such date.

(l) LC Determinations. A Letter of Credit shall be deemed at a particular time to be “outstanding”, and not to have “terminated”, in each case regardless of the expiration date of the Letter of Credit, if (i) a presentation made at such time under such Letter of Credit would be required to be honored if otherwise made in accordance with the terms and conditions of such Letter of Credit, or (ii) a presentation made on or before the latest date for presentation under such Letter of Credit has not yet been honored and under the applicable letter of credit practice rules or applicable law the time to give timely notice of refusal of such presentation for documentary discrepancies has not yet passed.

(m) Certain Acknowledgements. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, the Parent Entity or a Restricted Subsidiary (other than a Borrower), or states that the Parent Entity or a Restricted Subsidiary (other than a Borrower) is the “account party”, “applicant”, “customer”, “instructing party”, or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against the

Parent Entity or such Restricted Subsidiary in respect of such Letter of Credit, the applicable Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder, the payment of interest thereon and the payment of fees due under Section 2.11(b)) as if such Letter of Credit had been issued solely for the account of such Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of the Parent Entity or such Restricted Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the Parent Entity or any Restricted Subsidiary inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of the Parent Entity and the Restricted Subsidiaries.

SECTION 2.06. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by (x) in the case of Loans denominated in Dollars, 2:00 p.m., New York City time, and (y) in the case of Loans denominated in Alternative Currencies, 12:00 noon, New York City time (or, if earlier, the Applicable Time specified by the Administrative Agent to the Lenders), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Loan to be made on such date; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account (i) in the case of Loans denominated in Dollars, in New York City, (ii) in the case of Loans denominated in Euro or Sterling, in London, (iii) in the case of Loans denominated in Canadian Dollars, in Toronto, Canada, and (iv) in the case of Loans denominated in Mexican Pesos, in Mexico City, Mexico and in each case designated by the Borrower Agent in the applicable Borrowing Request, provided that Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank or, to the extent that Applicable Participants have made payments pursuant to Section 2.05(e) to reimburse such Issuing Bank, then to such Applicable Participants and the applicable Issuing Bank as their interests may appear.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrowers, the interest rate applicable to (x) in the case of Loans denominated in Dollars, ABR Loans of the applicable Class and (y) in the case of Loans denominated in Alternative Currencies, such Loan, in each case, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If the applicable Borrower and the applicable Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. Any such payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.07. Interest Elections.

(a) Subject to Section 2.02(b), each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Agent may elect to convert such Borrowing to a different Type, or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may continue such Borrowing and may elect Interest Periods therefor, all as provided in this Section; provided that the Borrowers may not elect to convert any Borrowing denominated in an Alternative Currency to an ABR Borrowing and may not change the currency in which any Borrowing is denominated. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower Agent shall deliver to the Administrative Agent an Interest Election Request by the time that a Borrowing Request would be required under Section 2.03 if the Borrower Agent were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be signed by a Responsible Officer of the Borrower Agent (provided that if such Interest Election Request is delivered through an Approved Borrower Portal, then the foregoing signature requirement may be waived by the Administrative Agent in its sole discretion). Notwithstanding any contrary provision herein, this Section shall not be construed to permit a Borrower to (i) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d) or (ii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made.

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Facility and the Borrowing to which such Interest Election Request applies, the Agreed Currency and the principal amount of Borrowing to which such Interest Election Request applies, and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing (in the case of Borrowings denominated in Dollars) or a Term Benchmark Borrowing; and

(iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower Agent shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If a Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing denominated in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein and subject to Section 2.13, at the end of such Interest Period, such Borrowing shall be continued as a Term Benchmark Borrowing with an Interest Period of one month. If a Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing denominated in an Alternative Currency prior to the end of the Interest Period applicable thereto, then, unless such Term Benchmark Borrowing is repaid as provided herein and subject to Section 2.13, at the end of such Interest Period, such Borrower shall be deemed to have selected that such Term Benchmark Borrowing shall automatically be continued as a Term Benchmark Borrowing in its original Agreed Currency with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Agent, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, (x) each Term Benchmark Revolving Borrowing denominated in Dollars shall convert to an ABR Borrowing at the end of the Interest Period applicable thereto and (y) each Term Benchmark Borrowing denominated in an Alternative Currency shall convert, on the last day of the Interest Period applicable to such Loan, to a CBR Loan that bears interest at the Central Bank Rate for the applicable Alternative Currency (or, in the case of a Loan denominated in Canadian Dollars, at the Canadian Prime Rate) plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency (or, in the case of Loans denominated in Canadian Dollars, the Canadian Prime Rate) cannot be determined, any outstanding affected Term Benchmark Loans denominated in such Alternative Currency shall either be (A) converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the Interest Period applicable thereto or (B) prepaid at the end of the Interest Period applicable thereto in full; provided that if no election is made by the Borrower Agent by the earlier of (x) the date that is three Business Days after receipt by the Borrower Agent of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, the Borrower Agent shall be deemed to have elected clause (A) above. Interest on any CBR Loan shall be payable, and principal of any CBR Loan shall be payable or prepayable, in each case, as would be applicable to the Loan that was converted into such CBR Loan.

SECTION 2.08. Termination and Reduction of Commitments.

(a) Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Credit Maturity Date.

(b) The Borrower Agent may at any time terminate, or from time to time reduce, the Revolving Commitments of any Class; provided that (i) each reduction of the Revolving Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 (or, if less, the remaining amount of such Commitments), and (ii) the Borrower Agent shall not terminate or reduce either Class of the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans or Swingline Loans of such Class in accordance with Section 2.10, the aggregate Revolving Exposures of such Class (excluding, in the case of any termination of the Global Revolving Commitments or the U.S. Revolving Commitments, the portion of the Global Revolving Exposures or U.S. Revolving Exposures attributable to outstanding Global Letters of Credit or U.S. Letters of Credit, as applicable, if and to the extent that the applicable Borrowers have made arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank with respect to such Global Letters of Credit or U.S. Letters of Credit, as applicable, and such Issuing Bank has released the Applicable Participants from their participation obligations with respect to such Global Letters of Credit or U.S. Letters of Credit, as applicable) would exceed the aggregate Revolving Commitments of such Class.

(c) The Borrower Agent shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (c) of this Section by delivery to the Administrative Agent of a written notice to that effect, signed by a Responsible Officer of the Borrower Agent, at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof; provided that if such notice is delivered through an Approved Borrower Portal, then the foregoing signature requirement may be waived by the Administrative Agent in its sole discretion. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower Agent pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower Agent may state that such notice is conditioned upon the effectiveness of other credit facilities or instruments of Indebtedness or other transaction, in which case such notice may be revoked by the Borrower Agent (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments of any Class shall be permanent. Each reduction of the Revolving Commitments of any Class shall, except as provided in Section 2.20, be made ratably among the Lenders in accordance with their respective Revolving Commitments of such Class.

SECTION 2.09. Repayment of Loans; Evidence of Debt.

(a) Each Borrower hereby unconditionally promises to pay to (i) the Administrative Agent, for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Revolving Lender made to such Borrower on the Revolving Credit Maturity Date in the currency in which such Loan is denominated and (ii) the Swingline Lender the then unpaid principal amount of each Swingline Loan in Dollars on the earlier of the Revolving Credit Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least three (3) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Loan is made, the applicable Borrowers shall repay all Swingline Loans then outstanding.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount and currency of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount and currency of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by promissory notes. In such event, the applicable Borrowers shall prepare, execute and deliver to such Lender promissory notes payable to such Lender and its registered assigns and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

SECTION 2.10. Prepayment of Loans.

(a) Optional Prepayments. (i) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing of any Class in whole or in part, without premium or penalty, subject to prior notice in accordance with paragraph (a)(ii) of this Section (subject to any mandatory prepayment requirements hereunder).

(ii) The Borrower Agent shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by delivery of a written notice of any prepayment hereunder, signed by a Responsible Officer of the Borrower Agent (provided that if such notice is delivered through an Approved Borrower Portal, then the foregoing signature requirement may be waived by the Administrative Agent in its sole discretion) (A) in the case of prepayment of a Term Benchmark Borrowing denominated in (x) Dollars, not later than 11:00 a.m., New York City time, three (3) U.S. Government Securities Business Days before the date of prepayment, (y) Canadian Dollars or Euros, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment or (z) Mexican Pesos, not later than 11:00 a.m., New York City time, four (4) Business Days before the date of prepayment, (B) in the case of a prepayment of an RFR Borrowing denominated in (x) US Dollars, not later than 11:00 a.m., New York City time, five (5) Business Days before the date of prepayment, (y) Canadian Dollars, not later than 11:00 a.m., New York City time, five (5) RFR Business Days before the date of prepayment or (z) Sterling, not later than 11:00 a.m., New York City time, five (5) RFR Business Days before the date of prepayment, (C) in the case of prepayment of an ABR Borrowing (other than a Swingline Loan), not later than 11:00 a.m., New York City time, on the date of prepayment or (D) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment, or in each case, such later time as the Administrative Agent may approve. Each such notice shall be irrevocable and shall specify the prepayment date, the Class or Classes of Loans to be repaid and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, a notice of prepayment delivered by the Borrower Agent may state that such notice is conditioned upon the effectiveness of other credit facilities or instruments of Indebtedness or other transaction, in which case such notice may be revoked by the Borrower Agent (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any

Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in such Borrowing. Prepayments pursuant to this Section 2.10(a) shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be subject to Section 2.15.

(b) Mandatory Prepayments. (i) In the event and on such occasion that the aggregate Global Revolving Exposures or aggregate U.S. Revolving Exposures exceed the aggregate Revolving Commitments of such Class, the applicable Borrowers shall prepay Revolving Borrowings of such Class or, if applicable, Swingline Loans of such Class (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j) in an aggregate amount equal to such excess); provided that if any such excess of up to 5% of the aggregate Global Revolving Commitments then in effect shall result from a change in the applicable exchange rates relating to Alternative Currencies, then such prepayment and/or cash collateralization shall only be required to be made by the applicable Borrowers upon one Business Day’s notice from the Administrative Agent.

(ii) Prior to any prepayment of Revolving Borrowings or Swingline Loans pursuant to this Section 2.10(b), the Borrower Agent shall use its commercially reasonable efforts to provide a notice of prepayment in accordance with Section 2.10(a)(ii), but without giving effect to the delivery deadlines set forth in such Section. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each prepayment of a Borrowing shall be applied ratably to the Loans included in such Borrowing. Prepayments pursuant to this Section 2.10(b) shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be subject to Section 2.15.

SECTION 2.11. Fees.

(a) (i) The Borrowers agree to pay to the Administrative Agent in Dollars for the account of each Global Revolving Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Global Revolving Commitment of such Lender (whether used or unused) (or, if the Global Revolving Commitment of such Lender has terminated, on the daily amount of the Global Revolving Exposure of such Lender) during the period from and including the Restatement Effective Date to but excluding the date on which such Global Revolving Commitment terminates and such Lender’s Global Revolving Exposure has been reduced to zero, and (ii) the Borrowers agree to pay to the Administrative Agent in Dollars for the account of each U.S. Revolving Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the U.S. Revolving Commitment of such Lender (whether used or unused) (or, if the U.S. Revolving Commitment of such Lender has terminated, on the U.S. Revolving Exposure of such Lender) during the period from and including the Restatement Effective Date to but excluding the date on which such U.S. Revolving Commitment terminated and such Lender’s U.S. Revolving Exposure is reduced to zero. Facility fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth (15th) calendar day following such last day, commencing on the first such date to occur after the Restatement Effective Date; provided that accrued facility fees shall also be payable on the date on which the Revolving Commitments of the applicable Class terminate and any facility fees accruing after the date on which the Revolving Commitments of the applicable Class terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrowers agree to pay (i) to the Administrative Agent in Dollars for the account of each Global Revolving Lender a participation fee with respect to its participations in Global Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Term Benchmark Revolving Loans denominated in Dollars on the daily amount of such Global Revolving Lender’s Global LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements with respect to Global Letters of Credit) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such Global Revolving Lender’s Global Revolving Commitment terminates and the date on which such Global Revolving Lender ceases to have any Global LC Exposure, (ii) to the Administrative Agent in Dollars for the account of each U.S. Revolving Lender a participation fee with respect to its participations in U.S. Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Term Benchmark Revolving Loans on the daily amount of such U.S. Revolving Lender’s U.S. LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements with respect to U.S. Letters of Credit) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such U.S. Revolving Lender’s U.S. Revolving Commitment terminates and the date on which such U.S. Revolving Lender ceases to have any U.S. LC Exposure and (iii) to each Issuing Bank a fronting fee in Dollars, which, unless agreed to otherwise with the applicable Issuing Bank, shall accrue at the rate of 0.125% per annum on the daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Restatement Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure with respect to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth (15th) calendar day following such last day, commencing on the first such date to occur after the Restatement Effective Date; provided that all such accrued fees shall also be payable on the date on which the Revolving Commitments of the applicable Class terminate and any such fees accruing after the date on which the Revolving Commitments of the applicable Class terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the U.S. Parent Borrower and the Administrative Agent pursuant to the Fee Letters.

(d) All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the relevant Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.12. Interest.

(a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR, the Adjusted Term CORRA, the Adjusted EURIBOR or the Adjusted TIIE Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Each RFR Loan shall bear interest at the applicable Adjusted Daily Simple RFR plus the Applicable Rate.

(d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee payable by a Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any interest or fees, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e) Accrued interest on each Loan shall be payable in the Agreed Currency in which such Loan is denominated in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans of any Class, upon termination of the Revolving Commitments of such Class; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) Interest computed by reference to the Term SOFR, the EURIBOR, the TIIE Rate, the Daily Simple SOFR (if applicable pursuant to Section 2.13) or the Alternate Base Rate (subject to the next sentence) hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Daily Simple SONIA, the Term CORRA or the Daily Simple CORRA (if applicable pursuant to Section 2.13) or by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted Term SOFR, Term SOFR, Adjusted EURIBOR, EURIBOR, Adjusted Term CORRA, Term CORRA, Adjusted TIIE Rate, TIIE Rate, Daily Simple SONIA, Adjusted Daily Simple SOFR and Adjusted Daily Simple CORRA shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Alternate Rate of Interest.

(a) Subject to Section 2.13(b):

(i) if the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR, the Adjusted EURIBOR, the Adjusted Term CORRA or the Adjusted TIIE Rate, as applicable, for such Interest Period (including because the Relevant Screen Rate is not available or published on a current basis) or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency; and

(ii) if the Administrative Agent is advised by the Required Lenders (or, in the case of an Alternative Currency, Required Facility Lenders under the Global Revolving Facility) that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Relevant Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in the applicable RFR Borrowing;

then the Administrative Agent shall give notice (which may be by telephone) thereof to the Borrower Agent and the Lenders as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower Agent and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower Agent delivers a new Interest Election Request in accordance with Section 2.07 or a new Borrowing Request in accordance with Section 2.03, (A) in the case of Loans denominated in Dollars, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing for such Interest Period and any Borrowing Request that requests a Term Benchmark Borrowing for such Interest Period shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or Section 2.13(a)(ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR is also the subject of Section 2.13(a)(i) or Section 2.13(a)(ii) above and (B) in the case of Loans denominated in any Alternative Currency, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing for such Interest Period and any Borrowing Request that requests a Term Benchmark Borrowing for such Interest Period or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower Agent’s receipt of the notice from the Administrative Agent referred to in this Section 2.13(a) with respect to the Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower Agent and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower Agent delivers a new Interest Election Request in accordance with Section 2.07 or a new Borrowing Request in accordance with Section 2.03, (A) in the case of Loans denominated in Dollars, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, (x) an RFR Loan denominated in Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or Section 2.13(a)(ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR is also the subject of Section 2.13(a)(i) or Section 2.13(a)(ii) above, on such day, and (2) any RFR Loan shall on and from such day convert to, and shall constitute, an ABR Loan and (B) in the case of Loans denominated in any Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Alternative Currency (or, in the case of a Loan denominated in Canadian Dollars, at the Canadian Prime Rate) plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency (or, in the case of Loans denominated in Canadian Dollars, the Canadian Prime Rate) cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower Agent’s election prior to such day, either (A) be prepaid in full by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, be deemed to be a Term Benchmark Loan of the applicable Class denominated in Dollars (in a principal amount that is equal to the Dollar Equivalent of the aggregate principal amount of such Term Benchmark Loan denominated in such Alternative Currency) and shall accrue interest at the same interest rate as would be applicable to Term Benchmark Loans denominated in Dollars at such time (assuming successive Interest Periods of one month) and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected RFR Loans denominated in such Agreed Currency shall, at the Borrower Agent’s election prior to such day, either (A) be prepaid in full by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such RFR Loan, be deemed to be an ABR Loan (in a principal amount that is equal to the Dollar Equivalent of the principal amount of such RFR Loan) and shall accrue interest at the same interest rate as would be applicable to ABR Loans of the applicable Class at such time. Interest on any CBR Loan shall be payable, and principal of any CBR Loan shall be payable or prepayable, in each case, as would be applicable to the Loan that was converted into such CBR Loan.

(b) (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars or Canadian Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (or, in the case of an Alternative Currency, Required Facility Lenders under the Global Revolving Facility).

(ii) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right, in consultation with the Borrower Agent, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Canadian Dollars, if a Term CORRA Reelection Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that the foregoing shall not be effective unless the Administrative Agent has delivered to the Lenders and the Company a Term CORRA Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term CORRA Notice after the occurrence of a Term CORRA Reelection Event and may do so in its sole discretion.

(iii) The Administrative Agent will promptly notify the Borrower Agent and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.13(b)(iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their reasonable discretion in consultation with the Borrower Agent and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.

(iv) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR, EURIBOR, Term CORRA and TIIE Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Upon the Borrower Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the applicable Benchmark, the Borrower Agent may revoke any request for a borrowing of, conversion to or continuation of Term Benchmark Loans or RFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (x) the Borrower Agent will be deemed to have converted any request for a Term Benchmark Borrowing denominated in Dollars into a request for a borrowing of or conversion to (A) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event and (y) any request for a borrowing of, conversion to or continuation of any Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency shall be ineffective. Furthermore, if any Term Benchmark Loan or RFR Loan denominated in any Agreed Currency is outstanding on the date of the Borrower Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this

Section 2.13(b), (A) in the case of Loans denominated in Dollars, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, (x) an RFR Loan denominated in Dollars so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day convert to, and shall constitute, an ABR Loan and (B) in the case of Loans denominated in any Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Alternative Currency (or, in the case of a Loan denominated in Canadian Dollars, at the Canadian Prime Rate) plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency (or, in the case of Loans denominated in Canadian Dollars, the Canadian Prime Rate) cannot be determined, any outstanding affected Term Benchmark Loan denominated in any Alternative Currency shall, at the Borrower Agent’s election prior to such day, either (A) be prepaid in full by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, be deemed to be a Term Benchmark Loan denominated in Dollars (in a principal amount that is equal to the Dollar Equivalent of the aggregate principal amount of such Term Benchmark Loan denominated in such Alternative Currency) and shall accrue interest at the same interest rate as would be applicable to Term Benchmark Loans of the applicable Class denominated in Dollars at such time (assuming successive Interest Periods of one month) and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loan denominated in such Alternative Currency shall, at the Borrower Agent’s election prior to such day, either (A) be prepaid in full by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such RFR Loan, be deemed to be an ABR Loan of the applicable Class (in a principal amount that is equal to the Dollar Equivalent of the principal amount of such RFR Loan) and shall accrue interest at the same interest rate as would be applicable to ABR Loans of the applicable Class at such time. Interest on any CBR Loan shall be payable, and principal of any CBR Loan shall be payable or prepayable, in each case, as would be applicable to the Loan that was converted into such CBR Loan. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.

SECTION 2.14. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted EURIBOR, Adjusted Term CORRA or the Adjusted TIIE Rate, as applicable) or Issuing Bank;

(ii) impose on any Lender or Issuing Bank or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Lender or Issuing Bank to any Taxes (other than any Excluded Taxes or any Indemnified Taxes) on its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan or of maintaining its obligation to make any Loan, or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder, whether of principal, interest or otherwise, in each case by an amount deemed by such Lender or such Issuing Bank to be material in the context of its making of, and participation in, extensions of credit under this Agreement, then, from time to time, upon the request of such Lender or such Issuing Bank, the applicable Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines in good faith that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time, upon the request of such Lender or such Issuing Bank, the applicable Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Agent and shall be conclusive absent manifest error. The applicable Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Notwithstanding the foregoing, no Lender or Issuing Bank shall be entitled to seek compensation under this Section 2.14 based on the occurrence of a Change in Law arising solely from the Dodd-Frank Wall Street Reform and Consumer Protection Act or any requests, rules, guidelines or directives thereunder or issued in connection therewith, unless such Lender or Issuing Bank is generally seeking compensation from other borrowers with respect to its similarly affected commitments, loans and/or participations under agreements with such borrowers having provisions similar to this Section 2.14.

SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked and is revoked in accordance therewith), (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.18 or (e) the failure by a Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the applicable Borrowers shall compensate each Lender for the loss, cost and expense (excluding loss of anticipated profit) attributable to such event. The applicable Borrowers shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

SECTION 2.16. Taxes(a) . (a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes unless otherwise required by applicable law. If any Loan Party or other applicable withholding agent shall be required by applicable law to deduct or withhold any Taxes from any such payments (as determined in the good faith discretion of the applicable withholding agent), then (i) the applicable withholding agent shall make such deductions or withholdings and timely pay any such Taxes to the relevant Governmental Authority in accordance with applicable law, and (ii) if the Tax in question is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions or withholdings for Indemnified Taxes (including deductions or withholdings applicable to additional sums payable under this Section 2.16) have been made, the Lender (or, in the case of a payment to the Administrative Agent for its own account, the Administrative Agent) receives on the due date a net sum equal to the sum it would have received had no such deductions or withholdings been made.

(b) In addition, without duplication of Section 2.16(a), the Borrowers shall pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Loan Parties shall, jointly and severally, indemnify each Lender and the Administrative Agent (each a “Tax Indemnitee”), within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes, payable by such Tax Indemnitee (including Indemnified Taxes imposed on or attributable to amounts payable under this Section 2.16) other than any penalties arising as a result of the gross negligence or willful misconduct of such Lender or the Administrative Agent (as determined by a final non-appealable judgment of a court of competent jurisdiction), and any reasonable out-of-pocket expenses related thereto, whether or not such Taxes were correctly or legally imposed or asserted by the applicable Governmental Authority; provided, however, that if any Lender or the Administrative Agent does not notify the Borrower Agent of any indemnification claim under this Section 2.16(c) within 180 days after such Lender or the Administrative Agent has received notice of the specific assessment or deficiency giving rise to such indemnification claim, the Loan Parties shall not be required to indemnify such Lender or the Administrative Agent for any incremental interest or penalties resulting from such Lender’s or the Administrative Agent’s failure to notify the Loan Parties within the 180 day period;

provided further that, if the specific assessment or deficiency giving rise to such indemnification claim is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. A certificate as to the amount of such payment or liability prepared in good faith and delivered by the Tax Indemnitee or by the Administrative Agent on its own behalf or on behalf of another Tax Indemnitee, accompanied by reasonable supporting documentation, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, and in any event within 30 days of any such payment, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Lender shall, at such times as are reasonably requested by the Borrower Agent or the Administrative Agent, provide the Borrower Agent and the Administrative Agent with any documentation prescribed by applicable law or reasonably requested by the Borrower Agent or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under any Loan Document. In addition, each Lender, if reasonably requested by any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each such Lender shall, whenever a lapse in time or change in circumstances renders any of the foregoing documentation (including any specific documentation required below in this Section 2.16(e)) obsolete, expired or inaccurate in any material respect, deliver promptly to the Borrower Agent and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower Agent or the Administrative Agent) or promptly notify the Borrower Agent and the Administrative Agent in writing of its legal ineligibility to do so.

Without limiting the foregoing:

(1) Each Lender that is not a Foreign Lender shall deliver to the Borrower Agent (as an agent for all of the Borrowers) and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.

(2) Each Foreign Lender shall deliver to the Borrower Agent (as an agent for the U.S. Parent Borrower and all of the Domestic Subsidiary Borrowers) and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of any Borrower or the Administrative Agent) whichever of the following is applicable:

(A) two properly completed and duly signed copies of IRS Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,

(B) two properly completed and duly signed copies of IRS Form W-8ECI (or any successor forms),

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) two properly completed and duly signed certificates substantially in the form of Exhibit B-1, B-2, B-3 and B-4, as applicable, (any such certificate, a “U.S. Tax Compliance Certificate”) and (y) two properly completed and duly signed copies of IRS Form W-8BEN or W-8BEN-E (or any successor forms),

(D) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), two properly completed and duly signed copies of IRS Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W-8ECI, Form W-8BEN or W-8BEN-E, U.S. Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 2.16(e) if such beneficial owner were a Lender, as applicable (provided that, if the Foreign Lender is a partnership for U.S. federal income tax purposes (and not a participating Lender) and one or more beneficial owners are claiming the portfolio interest exemption, the U.S. Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such beneficial owner(s)), or

(E) two properly completed and duly signed copies of any other form prescribed by applicable U.S. federal income tax laws as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under the Loan Documents.

(3) Each Foreign Lender shall deliver to the Borrower Agent (as agent for all of the Foreign Subsidiary Borrowers) and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of any Borrower or the Administrative Agent) two properly completed and duly signed copies of an applicable IRS Form W-8 (or any successor form) certifying such Foreign Lender’s non-U.S. status.

(4) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by Sections 1471 through 1474 of the Code if such Lender were to fail to comply with the applicable reporting requirements of those Sections (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Agent (as agent for all of the Borrowers) and the Administrative Agent at the time or times prescribed by applicable law and at such time or times reasonably requested by the Borrower Agent or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Agent or the Administrative Agent as may be necessary for such Borrower Agent and the Administrative Agent to comply with their obligations under Sections 1471 through 1474 of the Code and to determine whether such Lender has or has not complied with such Lender’s obligations under such Sections and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (4), Sections 1471 through 1474 of the Code shall include any amendments made to such sections after the date of this Agreement and any intergovernmental agreement (and any related laws, regulations or official administrative practices) implementing the foregoing.

Notwithstanding any other provision of this Section 2.16(e), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver. Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.16(e).

(f) If the Administrative Agent or a Lender receives a refund of any Indemnified Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts or indemnification payments pursuant to this Section 2.16, it shall promptly pay over such refund to the Borrower Agent (but only to the extent of indemnity payments made, or additional amounts paid, by the applicable Loan Parties under this Section 2.16 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that each Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 2.16(f) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

(g) For the avoidance of doubt, the term “Lender,” for purposes of this Section 2.16, shall include any Swingline Lender and any Issuing Bank.

(h) The Administrative Agent and each Lender shall use commercially reasonable efforts to cooperate with the Borrowers in attempting to recover any Indemnified Taxes that the Borrowers reasonably assert were improperly imposed if (i) in the reasonable judgment of the Administrative Agent or such Lender, as applicable, such cooperation shall not subject the Administrative Agent or such Lender, as applicable, to any unreimbursed third party cost or expense or otherwise be materially disadvantageous to the Administrative Agent or such Lender, as applicable, and (ii) based on advice of the applicable Borrower’s (or other applicable Loan Party’s) independent accountants or external legal counsel, there is a reasonable basis for such Loan Party to contest with the applicable Governmental Authority the imposition of such Indemnified Taxes or Other Taxes; provided, however, that any such attempts shall be at the sole cost of the Borrowers and the Borrowers shall indemnify the Administrative Agent and each Lender for any costs it incurs in connection with complying with this Section 2.16(h). The Borrowers shall have the right to dispute or challenge in a reasonable manner and only to the extent necessary to protect its rights under applicable law, and at its sole cost and expense, the imposition of Indemnified Taxes with the relevant Governmental Authority. In no event will this Section 2.16(h) relieve any Borrower of its obligation to pay additional amounts or indemnification payments to the Administrative Agent or any Lender under this Section 2.16. Any refund obtained shall be repaid to the applicable Borrower to the extent provided in Section 2.16(f).

(i) (i) A UK Tax Deduction on a payment made by a UK Loan Party under a Loan Document shall be regarded as an Excluded Tax if on the date on which the payment falls due:

(1) the payment could have been made to the relevant Lender without any UK Tax Deduction if such Lender had been a UK Qualifying Lender but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or treaty or any published practice or published concession of any relevant taxing authority;

(2) the relevant Lender is a UK Treaty Lender and the UK Loan Party making the payment is able to demonstrate that the payment could have been made to the Lender without any UK Tax Deduction had that Lender duly complied with its obligations under Section 2.16(i)(ii) and Section 2.16(i)(iii); or

(3) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (b) of the definition of “UK Qualifying Lender”; and:

(A) an officer of HMRC has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the UK Loan Party making the payment or the Borrower Agent a certified copy of that Direction; and

(B) the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made; or

(4) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (b) of the definition of “UK Qualifying Lender” and:

(A) the relevant Lender has not given a UK Tax Confirmation to the UK Loan Party making the payment; and

(B) the payment could have been made to the Lender without any UK Tax Deduction if the Lender had given a UK Tax Confirmation to the UK Loan Party, on the basis that the UK Tax Confirmation would have enabled the UK Loan Party to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA.

(ii) Subject to paragraph (iii) below, a UK Treaty Lender and each UK Loan Party which makes a payment to which that UK Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that UK Loan Party to obtain authorization to make that payment without any UK Tax Deduction.

(iii) A UK Treaty Lender which becomes a party hereto (x) on the day on which this Agreement is entered into or (y) on a day after the date of this Agreement, that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence, in the case of a UK Treaty Lender falling within (x) above, in this Agreement or in writing to the UK Borrower and Administrative Agent within ten (10) Business Days of the date of this Agreement or, in the case of a UK Treaty Lender falling within (y) above, in writing to the UK Borrower and Administrative Agent on the date on which it becomes a UK Treaty Lender. Where the UK Treaty Lender has supplied its HMRC DT Treaty Passport scheme reference number and its jurisdiction of tax residence in this Agreement or in writing to the UK Borrower and Administrative Agent: (a) the relevant UK Borrower shall take all reasonable steps to promptly file a completed HMRC Borrower DTTP Filing in respect of that UK Treaty Lender; and (b) the relevant UK Treaty Lender shall be under no further obligation pursuant to paragraph (ii) above and this paragraph (iii) unless and until (i) the relevant UK Borrower notifies the relevant UK Treaty Lender in writing that (A) the UK Borrower has not submitted a HMRC Borrower DTTP Filing in respect of that UK Treaty Lender; or (B) the UK Borrower’s HMRC Borrower DTTP Filing has been rejected by HMRC; or (C) HMRC has not given the relevant UK Borrower authority to make payment to that UK Treaty Lender without a UK Tax Deduction within 60 days of the date of the UK Borrower submitting the HMRC Borrower DTTP Filing; or (ii) the relevant UK Borrower had received authority from HMRC to make payments to such Lender without a UK Tax Deduction as a result of submitting a HMRC Borrower DTTP Filing, but a Loan Party becomes aware that as a result of (A) a withdrawal or expiry of that authority; or (B) a withdrawal or cessation of the HMRC DTTP Passport scheme due to any change in law or change in practice of HMRC, it is no longer possible for such Loan Party to make payments to the Lender without a UK Tax Deduction by virtue of that authority, in which case that Loan Party shall notify the other relevant Loan Party, and (in each such case) that UK Treaty Lender and UK Borrower shall co-operate in completing any additional procedural formalities necessary for that UK Borrower to obtain authorization to make that payment without a UK Tax Deduction. If a UK Treaty Lender has not confirmed its HMRC DT Treaty Passport scheme reference number and jurisdiction of tax residence in accordance with this paragraph (iii), no UK Loan Party shall make a HMRC Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that UK Treaty Lender or its participation in any Loan unless the UK Treaty Lender otherwise agrees. A UK Borrower shall, promptly on making a HMRC Borrower DTTP Filing, deliver a copy of that HMRC Borrower DTTP Filing to the Administrative Agent for delivery to the relevant UK Treaty Lender.

(iv) Each Lender which becomes a party to this Agreement after the date of this Agreement shall confirm in the documentation it executes on becoming a party hereto, and for the benefit of the Administrative Agent and without any liability to any Loan Party, which of the following categories it falls in for the purposes of that Loan:

(1) not a UK Qualifying Lender;

(2) a UK Qualifying Lender (other than a UK Treaty Lender); or

(3) a UK Treaty Lender.

If a Lender which becomes a party to this Agreement after the date of this Agreement in respect of an advance to a UK Borrower fails to indicate its status pursuant to the previous sentence, then such Lender shall be treated for the purposes of this Agreement (including by each UK Loan Party) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall promptly inform the Borrower Agent). For the avoidance of doubt, any document pursuant to which a Lender becomes party to this Agreement shall not be invalidated by any failure of a Lender to comply with this paragraph (iv).

(i) A Lender which has given a UK Tax Confirmation shall promptly notify the Administrative Agent if there is any change in the position from that set out in the UK Tax Confirmation, following which the Administrative Agent shall notify the Borrower Agent.

(ii) Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the UK Loan Party making that Tax Deduction shall deliver to the Administrative Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(iii) A UK Loan Party shall promptly upon becoming aware that it has to make a UK Tax Deduction (or that there is any change in the rate or the basis of a UK Tax Deduction) promptly notify the Administrative Agent accordingly. Similarly, a Lender shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender, and the Administrative Agent shall notify the Borrower Agent.

(j) Notwithstanding any other provision of this Agreement, no Irish Borrower shall be required to make an increased payment to any Lender pursuant to this Section 2.16 for Taxes in respect of any Tax imposed by Ireland from a payment of interest if on the date on which the payment falls due:

(i) the payment could have been made to the relevant Lender without a deduction for Tax imposed by Ireland if such Lender was an Irish Qualifying Lender, but on that date such Lender is not or has ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or tax treaty, or any practice or concession of any relevant taxing authority; or

(ii) the relevant Lender is an Irish Treaty Lender and the payment could have been made to the Lender without a deduction for Tax had that Lender complied with its obligations under paragraph (k) below.

(k) A Lender which is an Irish Treaty Lender and any Irish Borrower shall co-operate promptly in completing any procedural formalities necessary for the Borrower to obtain authorization to make payments to the Lender without a deduction for Tax.

(l) Any Lender to which interest may be paid free of withholding tax due to such Lender falling within section 246(3)(h) TCA shall, following a request from the Irish Borrower, confirm its name, address and country of tax residence to the Irish Borrower to enable it to comply with its reporting obligations under section 891A TCA and any Lender shall, following a request from the Irish Borrower, provide any information required to enable the Irish Borrower to comply with its reporting obligations under sections 891E, 891F and 891G TCA.

(m) Each Lender that becomes (or continues as) a party on the Restatement Effective Date confirms that, on such date, it is an Irish Qualifying Lender. Each Lender which becomes a party to this Agreement and makes a Loan to any Irish Borrower after the date of this Agreement shall confirm in the documentation it executes on becoming a party hereto, and for the benefit of the Administrative Agent and any Loan Party, which of the following categories it falls in for the purposes of that Loan:

(i) not an Irish Qualifying Lender;

(ii) an Irish Qualifying Lender (other than an Irish Treaty Lender); or

(iii) an Irish Treaty Lender.

(n) If a Lender which becomes a party to this Agreement after the date of this Agreement fails to indicate its status pursuant to Section 2.16(m), then such Lender shall be treated for the purposes of this Agreement (including by each Loan Party) as if it is not an Irish Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the Irish Borrower). For the avoidance of doubt, any document pursuant to which a Lender becomes party to this Agreement shall not be invalidated by any failure of a Lender to comply with Section 2.16(m). Any Lender which ceases to be an Irish Qualifying Lender shall, on becoming aware that is has ceased to be an Irish Qualifying Lender, promptly notify each Loan Party that it has ceased to be an Irish Qualifying Lender.

(o) On or before the date it becomes a party to this Agreement, the Administrative Agent that is a U.S. Person shall deliver to the Borrower two duly completed copies of IRS Form W-9, or any subsequent versions or successors to such form, certifying that such Administrative Agent is exempt from U.S. federal backup withholding. The Administrative Agent, and any successor Administrative Agent, that is not a U.S. Person, shall deliver to the Borrower (i) two duly completed copies of IRS Form W-8IMY certifying that, with respect to payments received by it (on behalf of the Lenders) from the U.S. Parent Borrower or any Domestic Subsidiary Borrower, it is a “U.S. branch”, the payments are not effectively connected with the conduct of a trade or business in the United States, and it is using such form as evidence of its agreement with the Borrower to be treated as a U.S. Person with respect to such payments and (ii) with respect to payments received for its own account, two duly completed copies of IRS Form W-8ECI. Notwithstanding anything to the contrary in this Section 2.16(o), no Administrative Agent shall be required to provide any documentation it is legally ineligible to provide as a result of a change in law after the date hereof.

SECTION 2.16A VAT.

(a) All amounts set out or expressed in a Loan Document to be payable by any party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Loan Party under a Loan Document and such Finance Party is required to account to the relevant tax authority for the VAT, such Loan Party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such party).

(b) If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any Finance Party (for purposes of this Section 2.16A, the “Recipient”) under a Loan Document, and any party other than the Recipient (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration),

(i) where the Supplier is the Person required to account to the relevant tax authority for the VAT, such party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT; and the Recipient will (where this clause (i) applies) promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT; and

(ii) where the Recipient is the Person required to account to the relevant tax authority for the VAT, such party must, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply, but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of such VAT.

(c) Where a Loan Document requires any party to reimburse or indemnify a Finance Party for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Loan Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d) Any reference in this Section 2.16A to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to mean: (i) the group member notified by the Revenue Commissioners of Ireland in accordance with Section 15(1)(a) of the Value-Added Tax Consolidation Act 2010, as being the member responsible for complying with the provisions of that act in respect of the VAT group; (ii) the meaning as in the Value Added Tax Act 1994; or (iii) the equivalent meaning under any other relevant VAT legislation).

(e) In relation to any supply made by a Finance Party to any party under a Loan Document, if reasonably requested by such Finance Party, that party must promptly provide such Finance Party with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) Each Loan Party shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) or any other Loan Document prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at such account as may be specified by the Administrative Agent to the Borrower Agent in the Administrative Questionnaire, except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein shall be so made and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall (except as otherwise provided in the definition of Revolving Credit Maturity Date and Interest Period) be extended to the next succeeding Business Day, and (x) in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension and (y) in the case of any payment of fees, such fees shall be payable for the period of such extension. All payments under each Loan Document of principal or interest in respect of any Loan (or of any breakage indemnity in respect of any Loan) shall be made in the currency of such Loan, and, except as otherwise expressly set forth in any Loan Document, all other payments under each Loan Document shall be made in Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, required cash collateral, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements and cash collateral then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements and cash collateral then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Loan Party pursuant to and in accordance with the express terms of this Agreement or any other Loan Document (for the avoidance of doubt, as amended from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant in accordance with the terms of this Agreement. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the relevant Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the relevant Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the good faith judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment. Any Lender claiming reimbursement of such costs and expenses shall deliver to the Borrower Agent a certificate setting forth such costs and expenses in reasonable detail which shall be conclusive absent manifest error.

(b) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 (or would be required to pay such amounts in the absence of such Lender’s election to convert its Global Revolving Commitment to a U.S. Revolving Commitment pursuant to the definition of Permitted Foreign Borrower Jurisdiction), or any Lender becomes a Defaulting Lender, or if any Lender is unable to fund its portion of any Loan as a result of any applicable law or regulation prohibiting, or any order, judgment or decree of any Governmental Authority enjoining, prohibiting or restraining, any Lender from making any Loan requested by any Borrower or any Issuing Bank or any Lender from issuing, extending or increasing the face amount of or participating in the Letter of Credit requested to be issued, extended or increased by any Borrower, or if any Lender fails to grant a consent (x) in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement or any other Loan Document as contemplated by Section 9.02 for which the consent of each Lender or each affected Lender (or each Lender or each affected Lender of the affected Class) is required but the consent of the Required Lenders (or, in circumstances where Section 9.02 does not require the consent of the Required Lenders, a majority in interest of the Lenders of the affected Class) is obtained or (y) to extend Loans or Commitments pursuant to Section 2.20, then the applicable Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents (or, in the case of any such assignment and delegation resulting from a failure to provide a consent, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of a particular Class) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the applicable Borrowers shall have received the prior written consent of the Administrative Agent, each Issuing Bank and the Swingline Lender, which consent shall not unreasonably be withheld, conditioned or delayed, to the extent required by Section 9.04, and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class), from the assignee (to the extent of such outstanding principal and accrued interest) or the applicable Borrower (in the case of all fees and other amounts). Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower Agent, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.19. Expansion Option.

(a) The Borrowers may from time to time after the Restatement Effective Date elect to increase the Revolving Commitments of any Class or establish additional Classes of revolving Commitments (any of the foregoing, “Increased Commitments”) or establish one or more Classes of term loans (each, an “Incremental Term Loan”), in each case in an aggregate amount of not less than $25,000,000 (or such other amount as may be agreed by the Administrative Agent) so long as, after giving effect thereto, the aggregate amount of all such Increased Commitments and all such Incremental Term Loans established following the Restatement Effective Date does not exceed $1,000,000,000; provided that one or more Borrowers may incur Permitted Refinancing

Indebtedness in respect of any then-existing Class of Loans or Commitments hereunder from time to time as a new Class of Increased Commitments or Incremental Term Loans, as applicable, and such new Class shall not be utilization of the foregoing limitation. At their election, the Borrowers may arrange for any Increased Commitments or Incremental Term Loans to be provided by one or more Lenders (each Lender so agreeing to provide any portion of any Increased Commitment or any Incremental Term Loan, an “Increasing Lender”) or by one or more other Eligible Assignee (each such other Eligible Assignee, an “Augmenting Lender”); provided that (x) no Lender shall have any obligation to provide any portion of the Increased Commitments or any Incremental Term Loans and (y) each Augmenting Lender (and, in the case of an Increased Commitment, each Increasing Lender) shall be subject to the approval of the Borrower Agent and the Administrative Agent and, in the case of an Increased Commitment, each Issuing Bank and the Swingline Lender (such consents not to be unreasonably withheld, conditioned or delayed). Without the consent of any Lenders other than the relevant Increasing Lenders or Augmenting Lenders, this Agreement and the other Loan Documents may be amended pursuant to an Additional Credit Extension Amendment as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower Agent, to effect the provisions of this Section 2.19. Increased Commitments and Incremental Term Loans created pursuant to this Section 2.19 shall become effective on the date agreed by the Parent Entity, the applicable Borrowers, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify the applicable Lenders thereof. Notwithstanding the foregoing, no Increased Commitments or Incremental Term Loan shall be permitted under this paragraph unless (i) on the proposed date of the effectiveness of such Increased Commitments or borrowing of such Incremental Term Loan, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower Agent and (ii) the Parent Entity shall be in compliance, calculated on a Pro Forma Basis, with the covenant contained in Section 6.08 as of the last day of the most recent Test Period; provided that if the Increased Commitments of a new Class and/or the Incremental Term Loans are being effected in connection with an acquisition of a Person or business or similar investment not prohibited hereby and that is not conditioned upon the availability of financing, such condition shall be that the foregoing requirements are satisfied on the date of the definitive agreement relating thereto and that on the date of effectiveness of such Increased Commitments or Incremental Term Loans, customary specified representations (corresponding to Section 3.01, Section 3.02, Section 3.03(b)(ii) and Section 3.08, adjusted, where applicable, to refer to such acquisition or investment and the incurrence of such Increased Commitments or Incremental Term Loans) are made and that no Specified Event of Default shall exist. Upon the effectiveness of any Increased Commitments of the same Class as any then-existing Class of the Revolving Commitments, (i) each applicable Lender immediately prior to such effectiveness will automatically and without further act be deemed to have assigned to each relevant Increasing Lender and/or Augmenting Lender, and each relevant Increasing Lender and/or Augmenting Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans, if applicable, such that, after giving effect to each deemed assignment and assumption of participations, all of the Lenders’ (including each applicable Increasing Lender and Augmenting Lender) participations hereunder in Letters of Credit and in Swingline Loans, in each case, in respect of the applicable Class shall be held on a pro rata basis in accordance with their respective Revolving Commitments of such Class (after giving effect to such Increased Commitments), and (ii) the existing Lenders of the applicable Class shall assign Revolving Loans to certain other Lenders of such Class (including the Lenders providing the relevant Increased Commitments), and such other Lenders (including the Lenders providing the relevant Increased Commitments) shall purchase such Revolving Loans, in each case to the extent necessary so that all of the Lenders of such Class participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Commitments of such Class (after giving effect to such Increased Commitments); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this sentence. The terms of any Incremental Term Loans or Increased Commitments shall be as set forth in the amendment to this Agreement providing for such Incremental Term Loans or Increased Commitments; provided that (i) the provisions with respect to payment of interest, prepayments, upfront fees and, in the case of Incremental Term Loans, original issue discount, scheduled maturity and scheduled amortization schedules shall, in each case, be as set forth in the amendment providing for such Incremental Term Loans or Increased Commitments, (ii) the maturity date of any Increased Commitments shall be no earlier than the Revolving Credit Maturity Date and such Increased Commitments shall require no mandatory commitment reduction prior to the Revolving Credit Maturity Date, (iii) all other terms applicable to such Incremental Term Loans or Increased Commitments (other than provisions specified in clauses (i) and (ii) above) shall be no more favorable, taken as a whole, as the terms of the then effective Revolving Commitments, except to the extent such covenants and other terms apply solely to any period after the Revolving Credit Maturity Date or are added for the benefit of the Lenders of the applicable then-existing Classes of Loans and Commitments and (iv) subject to the following proviso, a Limited Recourse Foreign Subsidiary Borrower shall be permitted to incur Incremental Term Loans or Increased Commitments (“Limited Recourse Facilities”) that (A) are not Guaranteed by the Parent Entity or any of its Restricted Subsidiaries or are Guaranteed solely by the Parent Entity (and not available to any Borrower that is not a Limited Recourse Foreign Subsidiary Borrower) and (B) constitute the several obligation of such Foreign Borrower, and such Foreign Borrower shall not be required to provide any Guarantee of the Obligations of any other Borrower; provided that Limited Recourse Facilities shall be subject to the Permitted Priority Debt Amount and funded amounts thereunder shall deemed to be a usage of Section 6.01(q)(i).

(b) This Section 2.19 shall override any provisions in Section 9.02 to the contrary.

SECTION 2.20. Maturity Extension.

(a) The Borrower Agent may at any time and from time to time, by notice to the Administrative Agent, request a one-year extension of the Revolving Credit Maturity Date with respect to any Revolving Facility and, at the Borrower Agent’s option, amend the Applicable Rate for the applicable extended Revolving Facility in connection with such request; provided that (i) there shall be no more than two extensions of the Revolving Credit Maturity Date with respect to any Revolving Facility pursuant to this Section 2.20, (ii) no extension may result in the Revolving Credit Maturity Date with respect to any Revolving Facility as so extended being more than five years after the date of effectiveness of such extension and (iii) no Event of Default has occurred and is continuing as of the date of such request. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender under the applicable Revolving Facility thereof. Each Lender under such Revolving Facility shall respond to such request in writing within ten (10) Business Days after such request and any failure of a Lender to respond shall be deemed to be a denial of such request. If the Required Facility Lenders with respect to such Revolving Facility agree to such extension, the Revolving Credit Maturity Date with respect to such Revolving Facility shall be extended to the date specified in the Borrower Agent’s extension request and with the amended Applicable Rate, if any, specified in such extension request subject, with respect to each Non-Extending Lender, to the provisions of Section 2.20(b).

(b) If any Lender under any Revolving Facility does not consent to any extension request pursuant to Section 2.20(a) (a “Non-Extending Lender”) then (i) the Revolving Credit Maturity Date for each Lender that agrees to such extension (each such Lender, an “Extending Lender”) in respect of the applicable Revolving Facility shall be extended to the date specified in the Borrower Agent’s extension request and, if applicable, the Applicable Rate amended with respect to the Extending Lenders only and (ii) the Revolving Commitments of each Non-Extending Lender and the existing Applicable Rate shall, subject to the terms of Section 2.18, continue until the Revolving Credit Maturity Date for such Non-Extending Lender in effect prior to such extension; provided that such Revolving Commitments of Non-Extending Lenders may be exchanged at any time for Revolving Commitments of Extending Lenders.

(c) Notwithstanding the terms of Section 9.02, the Credit Agreement Parties and the Administrative Agent shall be entitled to enter into any amendments to this Agreement that the Administrative Agent believes are necessary to appropriately reflect, or provide for the integration of, any extension of a Revolving Credit Maturity Date, or change in Applicable Rate pursuant to this Section 2.20.

SECTION 2.21. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from a Credit Agreement Party hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased by the Administrative Agent with such other currency on the Business Day immediately preceding the day on which final, non-appealable judgment is given. The obligations of the Credit Agreement Parties in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged, to the fullest extent permitted by applicable law, only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, each applicable Credit Agreement Party agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the Agreement Currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.17, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the applicable Credit Agreement Parties.

SECTION 2.22. Defaulting Lenders.

(a) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) in the case of a Revolving Lender, facility fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(ii) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment on any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder; third, to cash collateralize LC Exposure with respect to such Defaulting Lender in accordance with this Section 2.22; fourth, as the Borrower Agent may request (so long as no Default or Event of Default exists), to the funding of any Borrowing in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower Agent, to be held in a deposit account and released pro rata in order to (1) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (2) cash collateralize future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section 2.22; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Lenders that are not Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans (if any) are held by the Lenders pro rata in accordance with their respective Revolving Commitments hereunder without giving effect to clause (iv) below; and it is agreed that any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents thereto;

(iii) the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that this clause (iii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of each Lender or each Lender affected thereby to the extent that, pursuant to Section 9.02, consent of such Defaulting Lender is required with respect thereto;

(iv) in the case of any Revolving Lender, if any Swingline Exposure or LC Exposure exists at the time such Revolving Lender becomes a Defaulting Lender, then:

(1) all or any part of the Swingline Exposure (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by and, in the case of any Defaulting Lender that is the Swingline Lender, other than the portion of the Swingline Exposure referred to in clause (b) of the definition of such term) and LC Exposure under the applicable Revolving Facility (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(d) and 2.05(e)) of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders under such Revolving Facility in accordance with their respective Applicable Percentages but only to the extent that, with respect to each non-Defaulting Lender, the sum of such non-Defaulting Lender’s Revolving Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure (in each case, excluding the portion thereof referred to above), in each case, under the applicable Revolving Facility to be reallocated to such non-Defaulting Lender does not exceed such non-Defaulting Lender’s Revolving Commitment under such Revolving Facility;

(2) if the reallocation described in clause (1) above cannot, or can only partially, be effected, the applicable Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure under such Revolving Facility and (y) second, cash collateralize for the benefit of the Issuing Banks only the applicable Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure under such Revolving Facility (after giving effect to any partial reallocation pursuant to clause (1) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(3) if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (2) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(4) if the Swingline Exposure or the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (1) above, then the fees payable to the Revolving Lenders pursuant to Section 2.11(a) and Section 2.11(b) shall be adjusted to give effect of such reallocation;

(5) if all or any portion of such Defaulting Lender’s Swingline Exposure that is subject to reallocation pursuant to clause (1) above is neither reallocated nor reduced pursuant to clause (1) or (2) above, then, without prejudice to any rights or remedies of the Swingline Lender or any other Lender hereunder, all facility fees that otherwise would have been payable under Section 2.11(a) to such Defaulting Lender with respect to such portion of its Swingline Exposure shall be payable to the Swingline Lender until and to the extent that such Swingline Exposure is reallocated and/or reduced to zero; and

(6) if all or any portion of such Defaulting Lender’s LC Exposure that is subject to reallocation pursuant to clause (1) above is neither reallocated nor cash collateralized pursuant to clause (1) or (2) above, then, without prejudice to any rights or remedies of the Issuing Banks or any other Lender hereunder, all facility fees that otherwise would have been payable under Section 2.11(a) to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Commitment that was utilized by such LC Exposure or, after its Revolving Commitment terminates, with respect to such LC Exposure) and letter of credit participation fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such portion of the LC Exposure of such Defaulting Lender attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(v) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan under the applicable Revolving Facility and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit under the applicable Revolving Facility, in each case, unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding Swingline Exposure or LC Exposure under such Revolving Facility will be 100% covered by the Revolving Commitments under such Revolving Facility of the non-Defaulting Lenders and/or cash collateral will be provided by the applicable Borrowers in accordance with Section 2.22(a)(iv), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22(a)(iv)(1) (and such Defaulting Lender shall not participate therein).

(b) If (i) a Bankruptcy Event with respect to a parent entity of any Revolving Lender shall occur following the Restatement Effective Date and for so long as such event shall continue or (ii) the Swingline Lender or any Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Revolving Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and such Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the applicable Borrowers or such Revolving Lender, satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Revolving Lender hereunder.

(c) In the event that the Administrative Agent, the Borrower Agent, the Swingline Lender and the Issuing Banks each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then (i) in the case of a Defaulting Lender that is a Revolving Lender, the Swingline Exposure and LC Exposure of the Revolving Lenders under the applicable Revolving Facility shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans and participations in then outstanding Swingline Loans or Letters of Credit of the other Revolving Lenders under the applicable Revolving Facility as the Administrative Agent shall determine may be necessary in order for such Lender to hold Revolving Loans in accordance with its Applicable Percentage and (ii) subject to clause (i) above in the case of a Defaulting Lender that is a Revolving Lender, such Lender shall cease to be a Defaulting Lender. Notwithstanding the fact that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, (A) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender, (B) all amendments, waivers or modifications effected without its consent in accordance with the provisions of Section 9.02 and this Section 2.22 during such period shall be binding on it and (C) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 2.23. Borrower Agent. The Parent Entity and each of the Borrowers (other than the Borrower that is the Borrower Agent) irrevocably appoints the Borrower Agent as its agent for all purposes relevant to this Agreement and the other Loan Documents, including the giving and receipt of notices and execution and delivery of all documents, instruments, and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification, or other action which might otherwise be valid or effective only if given or taken by all or any of the Parent Entity or the Borrowers or acting singly, shall be valid and effective if given or taken only by the Borrower Agent, whether or not any of the Parent Entity or the other Borrowers join therein, and the Administrative Agent, the Lenders and the Issuing Banks shall have no duty or obligation to make further inquiry with respect to the authority of the Borrower Agent under this Section 2.23; provided that (a) notwithstanding anything to the contrary set forth herein, each Borrower may act on its own behalf with respect to any extension of credit hereunder to such Borrower (including, without limitation, any Borrowing Request, any Interest Election Request, any Letter of Credit Request or any notice of prepayment) and, to give effect to the foregoing, any references herein to any such action being taken by the Borrower Agent on behalf of such Borrower shall be construed also to permit such action to be taken by such Borrower on its own behalf and (b) nothing in this Agreement shall limit the effectiveness of, or the right of the Administrative Agent, the Lenders and the Issuing Banks to rely upon, any notice (including, without limitation, any Borrowing Request, any Interest Election Request, any Letter of Credit Issuance Request or any notice of prepayment), document, instrument, certificate, acknowledgment, consent, direction, certification or other action delivered by any Borrower pursuant to this Agreement.

ARTICLE III

Representations and Warranties

The Credit Agreement Parties, jointly and severally (limited, in the case of each Limited Recourse Foreign Subsidiary Borrower, as to itself), represent and warrant to the Lenders as of the Restatement Effective Date and (except as to representations and warranties expressly made as of a certain date) as of the date such representations and warranties are deemed to be made under Section 4.02 of this Agreement that:

SECTION 3.01. Organization; Powers. Each of the Parent Entity, the other Loan Parties and the Material Subsidiaries is duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing (to the extent such concept is applicable) in, every jurisdiction where such qualification is required, except in each case (other than existence of the Loan Parties) where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02. Authorization; Enforceability. The transactions contemplated by this Agreement are within each Loan Party’s corporate, limited liability company or partnership powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder action. The Loan Documents have been duly executed and delivered by the Loan Parties party thereto and constitute a legal, valid and binding obligation of the Loan Parties party thereto, enforceable against such Loan Parties in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The transactions contemplated by this Agreement (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) the approvals, consents, registrations, actions and filings which have been duly obtained, taken, given or made and are in full force and effect and (ii) those approvals, consents, registrations or other actions or filings the failure of which to obtain or make, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) will not violate (i) any applicable law or regulation or order of any Governmental Authority or (ii) the charter, by-laws or other organizational documents of any Loan Party, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any material asset of any Loan Party (other than Liens permitted by Section 6.02); except with respect to any violation or default referred to in clause (b)(i) or (c) above, to the extent that such violation or default, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04. Financial Statements; Financial Condition; No Material Adverse Change.

(a) The Borrower Agent has heretofore furnished to the Lenders the audited consolidated balance sheet and audited consolidated statements of earnings, stockholders equity and cash flows of Parent as of and for the year ended December 31, 2024, reported on by Ernst & Young LLP, independent public accountants, which financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of Parent as of such date and for such period in accordance with GAAP.

(b) Since December 31, 2024, there has been no material adverse change in the business, assets, properties or financial condition of the Parent Entity and its Restricted Subsidiaries, taken as a whole.

SECTION 3.05. Properties.

(a) Each Loan Party has title to, or valid leasehold interests in, all its material real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except where the failure to have such title or interest, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) Each of the Parent Entity and its Restricted Subsidiaries owns, or is licensed or possesses the right to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to the operation of the business of the Parent Entity and the Restricted Subsidiaries, taken as a whole, and, to the knowledge of the Credit Agreement Parties, the use thereof by the Parent Entity and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Credit Agreement Parties, threatened against or affecting the Parent Entity or any of its Restricted Subsidiaries as to which there is a reasonable possibility of an adverse determination and that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Parent Entity nor any of its Restricted Subsidiaries (i) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07. Compliance with Laws. Each of the Parent Entity and its Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. Investment Company Status. Neither the Parent Entity nor any of its Restricted Subsidiaries is required to register as an “investment company” as defined in the Investment Company Act of 1940.

SECTION 3.09. Taxes. The Parent Entity and each of its Restricted Subsidiaries has timely filed or caused to be filed (taking into account extensions) all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable (including in its capacity as a withholding agent), except, in each case, (a) Taxes that are being contested in good faith by appropriate proceedings that stay the enforcement of the Tax in question and for which the Parent Entity or such Restricted Subsidiary, as applicable, has set aside on its books reserves to the extent required by GAAP or (b) to the extent that the failure to make such filing or payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. There is no current, proposed or, to the knowledge of the Credit Agreement Parties, pending Tax assessment, deficiency or other claim against the Parent Entity or any of its Restricted Subsidiaries except (i) those being actively contested by the Parent Entity or such Restricted Subsidiary in good faith and by appropriate proceedings that stay the enforcement of the tax in question and for which adequate reserves have been provided in accordance with GAAP or (ii) those would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

SECTION 3.10. Solvency. On the Restatement Effective Date after giving effect to the transactions to occur on the Restatement Effective Date, the Loan Parties, on a consolidated basis, are Solvent.

SECTION 3.11. Disclosure.

(a) As of the Restatement Effective Date, (i) none of the reports, financial statements, certificates or other written information (excluding any financial projections or pro forma financial information) furnished by or on behalf of the Parent Entity or any Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), when taken as a whole, contains as of the date of such statement, information, document or certificate was so furnished any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading and (ii) the projections and pro forma financial information contained in the materials referenced above have been prepared in good faith based upon assumptions believed by management of the Parent Entity to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

(b) As of the Restatement Effective Date, to the extent required to be delivered under Section 4.01, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

SECTION 3.12. Federal Reserve Regulations. No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U and X. Neither the Parent Entity nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock (as defined in Regulation U).

SECTION 3.13. Anti-Corruption Laws; Sanctions. The Parent Entity has implemented and maintains in effect policies and procedures designed to ensure compliance by the Parent Entity, the Borrowers, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent Entity, the Borrowers, their respective Subsidiaries and, to the knowledge of the Responsible Officers of the Parent Entity, their respective officers, employees directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions, except for violations that are not material. None of the Parent Entity, any Borrower, any Subsidiary or to the knowledge of the Parent Entity, any of their respective directors, officers or employees or agents, is a Sanctioned Person.

ARTICLE IV

Conditions

SECTION 4.01. Restatement Effective Date. The effectiveness of this Agreement is subject to the satisfaction of the following conditions:

(a) The Administrative Agent (or its counsel) shall have received from (i) the Credit Agreement Parties, (ii) each Lender (which Lenders shall constitute the Required Lenders under and as defined in the Third Restated Credit Agreement), (iii) the Administrative Agent, (iv) the Issuing Banks and (v) the Swingline Lender a counterpart of this Agreement signed on behalf of such party (which, subject to Section 9.06, may include any Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page).

(b) The Administrative Agent (or its counsel) shall have received from each Guarantor and the Administrative Agent a counterpart of the Guaranty signed on behalf of such party (which, subject to Section 9.06, may include any Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page).

(c) The Administrative Agent (or its counsel) shall have received a signed certificate of a Responsible Officer of Parent, dated the Restatement Effective Date, stating that the conditions set forth in Sections 4.02(a) and 4.02(b) are satisfied as of such date.

(d) The Administrative Agent shall have received, on behalf of itself and the Lenders party hereto, the executed legal opinions of (i) Paul Hastings LLP, special New York counsel to the Loan Parties, (ii) Arthur Cox LLP, local counsel to AGFDAC in Ireland, and (iii) Carey Olsen Jersey LLP, local counsel to Parent and Aptiv Swiss Holdings in Jersey, in each case, in form reasonably satisfactory to the Administrative Agent. The U.S. Parent Borrower hereby requests such counsel to deliver such opinions.

(e) The Administrative Agent shall have received such customary closing documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties and the authorization of the transactions contemplated by this Agreement (in each case, to the extent any such certificates are available on a timely basis from the relevant jurisdiction (provided that if such certificates are not available on a timely basis from such relevant jurisdiction, the Borrowers shall use commercially reasonable efforts to provide such certificates following the Restatement Effective Date on a timely basis)), all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(f) To the extent reasonably requested in writing by the Lenders at least five Business Days prior to the Restatement Effective Date, the Lenders shall have received on or prior to the Restatement Effective Date (i) all documentation and other information in order to allow the Lenders to comply with the USA PATRIOT Act and (ii) a Beneficial Ownership Certification to the extent that any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

(g) The Administrative Agent and the Arrangers shall have received all fees and other amounts due and payable on or prior to the Restatement Effective Date under the Fee Letters and the Engagement Letter, including, to the extent invoiced at least three Business Days prior to the Restatement Effective Date, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

(h) The Administrative Agent shall have received, for the account of each Lender and each Issuing Bank under, and as defined in, the Third Restated Credit Agreement all principal, interest and fees accrued but unpaid under the Third Restated Credit Agreement in respect of periods prior to the Restatement Effective Date. This Restatement Agreement shall be deemed to constitute and satisfy any and all prepayment notice (and similar) requirements relating to the loans and commitments under the Third Restated Credit Agreement and any Lenders as of the Restatement Effective Date holding any such loans and/or commitments hereby waive any payments required under Section 2.15 of the Third Restated Credit Agreement.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (but not a conversion or continuation of Loans), and of the Issuing Banks to issue, amend or extend any Letter of Credit is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable, except where any representation and warranty is expressly made as of a specific earlier date, in which case such representation and warranty shall be true in all material respects as of any such earlier date; provided that the representations and warranties set forth in Sections 3.04(b) and 3.06 shall not be required to be made after the Restatement Effective Date.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing; and

(c) The Borrower Agent shall have provided any required notice of such Borrowing or issuance, amendment or extension pursuant to Section 2.03, 2.04 or 2.05, as applicable.

Each Borrowing and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Credit Agreement Parties covenant and agree with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Borrower Agent will furnish to the Administrative Agent for distribution to the Lenders:

(a) as soon as available, but in any event within ninety (90) days (or to the extent that the SEC grants an extension of such period, such longer period as may be extended by the SEC, not to exceed one-hundred and five (105) days) after the end of each fiscal year of the Parent Entity, the audited consolidated balance sheet of the Parent Entity and its Consolidated Subsidiaries and related audited consolidated statements of operations, stockholders’ equity and cash flows of the Parent Entity and its Consolidated Subsidiaries as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Entity and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

(b) as soon as available, but in any event within forty-five (45) days (or to the extent that the SEC grants an extension of such period, such longer period as may be extended by the SEC, not to exceed sixty (60) days) after the end of each of the first three fiscal quarters of each fiscal year of the Parent Entity, the unaudited consolidated balance sheet of the Parent Entity and its Consolidated Subsidiaries and related unaudited consolidated statements of operations and cash flows of the Parent Entity and its Consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Parent Entity as presenting fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Entity and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or, except in the case of subclause (y) below, clause (b) above, a certificate executed by a Financial Officer of the Parent Entity (x) certifying as to whether, to the knowledge of such Financial Officer after reasonable inquiry, a Default has occurred and is continuing and, if so, specifying the details thereof and any action taken or proposed to be taken with respect thereto; and (y) setting forth reasonably detailed calculations demonstrating compliance with Section 6.08 as of the last day of the period covered by such financial statements;

(d) simultaneously with the delivery of the financial statements referred to in Sections 5.01(a) and 5.01(b) above, consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(e) promptly after the same become publicly available, copies of all annual, quarterly and current reports and proxy statements filed by the Parent Entity or any Restricted Subsidiary with the SEC; and

(f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent Entity or any Restricted Subsidiary, or compliance with the terms of this Agreement or the other Loan Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

Financial statements and other information required to be delivered pursuant to Sections 5.01(a), 5.01(b) and 5.01(e) shall be deemed to have been delivered if such statements and information shall have been publicly posted by the Parent Entity on its website or shall have been posted on the Approved Electronic Platform or are publicly available on the SEC’s website pursuant to the EDGAR system. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower Agent with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 5.02. Notices of Material Events. The Borrower Agent will furnish to the Administrative Agent (for prompt notification to each Lender) prompt (but in any event within five (5) Business Days) written notice after any Financial Officer of any Loan Party obtains knowledge of the following:

(a) the occurrence of any continuing Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent Entity, any Restricted Subsidiary or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Agent setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Parent Entity will, and will cause each of the other Loan Parties and the Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence and (ii) the rights, licenses, permits, privileges and franchises material to the conduct of its business, except, in the case of clause (i) (other than as to the Parent Entity or any Borrower) or clause (ii) above, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any transaction permitted under Section 6.04.

SECTION 5.04. Payment of Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Parent Entity will, and will cause each of its Restricted Subsidiaries to, pay all of its Taxes (including Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises) before any penalty or fine accrues thereon; provided that no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings, so long as adequate reserves or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

SECTION 5.05. Maintenance of Properties; Insurance. The Parent Entity will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and casualty or condemnation excepted, except if the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (b) maintain, with financially sound and reputable insurance companies or through self-insurance, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.06. Inspection Rights. The Parent Entity will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or, during the continuance of an Event of Default, any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and use commercially reasonable efforts to make its independent accountants available to discuss the affairs, finances and condition of the Loan Parties, all at such reasonable times and as often as reasonably requested and in all cases subject to applicable law and the terms of applicable confidentiality agreements; provided that (i) the Lenders will conduct such requests for visits and inspections through the Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, such visits and inspections can occur no more frequently than once per year and the costs and expenses of only one such visit or inspection per year shall be required to be reimbursed by the Loan Parties pursuant to Section 9.03.

SECTION 5.07. Compliance with Laws. The Parent Entity will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws), in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08. Use of Proceeds and Letters of Credit. The Borrowers shall use the Letters of Credit and the proceeds of Loans and other credit extensions made under this Agreement only to finance the working capital needs, and for general corporate purposes (including refinancing of existing Indebtedness, acquisitions and other investments), of the Parent Entity and its Restricted Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U and X, or of any anti-money laundering law, Anti-Corruption Law or applicable Sanctions.

SECTION 5.09. Further Assurances; Additional Guarantors.

(a) If any Restricted Subsidiary of the Parent Entity Guarantees any debt securities of the Parent Entity or any other Loan Party, each such Restricted Subsidiary shall, within 30 days of such Restricted Subsidiary providing such Guarantee of such debt securities, execute and deliver to the Administrative Agent a joinder to the Guaranty in the form specified therein pursuant to which such Restricted Subsidiary will provide a Guarantee of the Obligations for so long as such debt securities remain outstanding and are Guaranteed by such Restricted Subsidiary. For the avoidance of doubt, any such Guarantee referred to in this Section 5.09(a) shall be automatically released if (i) the subject debt securities cease to be outstanding or (ii) the subject debt securities are no longer Guaranteed by the Restricted Subsidiary providing such Guarantee (in each case, other than as a result of a payment or collection under such Guarantee).

(b) Except as contemplated by Section 2.19 with respect to any Limited Recourse Foreign Subsidiary Borrower, if any Restricted Subsidiary becomes a Borrower hereunder after the Restatement Effective Date, each such Restricted Subsidiary shall, at the time that the applicable Subsidiary Borrower election becomes effective, execute and deliver to the Administrative Agent a joinder to the Guaranty in the form specified therein pursuant to which such Restricted Subsidiary will provide a Guarantee of the Obligations (with respect to the other Borrowers) for so long as such Restricted Subsidiary is a Subsidiary Borrower. For the avoidance of doubt, any such Guarantee referred to in this Section 5.09(b) shall be automatically released, so long as no Event of Default shall have occurred and be continuing or would result therefrom, if such Restricted Subsidiary ceases to be a Borrower hereunder.

(c) The Parent Entity, at its option, may cause any Restricted Subsidiary to become a Guarantor by causing such Restricted Subsidiary to execute and deliver to the Administrative Agent a joinder to the Guaranty in the form specified therein pursuant to which such Restricted Subsidiary will provide a Guarantee of the Obligations, and if such Restricted Subsidiary is not otherwise required under this Agreement to provide a Guarantee of the Obligations and no Event of Default has occurred and is continuing or would result therefrom, the Parent Entity, at its option, may cause any such Guarantee to be released pursuant to paragraph (k) of Article VIII, subject to applicable law.

SECTION 5.10. Unrestricted Subsidiaries.

(a) The Parent Entity may at any time designate any Subsidiary (other than the Borrower Agent or a Borrower) as an Unrestricted Subsidiary or designate (or re-designate, as the case may be) any Unrestricted Subsidiary as a Restricted Subsidiary; provided that:

(i) immediately before and after such designation (or re-designation), no Event of Default shall be continuing, unless such re-designation is otherwise required under this Agreement;

(ii) the Parent Entity shall be in compliance, on a Pro Forma Basis, with Section 6.08;

(iii) no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary or any of its Subsidiaries owns any Equity Interests of, or owns or holds any Lien on any property of, the Parent Entity or any Restricted Subsidiary of the Parent Entity that is not a Subsidiary of the Subsidiary to be so designated or if such Subsidiary has Indebtedness outstanding that is recourse to the Parent Entity or any Restricted Subsidiary;

(iv) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of any Material Indebtedness of any Loan Party; and

(v) in the case of any designation of any Subsidiary as an Unrestricted Subsidiary, (i) after giving effect thereto on a Pro Forma Basis, the Unrestricted Subsidiary Cap shall be satisfied as of the last day of the then most recently ended Test Period and (ii) the Parent Entity shall cause the Unrestricted Subsidiary Cap to be satisfied as of the last day of each subsequent Test Period.

(b) The designation of any Unrestricted Subsidiary as a Restricted Subsidiary will constitute the incurrence at the time of designation (or, solely in the case of any such designation made to satisfy the Unrestricted Subsidiary Cap, the 91st day following such designation) of any Indebtedness and Liens of such Subsidiary existing at such time; provided that, if any such designations made to satisfy the Unrestricted Subsidiary Cap and the operation of this Section 5.10(b) would cause, without giving effect to the 90-day grace period herein, a breach of Section 6.01 or 6.02, the Parent Entity shall use its commercially reasonable efforts to cause it and its Restricted Subsidiaries to comply as promptly as practicable with Section 6.01 and/or 6.02, as applicable, including causing one or more of such newly-designated Restricted Subsidiaries to become Guarantors (subject to any limitations under agreements of such Subsidiaries or applicable law).

SECTION 5.11. Section 82 Limitations. Each Loan Party incorporated in Ireland shall comply in all respects with Section 82 of the Companies Act 2014 of Ireland and any equivalent legislation in other jurisdictions, including in respect of the execution, delivery and performance of any Loan Documents and in connection with the payment of any amounts due and payable under this Agreement or any other Loan Document.

ARTICLE VI

Negative Covenants

From the Restatement Effective Date until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Credit Agreement Parties covenant and agree with the Lenders that:

SECTION 6.01. Indebtedness. The Parent Entity will not permit any of its Restricted Subsidiaries to create, incur, assume or permit to exist, any Indebtedness, except:

(a) Indebtedness created under the Loan Documents;

(b) Indebtedness existing on the Restatement Effective Date and set forth in Schedule 6.01 (other than Indebtedness under Permitted Receivables Facilities) and Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (b);

(c) Indebtedness (i) of any Restricted Subsidiary to the Parent Entity or any other Restricted Subsidiary or (ii) of any Restricted Subsidiary that is a Loan Party that is not a Limited Recourse Foreign Subsidiary Borrower;

(d) Indebtedness incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (d); provided that (i) such Indebtedness (other than Permitted Refinancing Indebtedness permitted above in this clause (d)) is incurred prior to or within two hundred seventy (270) days after such acquisition or the completion of such construction, repair, replacement or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (d) shall not exceed $125,000,000 at any time outstanding;

(e) Indebtedness in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance in the ordinary course of business;

(f) Indebtedness incurred pursuant to Permitted Receivables Facilities; provided that the Attributable Receivables Indebtedness thereunder shall not exceed an aggregate amount of $1,000,000,000 at any time outstanding;

(g) Indebtedness under Swap Agreements entered into in the ordinary course of business and not for speculative purposes;

(h) Indebtedness in respect of bid, performance, surety, stay, customs, appeal or replevin bonds or performance and completion guarantees and similar obligations issued or incurred in the ordinary course of business;

(i) Indebtedness in respect of judgments, decrees, attachments or awards that do not constitute an Event of Default under clause (k) of Article VII;

(j) Indebtedness consisting of bona fide purchase price adjustments, earn-outs, indemnification obligations, obligations under deferred compensation or similar arrangements and similar items incurred in connection with acquisitions and asset sales not prohibited by Section 6.05;

(k) Indebtedness in the form of (x) Guarantees of loans and advances to officers, directors, consultants and employees, in an aggregate amount not to exceed $10,000,000 at any one time outstanding, and (y) reimbursements owed to officers, directors, consultants and employees;

(l) [Reserved;]

(m) Indebtedness in respect of card obligations, netting services, overdraft protections, cash management services and similar arrangements, in each case, in the ordinary course of business;

(n) Indebtedness consisting of (x) the financing of insurance premiums with the providers of such insurance or their Affiliates or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(o) Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(p) letters of credit denominated in foreign currencies in an aggregate face amount outstanding at any time not to exceed $100,000,000;

(q) (i) Indebtedness not otherwise permitted by this Section 6.01; provided that Indebtedness shall be permitted to be incurred pursuant to this clause (q)(i) only if at the time such Indebtedness is incurred the aggregate principal amount of Indebtedness outstanding (or deemed outstanding) pursuant to this clause (q)(i), when combined with the aggregate principal amount of Indebtedness in respect of Limited Recourse Facilities incurred under Section 2.19(a), the aggregate principal amount of Indebtedness secured by Liens permitted under Section 6.02(r)(i) and the aggregate principal amount of Attributable Indebtedness outstanding under Section 6.05(c), would not exceed the Permitted Priority Debt Amount; and (ii) Permitted Refinancing Indebtedness in respect of Indebtedness permitted under the foregoing clause (q)(i); and

(r) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (q) above.

SECTION 6.02. Liens. The Parent Entity will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any property now owned or hereafter acquired by it, without effectively providing that the Obligations shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured, except:

(a) Permitted Encumbrances;

(b) Liens on cash collateral required to be provided for Letters of Credit in accordance with the terms of this Agreement;

(c) any Lien on any property of the Parent Entity or any Restricted Subsidiary existing on the Restatement Effective Date and set forth in Schedule 6.02 and any modifications, replacements, renewals or extensions thereof; provided that (i) such Lien shall not apply to any other property of the Parent Entity or any Restricted Subsidiary other than (A) improvements and after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof and (ii) such Lien shall secure only those obligations which it secures on the Restatement Effective Date and any Permitted Refinancing Indebtedness in respect thereof;

(d) any Lien existing on any property prior to the acquisition thereof by the Parent Entity or any Restricted Subsidiary or existing on any property of any Person that becomes a Restricted Subsidiary after the Restatement Effective Date prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property of the Parent Entity or any other Restricted Subsidiary (other than the proceeds or products thereof and other than improvements and after-acquired property that is affixed or incorporated into the property covered by such Lien) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and Permitted Refinancing Indebtedness in respect thereof;

(e) Liens on fixed or capital assets acquired, constructed, repaired, replaced or improved by the Parent Entity or any Restricted Subsidiary; provided that (i) such Liens and the Indebtedness secured thereby (other than Permitted Refinancing Indebtedness in respect thereof) are incurred prior to or within two hundred seventy (270) days after such acquisition or the completion of such construction, repair or replacement or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such Liens shall not apply to any other property of the Parent Entity or any Restricted Subsidiary except for accessions to such property, property financed by such Indebtedness and the proceeds and products thereof; provided further that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;

(f) rights of setoff and similar arrangements and Liens in favor of depository and securities intermediaries to secure obligations owed in respect of card obligations or any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds and fees and similar amounts related to bank accounts or securities accounts (including Liens securing letters of credit, bank guarantees or similar instruments supporting any of the foregoing);

(g) Liens on Receivables and Permitted Receivables Facility Assets securing Indebtedness arising under Permitted Receivables Facilities;

(h) Liens (i) on “earnest money” or similar deposits or other cash advances in connection with acquisitions and investments or (ii) consisting of an agreement to Dispose of any property;

(i) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Parent Entity or any Restricted Subsidiary or (ii) secure any Indebtedness;

(j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(k) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits;

(l) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Parent Entity or any Restricted Subsidiary in the ordinary course of business;

(m) Liens deemed to exist in connection with investments in repurchase agreements;

(n) rights of setoff relating to purchase orders and other agreements entered into with customers of the Parent Entity or any Restricted Subsidiary in the ordinary course of business;

(o) ground leases in respect of real property on which facilities owned or leased by the Parent Entity or any of its Restricted Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the Parent Entity or any Restricted Subsidiary;

(p) Liens on equipment owned by the Parent Entity or any Restricted Subsidiary and located on the premises of any supplier and used in the ordinary course of business and not securing Indebtedness;

(q) any restriction or encumbrance with respect to the pledge or transfer of the Equity Interests of a Person that is not a Restricted Subsidiary;

(r) (i) Liens not otherwise permitted by this Section 6.02; provided that a Lien shall be permitted to be incurred pursuant to this clause (r) only if at the time such Lien is incurred the aggregate principal amount of the obligations secured at such time (including such Lien) by Liens outstanding (or deemed outstanding) pursuant to this clause (r)(i), when combined with the aggregate principal amount of Indebtedness in respect of Limited Recourse Facilities incurred under Section 2.19(a), the aggregate principal amount of Indebtedness outstanding under Section 6.01(q)(i) and the aggregate principal amount of Attributable Indebtedness outstanding under Section 6.05(c), would not exceed the Permitted Priority Debt Amount; and (ii) Liens securing Permitted Refinancing Indebtedness permitted under Section 6.01(q)(ii);

(s) Liens on any property of the Parent Entity and its Restricted Subsidiaries in favor of the Parent Entity or any of its Restricted Subsidiaries;

(t) Liens securing Indebtedness (i) under Swap Agreements entered into in the ordinary course of business and not for speculative purposes and (ii) in respect of card obligations, netting services, overdraft protections, cash management services and similar arrangements, in each case, in the ordinary course of business; and

(u) Liens arising from UCC financing statement filings regarding leases and consignments entered into by the Parent Entity and its Restricted Subsidiaries in the ordinary course of business.

SECTION 6.03. All or Substantially All Assets. The Parent Entity shall not, nor shall it permit its Restricted Subsidiaries to, Dispose of all or substantially all of the assets of the Parent Entity and its Restricted Subsidiaries, on a consolidated basis, other than pursuant to a transaction permitted under Section 6.04.

SECTION 6.04. Fundamental Changes.

(a) No Borrower (other than the Parent Entity) will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, any Borrower (other than the Parent Entity) may be consolidated with, merged into or liquidated or dissolved into, any Person; provided that, simultaneously with such transaction, (x) the Person formed by such consolidation or into which such Borrower is merged, liquidated or dissolved shall expressly assume all obligations of such Borrower under the Loan Documents, (y) the Person formed by such consolidation or into which such Borrower is merged, liquidated or dissolved shall be organized under the laws of the jurisdiction of such Borrower and (z) such Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger, consolidation, liquidation or dissolution and such assumption comply with this Agreement.

(b) The Parent Entity will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, (x) the Parent Entity may be consolidated with, merged into, or liquidated or dissolved into, any Person and (y) a Permitted Parent Holding Company may be substituted for Parent as the Parent Entity as contemplated by the definition of “Parent Entity”; provided that, simultaneously with such transaction, (x) the Person formed by such consolidation or into which the Parent Entity is merged, liquidated or dissolved or such Permitted Parent Holding Company, as the case may be, shall expressly assume all obligations of the Parent Entity under the Loan Documents, (y) the Person formed by such consolidation or into which the Parent Entity is merged, liquidated or dissolved or such Permitted Parent Holding Company, as the case may be, shall be a corporation organized under the laws of a Permitted Parent Guarantor Jurisdiction (and, if such Parent Entity is a Foreign Borrower, such jurisdiction shall also be a Permitted Foreign Borrower Jurisdiction) and (z) the Parent Entity shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger, consolidation, liquidation or dissolution or substitution and such assumption comply with this Agreement.

SECTION 6.05. Sale-Leaseback Transactions. The Parent Entity will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property unless:

(a) the Sale and Leaseback Transaction is solely with the Parent Entity or a Restricted Subsidiary;

(b) the lease is for a period not in excess of 24 months, including renewals; or

(c) the Attributable Indebtedness of the Parent Entity and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the Restatement Effective Date with respect to property (other than any such Sale and Leaseback Transaction as would be permitted as described in clauses (a) and (b) above), plus the aggregate principal amount of Indebtedness in respect of Limited Recourse Facilities incurred under Section 2.19(a), the aggregate principal amount of Indebtedness secured by Liens under Section 6.02(r)(i) and the aggregate principal amount of Indebtedness under Section 6.01(q)(i), in each case then outstanding, would not, at the time of incurrence, exceed the Permitted Priority Debt Amount.

SECTION 6.06. Lines of Business. The Parent Entity and its Restricted Subsidiaries shall not engage in any material lines of business substantially different than those lines of business conducted by the Parent Entity and its Restricted Subsidiaries on the date hereof or any business reasonably related, complementary, incidental or ancillary thereto or logical extensions thereof.

SECTION 6.07. Anti-Corruption Laws and Sanctions. No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) in any manner that would result in the violation of any Sanctions applicable to any party hereto or (c) in any manner that would result in the violation of any anti-money laundering law.

SECTION 6.08. Financial Covenant. The Parent Entity will not permit the Consolidated Leverage Ratio as of the last day of any Test Period to be greater than 3.50 to 1.00; provided that the Parent Entity shall be permitted, not more than three times during the term of this Agreement, to elect that the maximum Consolidated Leverage Ratio permitted under this Section 6.08 be increased to 4.00 to 1.00 in connection with a Material Acquisition for the period beginning on the closing date of such Material Acquisition (including for pro forma determinations subsequent to such closing date) until (and including) the last day of the fourth full fiscal quarter of the Parent Entity following the closing date of such Material Acquisition (an “Acquisition Holiday”), so long as the Parent Entity is in compliance on a Pro Forma Basis with a maximum Consolidated Leverage Ratio of 4.00 to 1.00 on the closing date of such Material Acquisition immediately after giving effect to such Material Acquisition; provided, further, that (i) the Parent Entity shall provide notice in writing to the Administrative Agent of such Acquisition Holiday and a transaction description of such Material Acquisition (regarding the name of the Person or assets being acquired, the purchase price and the Consolidated Leverage Ratio on a Pro Forma Basis) and (ii) at the end of any Acquisition Holiday, the maximum Consolidated Leverage Ratio permitted under this Section 6.08 shall revert to 3.50 to 1.00.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur and be continuing:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Parent Entity, any Borrower or any Restricted Subsidiary in this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document required to be delivered in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) any Credit Agreement Party shall fail to observe or perform any covenant, condition or agreement contained in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof from the Administrative Agent to the Borrower Agent;

(f) the Parent Entity or any Material Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, or if a grace period shall be applicable to such payment under the agreement or instrument under which such Indebtedness was created, beyond such applicable grace period;

(g) the Parent Entity or any Material Subsidiary shall default in the performance of any obligation in respect of any Material Indebtedness or any “change of control” (or equivalent term) shall occur with respect to any Material Indebtedness, in each case, that results in such Material Indebtedness becoming due prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent Entity, any Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect (including “bankruptcy” (as that term is interpreted pursuant to Article 8 of the Interpretation (Jersey) Law 1954)), or (ii) the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator, liquidator or similar official (including the Viscount of the Royal Court of Jersey or any liquidator) for the Parent Entity, any Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Parent Entity, any Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect (including “bankruptcy” (as that term is interpreted pursuant to Article 8 of the Interpretation (Jersey) Law 1954)), (ii) consent to the institution of any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, examiner, trustee, custodian, sequestrator, conservator, liquidator or similar official (including the Viscount of the Royal Court of Jersey or any liquidator) for the Parent Entity, any Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action for the purpose of effecting any of the foregoing;

(j) the Parent Entity, any Borrower or any Material Subsidiary shall become generally unable, admit in writing its inability generally or fail generally to pay its debts as they become due;

(k) one or more final, non-appealable judgments for the payment of money in an aggregate amount in excess $200,000,000 (to the extent due and payable and not covered by insurance as to which the relevant insurance company has not denied coverage) shall be rendered against the Parent Entity, any Material Subsidiary or any combination thereof and the same shall remain unpaid or undischarged for a period of thirty (30) consecutive days during which execution shall not be bonded or effectively stayed, or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the assets of the Parent Entity and the Material Subsidiaries, taken as a whole, and is not released, vacated or fully bonded within thirty (30) days after its issue or levy;

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) a Change in Control shall occur; or

(n) except with respect to the Guarantee of any Guarantor released pursuant to Section 5.09 or paragraph (k) of Article VIII, (i) any material provision of the Guaranty, at any time after its execution and delivery and for any reason other than as permitted hereunder or thereunder or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations (other than contingent indemnification or reimbursement obligations) ceases to be in full force and effect; (ii) any Loan Party contests in writing the validity or enforceability of any provision of the Guaranty; or (iii) any Guarantor denies in writing that it has any or further liability or obligation under the Guaranty (other than as a result of repayment in full of the Obligations (other than contingent indemnification or reimbursement obligations) and termination of the Commitments), or purports in writing to revoke or rescind the Guaranty, then, and in every such event (other than an event with respect to the Parent Entity or any Borrower described in clause (h) or (i) of this Article VII), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Required Lenders, and at the request of the Required Lenders shall, by notice to the Borrower Agent, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Parent Entity or any Borrower described in clause (h) or (i) of this Article VII, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

ARTICLE VIII

The Administrative Agent

(a) Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as the Administrative Agent and its successors and assigns to serve as the administrative agent under the Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b) With respect to its Commitments and Loans, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Parent Entity, any Borrower or any Subsidiary or other Affiliate thereof as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders and the Issuing Banks.

(c) To the extent required by any applicable laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.16, each Lender shall indemnify and hold harmless, within 10 days after written demand therefor, the Administrative Agent against any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent as a result of the failure of the Administrative Agent to properly withhold any Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph (c). The agreements in this paragraph (c) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. The term “Lender” shall, for purposes of this paragraph (c), include any Issuing Bank and any Swingline Lender.

(d) (i) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, pursuant to the terms of the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency, examinership or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency, examinership or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, pursuant to the terms of the Loan Documents) prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Nothing in this Agreement or any other Loan Document shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(ii) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Parent Entity and its Subsidiaries or other Affiliates. Without limiting the generality of the foregoing, (A) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender or any Issuing Bank other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); and each Lender and each Issuing Bank agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement, any other Loan Document and/or the transactions contemplated hereby or thereby and (B) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender or any Issuing Bank for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(iii) The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by any Loan Party, any Lender or any Issuing Bank. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (D) the sufficiency, value, the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by e-mailed .pdf or any other electronic means that reproduces an image of an actual executed signature page) or (E) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, (1) the Administrative Agent shall not be liable or responsible for any loss, cost or expense suffered by any Loan Party, any Lender or any Issuing Bank as a result of (x) any determination that any Lender is a Defaulting Lender, or the effective date of such status (it being further understood and agreed that the Administrative Agent shall not have any obligation to determine whether any Lender is a Defaulting Lender), (y) any determination of the form and substance of any assumption agreement referred to herein or of a supplement referred to in the Guaranty and (z) any determination of the Central Bank Rate or the Central Bank Rate Adjustment Equivalent and (2) in no event shall the Administrative Agent (x) be obligated to ascertain, monitor or inquire as to whether any Lender is a Disqualified Lender or (y) have any liability with respect to any assignment or participation made to a Disqualified Lender.

(iv) Without limiting the foregoing, the Administrative Agent (A) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (B) may rely on the Register to the extent set forth in Section 9.04(b) and (C) in determining compliance with any condition hereunder to the effectiveness of this Agreement or the making of a Loan or the issuance, amendment or extension of a Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank sufficiently in advance of the occurrence of the Restatement Effective Date.

(v) Neither the Administrative Agent nor any of its Related Parties shall be liable to any Lender or any Issuing Bank for any action taken or omitted to be taken by the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment).

(e) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying or acting upon, any notice, request, certificate, consent, statement, instrument, document or other writing (which writing may be an email, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or maker thereof) and may act upon such statement made to it orally or by telephone prior to receipt of a written confirmation thereof. The Administrative Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.

(f) The Administrative Agent may perform any and all of its duties and exercise its rights and powers under any Loan Document by or through any one or more sub-agents appointed by the Administrative Agent (including any of its Affiliates). The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(g) Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign upon thirty (30) days’ notice to the Lenders, the Issuing Banks and the Borrower Agent. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower Agent and (unless an Event of Default shall have occurred and be continuing) with the consent of the Borrower Agent (which consent of the Borrower Agent shall not be unreasonably withheld or delayed), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent from among the Lenders which shall be a bank with an office in New York, New York, or an Affiliate or branch of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03, as well as any other exculpatory, reimbursement and indemnification provisions set forth in any Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

(h) Each Lender and each Issuing Bank acknowledges and agrees that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender or an Issuing Bank, as applicable, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or such Issuing Bank, as applicable, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Parent Entity and its Subsidiaries, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender or Issuing Bank, as applicable, and to make, acquire or hold Loans or issue Letters of Credit hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender and Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material non-public information) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(i) (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this clause (i) shall be conclusive, absent manifest error.

(ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) The Borrower Agent and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower Agent or any other Loan Party, except, in each case, to the extent such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds of a Borrower or any other Loan Party.

(iv) Each party’s obligations under this paragraph (i) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(v) The term “Lender” shall, for purposes of this paragraph (i), include any Issuing Bank and any Swingline Lender.

(j) The Lenders and the Issuing Banks acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Parent Entity and its Subsidiaries) between the Parent Entity and its Affiliates, on the one hand, and JPMorgan and its Affiliates, on the other hand. Without limiting the foregoing, the Parent Entity and its Affiliates may provide information, including updates to previously provided information to JPMorgan and its Affiliates acting in different capacities, including as a lender, lead bank, arranger or potential securities investor, independent of the role of JPMorgan as administrative agent hereunder. The Lenders and the Issuing Banks acknowledge that neither JPMorgan nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders and the Issuing Banks by the Administrative Agent herein or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender or Issuing Bank with any credit or other information concerning the Loans, the Lenders, the Issuing Banks, the business, prospects, operations, property, financial and other condition or creditworthiness of the Parent Entity or any of its Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and the

Parent Entity, any of its Affiliates or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, Issuing Banks or any formal or informal committee or ad hoc group of such Lenders or Issuing Banks, including at the direction of the Parent Entity.

(k) The Lenders and Issuing Banks irrevocably agree that any Guarantor (other than the Parent Entity) shall be automatically released from its obligations under the Guaranty (i) if such Person ceases to be a Restricted Subsidiary of the Parent Entity, in each case as a result of a transaction permitted hereunder, (ii) in the case of Parent or Aptiv Swiss Holdings, solely in the event that Parent or Aptiv Swiss Holdings is not then the Parent Entity, if Parent or Aptiv Swiss Holdings, as applicable, ceases to have any material third party Indebtedness for money borrowed outstanding and is not otherwise required to be a Guarantor under Section 5.09 or (iii) to the extent set forth in Section 5.09 (it being agreed, however, that the provisions of Section 5.09 shall not apply to the release of Aptiv Swiss Holdings from its obligations under the Guaranty). Upon request by the Administrative Agent at any time, the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, pursuant to the terms of the Loan Documents) will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the applicable Guaranty pursuant to this paragraph (k). In each case as specified in this paragraph (k), the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such Guarantor from its obligations under the Guaranty in accordance with the terms of the Loan Documents and this paragraph (k).

(l) None of the Persons identified in this Agreement as an “arranger,” “bookrunner,” “co-documentation agent” or “co-syndication agent” shall have any obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such Persons shall have the benefit of the indemnities and exculpatory provisions provided for hereunder and under the other Loan Documents. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.

(m) (i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make any Communication by posting such Communication on the Approved Electronic Platform. The Administrative Agent, the Lenders and the Issuing Banks agree that the Loan Parties may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an Approved Borrower Portal.

(ii) Although each of the Approved Electronic Platform and the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Restatement Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Banks and the Loan Parties acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender or any Issuing Bank that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Banks and the Loan Parties hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(iii) EACH OF THE APPROVED ELECTRONIC PLATFORM, THE APPROVED BORROWER PORTAL, THE COMMUNICATIONS AND THE BORROWER COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE BORROWER COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM OR THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM, THE APPROVED BORROWER PORTAL, THE COMMUNICATIONS OR THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE APPROVED ELECTRONIC PLATFORM, THE APPROVED BORROWER PORTAL, THE COMMUNICATIONS OR THE BORROWER COMMUNICATIONS. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE ARRANGERS, THE CO-SYNDICATION AGENTS, THE CO-DOCUMENTATION AGENTS OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, THE “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE), ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM OR ANY LOAN PARTY’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL, EXCEPT, IN THE CASE OF ANY APPLICABLE PARTY, TO THE EXTENT RESULTING FROM ITS OR ITS RELATED PARTIES’ GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NON-APPEALABLE JUDGMENT.

(iv) Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender or Issuing Bank for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(v) Each of the Lenders, the Issuing Banks and the Loan Parties agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal or the Communications on the Approved Electronic Platform, in each case, in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(vi) Nothing herein shall prejudice the right of the Administrative Agent, any Lender, any Issuing Bank or any Loan Party to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

(n) (i) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Loan Parties, that at least one of the following is and will be true:

(1) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(2) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(3) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(4) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(ii) In addition, unless sub-clause (1) in the immediately preceding sub-paragraph (i) is true with respect to a Lender or such a Lender has provided another representation, warranty and covenant as provided in sub-clause (4) in the immediately preceding sup-paragraph (i), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Loan Parties, that none of the Administrative Agent, any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(iii) The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (A) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents, (B) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (C) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone or other electronic communications (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

(i) if to any Credit Agreement Party, to it c/o Aptiv Corporation at 5725 Innovation Drive, Troy, Michigan, 48098, Attention of Treasurer (email bob.hoeppner@aptiv.com) and Vice President, Chief Corporate and Securities Counsel (email Rachel.Friedenberg@aptiv.com); and (in the case of a notice of a Default) with a copy to Chief Legal Officer (email kate.ramundo@aptiv.com);

(ii) if to the Administrative Agent from any Loan Party, to JPMorgan, at the address (or email address) separately provided to the Borrower Agent;

(iii) if to the Administrative Agent from any Lender or any Issuing Bank, to JPMorgan, at the address (or email address) separately provided to the Lenders and the Issuing Banks;

(iv) if to JPMorgan, in its capacity as the Issuing Bank, at the address (or email address) separately provided to the Borrower Agent;

(v) if to JPMorgan, in its capacity as the Swingline Lender, at the address (or email address) separately provided to the Borrower Agent; and

(vi) if to any other Lender or Issuing Bank, to it at its address (or email address) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished, in addition to email, by other electronic communications or using the Approved Electronic Platform pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II to any Lender or Issuing Bank if such Lender or Issuing Bank has advised the Administrative Agent that it is not capable of receiving such notices under such Article by such electronic communications or by using the Approved Electronic Platform. The Administrative Agent and each Credit Agreement Party may, in its discretion and in addition to email, agree to accept notices and other communications to it hereunder by electronic communications (including an Approved Borrower Portal) pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address, email or telephone number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any change by a Lender or an Issuing Bank, by notice to the Borrower Agent and the Administrative Agent). Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), and (ii) notices or communications posted to an Approved Electronic Platform shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

SECTION 9.02. Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by a Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as otherwise expressly set forth in this Agreement (including Section 2.13(b)) or in any other Loan Document (with respect to such Loan Document), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Credit Agreement Parties and the Required Lenders or by the Credit Agreement Parties and the Administrative Agent with the consent of the Required

Lenders and (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Loan Parties that are party thereto and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) extend or increase the Commitment of any Lender without the written consent of such Lender, it being understood that a waiver of (or amendment to the terms of) any condition precedent set forth in Section 4.02, any Default or any mandatory prepayment shall not constitute an increase of any Commitment of any Lender, but that any waiver of (or amendment to the terms of) any condition set forth in Section 4.02 following the Restatement Effective Date shall require the consent of the Required Facility Lenders with respect to the Facility under which an extension of credit is to be made, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest or premium thereon, or reduce any fees payable hereunder, without the written consent of each Lender and Issuing Bank directly and adversely affected thereby; provided that, with respect to any Class of Loans or Commitments, only the consent of the Required Facility Lenders in respect of such Class shall be necessary to amend Section 2.12(d) or to waive any obligation of the Borrowers to pay interest at the rate set forth in Section 2.12(d) with respect to such Class of Loans and/or Commitments, as applicable, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby, it being understood that the waiver of (or amendment to the terms of) any Default or any mandatory prepayment shall not constitute a postponement of any date scheduled for the payment of principal or interest, (iv) change Section 2.17(b) or 2.17(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each adversely affected Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders,” “Required Facility Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender directly and adversely affected thereby, or (vi) release the Parent Entity, or all or substantially all of the other Guarantors, from their obligations under the Guaranty without the written consent of each Lender (except for any such release expressly provided for hereunder); provided further that (A) no such agreement shall amend, modify or otherwise affect the rights, obligations or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the relevant Issuing Bank or the Swingline Lender, as the case may be and (B) no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) above and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification.

(c) Notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower Agent (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Exposures and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders (or equivalent).

(d) Notwithstanding anything in this Section 9.02 to the contrary, (I) technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower Agent and the Administrative Agent to the extent necessary or appropriate (i) to integrate any Incremental Term Loans or any Increased Commitments or any Extended Revolving Commitments, including by providing for the extension of scheduled final maturity thereof on terms set forth in Section 2.20, (ii) to integrate borrowings and issuances of Letters of Credit in Alternative Currencies or additional Borrowers organized in jurisdictions other than the United States, (iii) to cure any ambiguity, omission, defect or inconsistency and (iv) as contemplated by the definition of Permitted Foreign Borrower Jurisdiction and to integrate any Limited Recourse Foreign Subsidiary Borrower and (II) any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders.

(e) The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender, and each Person that subsequently becomes a Lender.

(f) In addition, notwithstanding anything in this Agreement to the contrary, this Agreement may be amended after the Restatement Effective Date without consent of the Lenders, so long as no Event of Default shall have occurred and be continuing, as follows:

(i) to designate (X) any Domestic Subsidiary of the Parent Entity that is a Restricted Subsidiary as a Domestic Subsidiary Borrower or (Y) the Parent Entity or any Subsidiary of the Parent Entity that is a Restricted Subsidiary, in each case, that is organized under the laws of a Permitted Foreign Borrower Jurisdiction as a Foreign Borrower, upon (A) ten (10) Business Days (or such lesser period as may be agreed by the Administrative Agent) prior notice to the Administrative Agent (such notice to contain the name, primary business address and taxpayer identification number of such Subsidiary), (B) the execution and delivery by the Parent Entity or such Subsidiary, as applicable, the Borrower Agent and the Administrative Agent of a Joinder Agreement, substantially in the form of Exhibit C (each, a “Joinder Agreement”), providing for the Parent Entity or such Subsidiary to become a Domestic Subsidiary Borrower or Foreign Borrower, as applicable, (C) except as permitted in Section 2.19 with respect to Limited Recourse Foreign Subsidiary Borrowers, the agreement and acknowledgement by the Parent Entity and each other Guarantor that the Guaranty covers the Obligations of such additional Borrower, (D) the delivery to the Administrative Agent of corporate or other applicable resolutions, other corporate or other applicable documents, certificates and legal opinions in respect of the Parent Entity or such Subsidiary reasonably equivalent to comparable documents delivered on the Restatement Effective Date and (E) the delivery to the Administrative Agent of any documentation or other information reasonably requested by the Administrative Agent and necessary to satisfy obligations of the Lenders described in Section 9.13 or any applicable “know your customer” or other anti-money laundering laws; and

(ii) to remove the Parent Entity or any Subsidiary (other than the U.S. Parent Borrower) as a Borrower upon (A) execution and delivery by the Parent Entity and the Borrower Agent to the Administrative Agent of a written notification to such effect, (B) repayment in full of all Loans made to such Borrower, (C) repayment in full of all other amounts owing by such Borrower under this Agreement and the other Loan Documents and (D) the deposit in a cash collateral account opened by the Administrative Agent of an amount equal to the aggregate then undrawn and unexpired amount of all Letters of Credit issued for the account of such Borrower (calculated, in the case of Letters of Credit denominated in Alternative Currencies, at the Dollar Equivalent thereof on the date of removal) (it being agreed that any such repayment shall be in accordance with the other terms of this Agreement).

SECTION 9.03. Expenses; Limitation of Liability; Indemnity; Etc.

(a) Expenses. The Credit Agreement Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their Affiliates, limited, in the case of legal expenses, to the reasonable and documented fees, charges and disbursements of a single counsel for the Arrangers and the Administrative Agent in each of the United States, England and Wales, Ireland and Jersey (and, if necessary, one local counsel in each other applicable jurisdiction and regulatory counsel), in connection with the syndication of the credit facilities provided for herein, including the arrangement and syndication thereof and the preparation, execution and delivery of the Engagement Letter and the Fee Letters, as well as the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the relevant Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, limited, in the case of legal expenses, to the reasonable and documented fees, charges and disbursements of a single counsel in each of the United States, England and Wales, Ireland and Jersey (and, if necessary, one local counsel in each other applicable jurisdiction and regulatory counsel), in connection with the enforcement, collection or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. For the avoidance of doubt, this Section 9.03(a) shall not apply to Taxes, except any Taxes that represent losses, claims, damages or liabilities arising from any non-Tax claim.

(b) Limitation of Liability. To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any Liabilities against any other party hereto or any other Lender-Related Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that this sentence shall not limit any Loan Party’s indemnification obligations set forth in this Section or in any other agreement to which such Loan Party is a party to the extent the relevant special, indirect, consequential or punitive damages are included in any third party claim in connection with which the relevant Lender-Related Person is entitled to indemnification hereunder. No Loan Party shall assert, and each hereby waives, any claim against any Lender-Related Person for any Liabilities arising from the use by others of any information or other materials (including personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet, the Approved Electronic Platform), except, in the case of any Lender-Related Person, to the extent resulting from its or its Related Parties’ gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction by final and non-appealable judgment.

(c) Indemnity. The Credit Agreement Parties shall indemnify, on a joint and several basis, the Administrative Agent, each Arranger, each Co-Syndication Agent, each Co-Documentation Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related reasonable and documented out-of-pocket expenses, limited, in the case of legal expenses, to the reasonable and documented fees, charges and disbursements of a single counsel for the Indemnitees in each of the United States, England and Wales, Ireland and Jersey (and, if necessary, one local counsel in each other applicable jurisdiction and in the event of actual or reasonably perceived conflicts of interest, one additional counsel in each of the United States, England and Wales, Ireland and Jersey and each other applicable jurisdiction for each group of similarly situated Indemnitees), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby and the syndication of the Revolving Commitments and Term Loans by the Arrangers, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) to the extent relating to or arising from any of the foregoing, any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent Entity or any of its Restricted Subsidiaries, or any Environmental Liability related in any way to the Parent Entity or any of its Restricted Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether commenced by a Loan Party or any other Person; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its officers, directors, employees, Affiliates or controlling Persons or (ii) except in the case of any claim, litigation, investigation or proceeding brought by an Indemnitee against the Administrative Agent, any Arranger, any Co-Documentation Agent, any Co-Syndication Agent or any other titled person in its capacity or in fulfilling its role as such arise from disputes solely among Indemnitees and do not involve any conduct by the Parent Entity or any of its Subsidiaries or other Affiliates. For the avoidance of doubt, this Section 9.03(c) shall not apply to Taxes, except any Taxes that represent Liabilities or expenses arising from any non-Tax claim.

(d) Lender Obligations. To the extent the Credit Agreement Parties fail to pay any amount required to be paid by them to the Administrative Agent (or any sub-agent thereof), any Issuing Bank or the Swingline Lender, or any Related Party of any of the foregoing Persons, under paragraph (a) or (c) of this Section, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank or the Swingline Lender, or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified Liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent), such Issuing Bank or the Swingline Lender in its capacity as such, or by or against any Related Party of any of the foregoing Persons acting for the Administrative Agent (or any such sub-agent), any Issuing Bank or the Swingline Lender in connection with such capacity. For purposes of this paragraph, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Revolving Exposure of all Revolving Lenders, unused Commitments and the outstanding Term Loans, in each case, at such time (or most recently outstanding and in effect); provided that, for such purpose, the Revolving Exposure of any Revolving Lender that is the Swingline Lender shall be deemed to exclude that portion of its Global Swingline Exposure or its U.S. Swingline Exposure that exceeds its Applicable

Percentage of the aggregate principal amount of all outstanding Global Swingline Loans or U.S. Swingline Loans, as the case may be, adjusted to give effect to any reallocation under Section 2.22(a) of the Swingline Exposures of Defaulting Lenders in effect at such time, and the unused Revolving Commitment of such Lender shall be determined without regard to such excess amount.

(e) General. All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor; provided, however, that an Indemnitee shall promptly refund any amount received under Section 9.03(c) to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of Section 9.03(c).

SECTION 9.04. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as expressly permitted hereunder, no Credit Agreement Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Agreement Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 9.04(c)), each Arranger, each Co-Syndication Agent, each Co-Documentation Agent and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Arrangers, the Co-Syndication Agents, the Co-Documentation Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower Agent; provided that (x) no consent of the Borrower Agent shall be required for an assignment to a Lender or an Affiliate of a Lender that is customarily engaged in the business of extending credit or investing in bank loans or, solely in the case of Term Loans, an Affiliate Fund or, if a Specified Event of Default has occurred and is continuing, to any other Eligible Assignee; and (y) the Borrower Agent shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B) the Administrative Agent; and

(C) solely in the case of assignments under any Revolving Facility, the Issuing Banks and the Swingline Lender; provided that (x) no consent of an Issuing Bank shall be required if an Event of Default occurs with respect to the Parent Entity under clause (h) or (i) of Article VII and such Issuing Bank has no outstanding Letters of Credit at the time of the applicable assignment and (y) no consent of the Swingline Lender shall be required if an Event of Default with respect to the Parent Entity under clause (h) or (i) of Article VII has occurred and is continuing and the Swingline Lender has no outstanding Swingline Loans at the time of the applicable assignment.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of a Term Loan, $1,000,000, unless each of the Borrower Agent and the Administrative Agent otherwise consent; provided that the Borrower Agent shall be deemed to have consented to any such assignment amount unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of each Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and related interest amounts) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Credit

Agreement Parties, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Credit Agreement Party, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.17(d) or 9.03(d), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of or notice to the Borrowers, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities that would meet the requirements of an “Eligible Assignee” (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Credit Agreement Parties, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly affects such Participant. Subject to paragraph (c)(iii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations of such Sections (it being agreed that any documentation required to be provided pursuant to Section 2.16(e) shall be provided solely to the participating Lender) and Section 2.18) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

(ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of each Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the Internal Revenue Service (“IRS”), any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS. The entries in the Participant Register shall be conclusive absent manifest error, and each Lender that sells a participation shall treat each person whose name is recorded in the Participant Register as the owner of the participation in question for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(iii) A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Agent’s prior written consent.

(iv) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or a central bank having jurisdiction over it, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(v) Notwithstanding any other provision of this Agreement, no Lender will assign its rights and obligations under this Agreement, or sell participations in its rights and/or obligations under this Agreement, to any Person that is (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation or (ii) either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar executive orders.

(vi) Notwithstanding any other provision of this Agreement, no Lender will assign its rights and obligations under this Agreement, or sell participations in its rights and/or obligations under this Agreement, to any Person that is a Disqualified Lender without the prior written consent of the Borrower Agent; provided that inclusion on the list of Disqualified Lenders shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation in any Loans or Commitments if such Person was not included on the list of Disqualified Lenders at the time of such assignment or participation.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrowers (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents (including for purposes of determining whether the Credit Agreement Parties are required to comply with Articles V and VI hereof, but excluding for purposes of Sections 2.14, 2.15, 2.16, 2.16A and 9.03 and any expense reimbursement or indemnity provisions set forth in any other Loan Document), and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(e). The provisions of Sections 2.14, 2.15, 2.16, 2.16A, 2.21 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution; Effect of Restatement. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (but do not supersede any provisions of the Fee Letters or any provision of the Engagement Letter that do not by the terms of the Engagement Letter terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each, an “Ancillary Document”) that is an Electronic Signature transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided further, that, without limiting the foregoing, (A) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders and Issuing Banks shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (B) upon the request of the Administrative Agent, any Lender or any Issuing Bank, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Loan Party hereby (1) agrees that, for all purposes, including, without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Issuing Banks and the Loan Parties, Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (2) agrees that each of the Administrative Agent, the Lenders and the Issuing Banks may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (3) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto, and (4) waives any claim against the Administrative Agent, the Lenders, the Issuing Banks and their Related Parties for any losses, claims, damages or liabilities arising solely from the Administrative Agent’s, any Lender’s and/or any Issuing Bank’s reliance on or use of Electronic Signatures and/or transmissions by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims, damages or liabilities arising as a result of the failure of any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature, in each case, except, in the case of any such Person, to the extent resulting from such Person’s or its Related Parties’ gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction by final and non-appealable judgment.

(c) Subject to Section 4.01, this Agreement amends and restates in its entirety the Third Restated Credit Agreement. All rights, benefits, indebtedness, interest, liabilities and obligations of the parties to the Third Restated Credit Agreement are hereby amended, restated, replaced and superseded, in their entirety, on the terms and provisions set forth herein; provided that all indemnification obligations of the Credit Agreement Parties pursuant to the Third Restated Credit Agreement shall survive the amendment and restatement of the Third Restated Credit Agreement pursuant to this Agreement. In furtherance of the foregoing, (i) each party hereto acknowledges and agrees that, on and as of the Restatement Effective Date, Schedule 2.01 sets forth all the Commitments of all the Lenders (and no Person whose name does not appear on Schedule 2.01 shall have, or shall be deemed to have, a Commitment on the Restatement Effective Date (and each Commitment under and as defined in the Third Restated Credit Agreement shall automatically terminate on the Restatement Effective Date), it being understood and agreed that each such Person, if a Lender under the Third Restated Credit Agreement, shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16, 2.16A and 9.03 of the Third Restated Credit Agreement) and (ii) each Global Revolving Lender acknowledges and agrees that, on the

Restatement Effective Date and without any further action on the part of any Issuing Bank or any Revolving Lender, each Issuing Bank shall have granted to such Global Revolving Lender, and such Global Revolving Lender shall have acquired from such Issuing Bank, a participation in each Existing Letter of Credit issued by such Issuing Bank and outstanding on the Restatement Effective Date equal to such Lender’s Applicable Percentage from time to time of the aggregate amount available to be drawn under such Letter of Credit.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations (in whatever currency) at any time owing by such Lender or Affiliate to or for the credit or the account of any Credit Agreement Party against any of and all the Obligations of such Credit Agreement Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that, in the case of any deposits or other obligations for the credit or the account of any Limited Recourse Foreign Subsidiary Borrower, such setoff may only be against any Obligations of such Limited Recourse Foreign Subsidiary Borrower. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or Affiliate may have. Each Lender and its Affiliates agrees to notify the Borrower Agent and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement, and any claim, controversy or dispute (whether in contract, tort or otherwise) arising under or related to this Agreement, shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding shall be heard and determined exclusively in such New York State or, to the extent permitted by law, in such Federal court, except that nothing in this Section 9.09 shall limit the ability of the Administrative Agent to enforce the provisions of any Loan Document against any Loan Party in any other jurisdiction. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process at such party’s address set forth in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each Credit Agreement Party that is not organized under the laws of any state of the United States or the District of Columbia hereby irrevocably designates, appoints and empowers the U.S. Parent Borrower, in the case of any suit, action or proceeding brought in the United States, and the U.S. Parent Borrower hereby accepts such designation, appointment and empowerment and agrees to act, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding arising out of, or in connection with, this Agreement or any other Loan Document. Such service may be made by mailing (by registered or certified mail, postage prepaid) of copies of such process to the U.S. Parent Borrower at the U.S. Parent Borrower’s address specified in Section 9.01 or at such other address as the U.S. Parent Borrower may specify pursuant to Section 9.01.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, partners, members, employees, managers, administrators, trustees and agents, including accountants, legal counsel and other advisors on a “need to know” basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (b) to the extent requested or required by any Governmental Authority or by the National Association of Insurance Commissioners or any representative thereof, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided, however, that, to the extent practicable and permitted by law, the Borrower Agent has been notified prior to such disclosure so that the Borrower Agent may seek, at the Borrower Agent’s sole expense, a protective order or other appropriate remedy), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder

(provided, however, to the extent practicable and permitted by law, the Borrower Agent is notified prior to such disclosure so that the Borrower Agent may seek, at the Borrower Agent’s sole expense, a protective order or other appropriate remedy), (f) subject to an agreement for the benefit of the Borrowers containing provisions at least as restrictive as those of this Section, to (i) any assignee or any prospective assignee of any of its rights or obligations under this Agreement (and to any Participant or prospective Participant in any of its rights or obligations under this Agreement) so long as such Lender believes such assignee, Participant or prospective assignee or Participant is, or will be, an Eligible Assignee (provided that, for the avoidance of doubt, the list of Disqualified Lenders shall be made available to all Lenders, and the “Information” for purposes of this clause (f)(i) shall include the list of Disqualified Lenders and such list shall be made available to such Person) or (ii) any direct or indirect actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap or derivative, credit insurance or similar transaction under which payments are to be made by reference to the Parent Entity, its Subsidiaries, their obligations, this Agreement or payments hereunder, (g) with the consent of the Borrower Agent, (h) on a confidential basis, to any ratings agency or the CUSIP Bureau or any similar organization in connection with the Loans and the Commitments, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or, to the knowledge of such disclosing Person, as a result of a breach of a confidentiality agreement with any other Person or (y) that is or becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Parent Entity or any Subsidiary not in violation of any obligation of confidentiality. In addition, the Administrative Agent, the Lenders and the Issuing Banks may disclose the existence of this Agreement and information about this Agreement (except for the information in the Schedules attached hereto) to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent, the Lenders and the Issuing Banks in connection with the administration and management of this Agreement, the other Loan Documents and the Commitments. For the purposes of this Section, “Information” means all information received from the Parent Entity or any Subsidiary relating to the Parent Entity and its Subsidiaries and their respective businesses, other than any such information that is publicly available (other than as a result of a breach of this Section) to the Administrative Agent, any Issuing Bank or any Lender prior to disclosure by the Parent Entity or any Subsidiary. Notwithstanding the foregoing, the Administrative Agent, the Lenders and the Issuing Banks agree not to disclose any Information to a Disqualified Lender, other than the list of Disqualified Lenders pursuant to clause (f)(i) of this Section 9.12 solely for the purpose of verifying whether a person is a Disqualified Lender. Nothing in this Section 9.12 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of these confidentiality provisions, in each case, without any notification to any Person, to any Governmental Authority or self-regulatory authority to the extent that any such prohibition on disclosure set forth in this Section 9.12 shall be prohibited by the laws or regulations of such Governmental Authority, or self-regulatory authority.

EACH LENDER AND EACH ISSUING BANK ACKNOWLEDGES THAT INFORMATION FURNISHED TO IT PURSUANT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWERS, THE OTHER LOAN PARTIES AND THEIR AFFILIATES AND RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED CUSTOMARY PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION INTENDED TO COMPLY WITH APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS, AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH SUCH CUSTOMARY PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. NOTHING IN THE FOREGOING SHALL PREVENT ANY LENDER FROM DISCLOSING INFORMATION TO THE EXTENT PERMITTED BY THE IMMEDIATELY PRECEDING PARAGRAPH.

SECTION 9.13. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act or the Beneficial Ownership Regulation hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation. The Credit Agreement Parties shall, promptly following a reasonable request by the Administrative Agent (or any Lender acting through the Administrative Agent), provide all documentation and other information that the Administrative Agent or such Lender reasonably requests and that is required to comply with its ongoing obligations under the applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 9.14. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the applicable Overnight Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15. No Fiduciary Duty. In connection with all aspects of each transaction contemplated by this Agreement, each Credit Agreement Party acknowledges and agrees, and acknowledges the other Loan Parties’ understanding, that (i) each transaction contemplated by this Agreement is an arm’s-length commercial transaction, between the Credit Agreement Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (ii) in connection with each such transaction and the process leading thereto, the Administrative Agent and the Lenders will act solely as principals and not as agents or fiduciaries of the Loan Parties or any of their stockholders, affiliates, creditors, employees or any other party, (iii) neither the Administrative Agent nor any Lender will assume an advisory or fiduciary responsibility in favor of any Loan Party or any of its Affiliates with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Administrative Agent or any Lender has advised or is currently advising any Loan Party on other matters) and neither the Administrative Agent nor any Lender will have any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated in this Agreement except the obligations expressly set forth herein, (iv) the Administrative Agent and each Lender may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and (v) neither the Administrative Agent nor any Lender has provided or will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and the Loan Parties have consulted and will consult their own legal, accounting, regulatory, and tax advisors to the extent it deems appropriate. The matters set forth in this Agreement and the other Loan Documents reflect an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand. The Credit Agreement Parties agree that the Loan Parties shall not assert any claims that any Loan Party may have against the Administrative Agent or any Lender based on any breach or alleged breach of fiduciary duty.

SECTION 9.16. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 9.16, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(d) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(e) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 9.17. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

APTIV CORPORATION, as a Borrower and as the Borrower Agent

By:	/s/ Rachel Friedenberg
Name: Rachel Friedenberg
Title: Assistant Secretary

APTIV GLOBAL FINANCING DESIGNATED ACTIVITY COMPANY, as a Borrower

By:	/s/ Darren Byrka
Name: Darren Byrka
Title: Director

APTIV PLC, as Parent Entity

By:	/s/ Robert S. Hoeppner
Name: Robert S. Hoeppner
Title: Vice President, Corporate Controller & Treasurer

[Signature Page to Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent, the Swingline Lender, an Issuing Bank and a Lender

By:	/s/ Marlon Matthews
Name: Marlon Matthews
Title: Executive Director

[Signature Page to Amended and Restated Credit Agreement]

SIGNATURE PAGE TO

THE AMENDED AND RESTATED CREDIT AGREEMENT OF APTIV PLC

BANK OF AMERICA, N.A.,
as an Issuing Bank and a Lender

By:	/s/ Eric Hill
	Name:	Eric Hill
	Title:	Director

[Signature Page to Amended and Restated Credit Agreement]

SIGNATURE PAGE TO

THE AMENDED AND RESTATED CREDIT AGREEMENT OF APTIV PLC

Barclays Bank PLC (with an Institution that is a Lender and an Issuing Bank executing both in its capacity as a Lender and an Issuing Bank)

By:	/s/ Charlene Saldanha
	Name:	Charlene Saldanha
	Title:	Director

[Signature Page to Amended and Restated Credit Agreement]

SIGNATURE PAGE TO

THE AMENDED AND RESTATED CREDIT AGREEMENT OF APTIV PLC

BNP Paribas,
as a Lender and an Issuing Bank

By:	/s/ Christopher Sked
	Name:	Christopher Sked
	Title:	Managing Director

By:	/s/ Valentin Detry
	Name:	Valentin Detry
	Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

SIGNATURE PAGE TO

THE AMENDED AND RESTATED CREDIT AGREEMENT OF APTIV PLC

CITIBANK, N.A.,
as Issuing Bank and a Lender

By:	/s/ Susan M. Olsen
Name: Susan M. Olsen
Title: Vice President

[Signature Page to Amended and Restated Credit Agreement]

SIGNATURE PAGE TO

THE AMENDED AND RESTATED CREDIT AGREEMENT OF APTIV PLC

DEUTSCHE BANK AG NEW YORK BRANCH:

By:	/s/ Marko Lukin
	Name:	Marko Lukin
	Title:	Vice President

By:	/s/ Douglas Darman
	Name:	Douglas Darman
	Title:	Director

[Signature Page to Amended and Restated Credit Agreement]

SIGNATURE PAGE TO

THE AMENDED AND RESTATED CREDIT AGREEMENT OF APTIV PLC

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Jonathan Dworkin
	Name:	Jonathan Dworkin
	Title:	Authorized Signatory

[Signature Page to Amended and Restated Credit Agreement]

SIGNATURE PAGE TO

THE AMENDED AND RESTATED CREDIT AGREEMENT OF APTIV PLC

Bank of China Limited, Chicago Branch:

By:	/s/ Libo Sun
	Name:	Libo Sun
	Title:	SVP & Branch Manager

[Signature Page to Amended and Restated Credit Agreement]

SIGNATURE PAGE TO

THE AMENDED AND RESTATED CREDIT AGREEMENT OF APTIV PLC

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Sean D. Chambers
	Name:	Sean D. Chambers
	Title:	Senior Vice President

[Signature Page to Amended and Restated Credit Agreement]

SIGNATURE PAGE TO

THE AMENDED AND RESTATED CREDIT AGREEMENT OF APTIV PLC

SOCIETE GENERALE, as Lender

By:	/s/ Kimberly Metzger
	Name:	Kimberly Metzger
	Title:	Director

[Signature Page to Amended and Restated Credit Agreement]

SIGNATURE PAGE TO

THE AMENDED AND RESTATED CREDIT AGREEMENT OF APTIV PLC

STANDARD CHARTERED BANK, as a Lender

By:	/s/ Kristopher Tracy
	Name:	Kristopher Tracy
	Title:	Director, Financing Solutions

[Signature Page to Amended and Restated Credit Agreement]

SIGNATURE PAGE TO

THE AMENDED AND RESTATED CREDIT AGREEMENT OF APTIV PLC

The Toronto-Dominion Bank, New York Branch
as a Lender

By:	/s/ David Perlman
	Name:	David Perlman
	Title:	Authorized Signatory

[Signature Page to Amended and Restated Credit Agreement]

SIGNATURE PAGE TO

THE AMENDED AND RESTATED CREDIT AGREEMENT OF APTIV PLC

TRUIST BANK,
as a Lender

By:	/s/ Jason Hembree
Name: Jason Hembree
Title: Director

[Signature Page to Amended and Restated Credit Agreement]

SIGNATURE PAGE TO

THE AMENDED AND RESTATED CREDIT AGREEMENT OF APTIV PLC

UNICREDIT BANK GMBH, NEW YORK BRANCH

By:	/s/ Michele Cioffi
Name: Michele Cioffi
Title: Director

By:	/s/ Thomas Petz
Name: Thomas Petz
Title: Managing Director

[Signature Page to Amended and Restated Credit Agreement]

SIGNATURE PAGE TO

THE AMENDED AND RESTATED CREDIT AGREEMENT OF APTIV PLC

U.S. Bank National Association

By:	/s/ Nate Quist
Name: Nate Quist
Title: Vice President

[Signature Page to Amended and Restated Credit Agreement]

SIGNATURE PAGE TO

THE AMENDED AND RESTATED CREDIT AGREEMENT OF APTIV PLC

Wells Fargo Bank, National Association

By:	/s/ Bryan Girouard
Name: Bryan Girouard
Title: Vice President

[Signature Page to Amended and Restated Credit Agreement]

SIGNATURE PAGE TO

THE AMENDED AND RESTATED CREDIT AGREEMENT OF APTIV PLC

Industrial and Commercial Bank of China Limited, New York Branch, as a Lender

By:	/s/ Xuan Zhang
Name: Xuan Zhang
Title: Assistant Vice President

By:	/s/ Yuanyuan Peng
Name: Yuanyuan Peng
Title: Executive Director

[Signature Page to Amended and Restated Credit Agreement]

SIGNATURE PAGE TO

THE AMENDED AND RESTATED CREDIT AGREEMENT OF APTIV PLC

Santander Bank, NA

By:	/s/ Brady Portaro
Name: Brady Portaro
Title: Senior Vice President

[Signature Page to Amended and Restated Credit Agreement]

SIGNATURE PAGE TO

THE AMENDED AND RESTATED CREDIT AGREEMENT OF APTIV PLC

The Bank of Nova Scotia,
as Lender

By:	/s/ Melissa Ruha
Name: Melissa Ruha
Title: Director

[Signature Page to Amended and Restated Credit Agreement]

SIGNATURE PAGE TO

THE AMENDED AND RESTATED CREDIT AGREEMENT OF APTIV PLC

The Huntington National Bank,
as Lender

By:	/s/ Lakin Brooks
	Name:	Lakin Brooks
	Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

SIGNATURE PAGE TO

THE AMENDED AND RESTATED CREDIT AGREEMENT OF APTIV PLC

The Northern Trust Company (with an Institution that is a Lender and an Issuing Bank executing both in its capacity as a Lender and an Issuing Bank)

By:	/s/ Will Hicks
	Name:	Will Hicks
	Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]